As filed with the Securities and Exchange Commission on September 5, 2014

Registration No. 333-197886

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STAR BULK CARRIERS CORP.

(Exact name of Registrant as specified in its charter)

Republic of The Marshall Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Star Bulk Carriers Corp. c/o Star Bulk Management Inc. 40 Agiou Konstantinou Str. Maroussi 15124, Athens, Greece 011-30-210-617-8400 (telephone number)	Star Bulk Carriers Corp. c/o Star Bulk (USA) LLC Attention: Hamish Norton 21 E 37th Street Garden Floor New York, New York 10016 (646) 559-1140 (telephone number)
(Address and telephone number of Registrant’s principal executive offices)	(Name, address and telephone number of agent for service)

Copies to:

Gary J. Wolfe, Esq. Robert E. Lustrin, Esq. Seward & Kissel LLP One Battery Park Plaza New York, New York 10004 (212) 574-1223 (telephone number) (212) 480-8421 (facsimile number)	Lawrence G. Wee, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000 (telephone number) (212) 492-0052 (facsimile number)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering
Common Shares, par value $0.01 per share
Preferred Shares, par value $0.01 per share
Debt Securities (5)
Guarantees (6)
Warrants (7)
Rights (8)
Units (9)
Primary Offering Total		$1,000,000,000 (1)(2)	$128,800 (3)
Secondary Offering
Common Shares, par value $0.01	67,258,287	$706,884,596 (4)	$91,046 (4)
TOTAL	67,258,287	$1,706,884,596	$219,846 *

*	Previously paid.
1.	Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial public offering price for all securities of $1,000,000,000. Also includes such indeterminate amount of debt securities and common shares and preferred stock as may be issued upon conversion or exchange for any other debt securities or preferred stock that provide for conversion or exchange into other securities.
2.	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Pursuant to General Instruction II.C of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In no event will the aggregate offering price of all securities sold by Star Bulk Carriers Corp. pursuant to this registration statement exceed $1,000,000,000.
3.	Calculated in accordance with Rule 457(o) under the Securities Act of 1933.
4.	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices per share of the registrant’s common shares as reported on the Nasdaq Global Select Market on August 1, 2014.
5.	If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $1,000,000,000.
6.	The debt securities may be guaranteed pursuant to guarantees by the subsidiaries of Star Bulk Carriers Corp. No separate compensation will be received for the guarantees. Pursuant to Rule 457(n), no separate fees for the guarantees are payable.
7.	There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $1,000,000,000.
8.	There is being registered hereunder an indeterminate number of rights as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $1,000,000,000.
9.	There is being registered hereunder an indeterminate number of units as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $1,000,000,000. Units may consist of any combination of the securities offered by Star Bulk Carriers Corp. registered hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name	Organization	Ownership percentage
Star Bulk Management Inc.	Marshall Islands	100%
Starbulk S.A.	Liberia	100%
Star Alpha LLC	Marshall Islands	100%
Star Beta LLC	Marshall Islands	100%
Star Gamma LLC	Marshall Islands	100%
Star Delta LLC	Marshall Islands	100%
Star Epsilon LLC	Marshall Islands	100%
Star Zeta LLC	Marshall Islands	100%
Star Theta LLC	Marshall Islands	100%
Star Kappa LLC	Marshall Islands	100%
Lamda LLC	Marshall Islands	100%
Star Omicron LLC	Marshall Islands	100%
Star Cosmo LLC	Marshall Islands	100%
Star Ypsilon LLC	Marshall Islands	100%
Star Aurora LLC	Marshall Islands	100%
Star Borealis LLC	Marshall Islands	100%
Star Polaris LLC	Marshall Islands	100%
Star Big LLC	Marshall Islands	100%
Star Mega LLC	Marshall Islands	100%
Star Bulk Manning LLC	Marshall Islands	100%
Star Challenger I LLC	Marshall Islands	100%
Star Challenger II LLC	Marshall Islands	100%
Star Vega LLC	Marshall Islands	100%
Star Sirius LLC	Marshall Islands	100%
Star Castle I LLC	Marshall Islands	100%
Star Castle II LLC	Marshall Islands	100%
Star Ennea LLC	Marshall Islands	100%
Star Cape I LLC	Marshall Islands	100%
Star Cape II LLC	Marshall Islands	100%
Star Asia I LLC	Marshall Islands	100%
Star Asia II LLC	Marshall Islands	100%
Star Axe I LLC	Marshall Islands	100%
Star Axe II LLC	Marshall Islands	100%
Star Seeker LLC	Marshall Islands	100%
Star Breezer LLC	Marshall Islands	100%
Oceanbulk Shipping LLC	Marshall Islands	100%
Oceanbulk Carriers LLC	Marshall Islands	100%
Premier Voyage LLC	Marshall Islands	100%
Oocape I Holdings LLC	Marshall Islands	100%
KMSRX Holdings LLC	Marshall Islands	100%
Cape Horizon Shipping LLC	Marshall Islands	100%
Cape Ocean Maritime LLC	Marshall Islands	100%
L.A. Cape Shipping LLC	Marshall Islands	100%
Grain Shipping LLC	Marshall Islands	100%
Glory Supra Shipping LLC	Marshall Islands	100%
Global Cape Shipping LLC	Marshall Islands	100%
Sky Cape Shipping LLC	Marshall Islands	100%
Pacific Cape Shipping LLC	Marshall Islands	100%
Cape Confidence Shipping LLC	Marshall Islands	100%
Cape Runner Shipping LLC	Marshall Islands	100%
Olympia Shiptrade LLC	Marshall Islands	100%

Name	Organization	Ownership percentage
Victory Shipping LLC	Marshall Islands	100%
Sea Cape Shipping LLC	Marshall Islands	100%
Coral Cape Shipping LLC	Marshall Islands	100%
Aurelia Shipping LLC	Marshall Islands	100%
Pearl Shiptrade LLC	Marshall Islands	100%
Rainbow Maritime LLC	Marshall Islands	100%
Sea Diamond Shipping LLC	Marshall Islands	100%
Majestic Shipping LLC	Marshall Islands	100%
Nautical Shipping LLC	Marshall Islands	100%
Mineral Shipping LLC	Marshall Islands	100%
White Sand Shipping LLC	Marshall Islands	100%
Clearwater Shipping LLC	Marshall Islands	100%
Domus Shipping LLC	Marshall Islands	100%
Festive Shipping LLC	Marshall Islands	100%
Gravity Shipping LLC	Marshall Islands	100%
Orion Maritime LLC	Marshall Islands	100%
Spring Shipping LLC	Marshall Islands	100%
Success Maritime LLC	Marshall Islands	100%
Ultra Shipping LLC	Marshall Islands	100%
Searay Maritime LLC	Marshall Islands	100%
Blooming Navigation LLC	Marshall Islands	100%
Oday Marine LLC	Marshall Islands	100%
Jasmine Shipping LLC	Marshall Islands	100%
Star Synergy LLC	Marshall Islands	100%
Star Omas LLC	Marshall Islands	100%
Dioriga Shipping Co.	Marshall Islands	100%
Positive Shipping Company	Marshall Islands	100%
International Holdings LLC	Marshall Islands	100%
Star Bulk (USA) LLC	Delaware	100%

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.

Subject to completion, dated September 5, 2014

PROSPECTUS

$1,000,000,000

Common Shares, Preferred Shares, Debt Securities,

Warrants, Rights and Units

and

67,258,287 Common Shares

offered by the Selling Shareholders

Through this prospectus, we may periodically offer:

(1)	common shares;

(2)	preferred shares;

(3)	our debt securities, which may be guaranteed by one or more of our subsidiaries;

(4)	our warrants;

(5)	rights; and

(6)	our units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.

The aggregate offering price of all securities issued and sold by us under this prospectus may not exceed $1,000,000,000. The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.

In addition, the selling shareholders named in this prospectus, or the Selling Shareholders, may sell in one or more offerings pursuant to this registration statement up to 67,258,287 of our common shares. The Selling Shareholders may sell any or all of these common shares on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. Information on the Selling Shareholders and the times and manners in which they may offer and sell our common shares is described under the sections entitled “Selling Shareholders” and “Plan of Distribution” in this prospectus. We will not receive any of the proceeds from the sale of our common shares by the Selling Shareholders.

Our common shares are listed on the Nasdaq Global Select Market under the symbol “SBLK.”

An investment in these securities involves risks. See the section entitled “Risk Factors” of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2014

(i)

ABOUT THIS PROSPECTUS

As permitted under the rules of the Securities and Exchange Commission, or the Commission, this prospectus incorporates important business information about us that is contained in documents that we have previously filed with the Commission but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the Commission at www.sec.gov, as well as other sources. You may also obtain copies of the incorporated documents, without charge, upon written or oral request to Star Bulk Carriers Corp., c/o Star Bulk Management Inc., 40 Agiou Konstantinou Str., Maroussi, 15124, Athens, Greece. See “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor the Selling Shareholders authorize any person to provide information other than that provided in this prospectus and the documents incorporated by reference. Neither we nor the Selling Shareholders are making an offer to sell common shares in any state or other jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus regardless of its time of delivery, and you should not consider any information in this prospectus or in the documents incorporated by reference herein to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Star Bulk,” the “Company,” “we,” “us,” “our,” or similar references, mean Star Bulk Carriers Corp. and, where applicable, its consolidated subsidiaries, and the “Selling Shareholders” refers to those of our stockholders described in “Selling Shareholders”. In addition, we use the term deadweight, or dwt, in describing the size of vessels. Dwt expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a Marshall Islands company, and our principal executive office is located outside of the United States, in Greece. Most of our directors, officers and the experts named in this registration statement reside outside the United States. In addition, a substantial portion of our assets and the assets of certain of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus includes “forward-looking statements,” as defined by U.S. federal securities laws, with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “projects,” “likely,” “would,” “could” and similar expressions or phrases may identify forward-looking statements.

All forward-looking statements involve risks and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.

In addition, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include:

•	general dry bulk shipping market conditions, including fluctuations in charterhire rates and vessel values;

•	the strength of world economies;

(ii)

•	the stability of Europe and the Euro;

•	fluctuations in interest rates and foreign exchange rates;

•	changes in demand in the dry bulk shipping industry, including the market for our vessels;

•	changes in our operating expenses, including bunker prices, dry docking and insurance costs;

•	changes in governmental rules and regulations or actions taken by regulatory authorities;

•	potential liability from pending or future litigation;

•	general domestic and international political conditions;

•	potential disruption of shipping routes due to accidents or political events;

•	the availability of financing and refinancing;

•	our ability to meet requirements for additional capital and financing to complete our newbuilding program and grow our business;

•	vessel breakdowns and instances of off-hire;

•	risks associated with vessel construction;

•	potential exposure or loss from investment in derivative instruments;

•	potential conflicts of interest involving our Chief Executive Officer, his family and other members of our senior management;

•	our ability to complete acquisition transactions as planned (including the acquisitions of vessels from Excel Maritime Carriers Ltd.); and

•	other important factors described in “Risk Factors”.

We have based these statements on assumptions and analyses formed by applying our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation, and specifically decline any obligation, except as required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

See the sections entitled “Risk Factors” of this prospectus and in our Annual Report on Form 20-F for the year ended December 31, 2013, which is incorporated herein by reference, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

(iii)

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.

Government Filings

We file annual and special reports with the Commission. You may read and copy any document that we file and obtain copies at prescribed rates from the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Our filings are also available on our website at http://www.starbulk.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the Commission and do not contain all of the information in the registration statement. The full registration statement may be obtained from the Commission or us, as indicated below. Documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any applicable prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the Commission’s Public Reference Room in Washington, D.C., as well as through the Commission’s website.

Information Incorporated by Reference

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	Annual Report on Form 20-F for the year ended December 31, 2013, filed with the Commission on March 21, 2014, containing our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed; and

•	Report on Form 6-K (the “Transaction 6-K”), filed with the Commission on September 5, 2014, including the exhibits thereto, which contain (i) our unaudited interim condensed consolidated financial statements as of and for the six months ended June 30, 2014 and 2013 and the associated Management’s Discussion and Analysis of Financial Condition and Results of Operations (Exhibit 99.1), (ii) unaudited pro forma condensed combined financial information of Star Bulk, Oceanbulk and the Pappas Companies (both as defined herein) giving effect to the Transactions (as defined herein), summary historical combined financial and other operating data of Oceanbulk (as defined herein), combined historical financial statements of Oceanbulk as of and for the year ended December 31, 2013 and the period from October 4, 2012 (date of inception) through December 31, 2012 and as of and for the six months ended June 30, 2014 and 2013 and the associated Management’s Discussion and Analysis of Financial Condition and Results of Operations (Exhibit 99.2), (iii) descriptions of the merger agreement and various shareholder and registration rights agreements entered into in connection with the July 2014 Transactions (as defined herein) and certain related party transactions (Exhibit 99.3) and (iv) a description of the agreements entered into in connection with the Excel Transactions (as defined herein) (Exhibit 99.4).

(iv)

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and any underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above mentioned filing or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

Star Bulk Carriers Corp.

c/o Star Bulk Management Inc.

40 Agiou Konstantinou Str.

Maroussi 15124, Athens, Greece

011-30-210-617-8400 (telephone number)

Information provided by the Company

We will furnish holders of shares of our common stock with Annual Reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the Nasdaq Global Select Market, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

(v)

PROSPECTUS SUMMARY

This summary highlights information that appears later in this prospectus and is qualified in its entirety by the more detailed information and financial statements included or incorporated by reference elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should carefully review the entire prospectus, including the section of this prospectus entitled “Risk Factors” and the more detailed information that appears later in this prospectus before making an investment in our common shares. Where we refer to information on a “fully delivered basis,” we are referring to such information after giving effect to the delivery of all newbuilding vessels and all vessels being acquired from Excel Maritime Carriers Ltd. (“Excel”) in the Excel Transactions (as defined below).

Our Business

We are an international shipping company with extensive operational experience that owns and operates a fleet of dry bulk carrier vessels. On a fully delivered basis, we will have a fleet of 103 vessels consisting primarily of Capesize as well as Kamsarmax, Ultramax and Supramax vessels with a carrying capacity between 38,900 dwt and 209,000 dwt. Our fleet includes, as of August 20, 2014, our 33 existing vessels, including two vessels we expect to receive from Heron (as defined below), 34 vessels to be acquired from Excel by the end of 2014 (five of which had already been delivered as of September 5, 2014) and 36 vessels currently under construction at leading shipyards in Japan and China. Our vessels transport a broad range of major and minor bulk commodities, including ores, coal, grains and fertilizers, along worldwide shipping routes. Our highly experienced executive management team, with a combined 120 years of shipping industry experience, is led by Mr. Petros Pappas, who has more than 35 years of shipping industry experience and has managed more than 260 vessel acquisitions and dispositions.

On July 11, 2014, we closed transactions with entities affiliated with Oaktree Capital Management, L.P. and the family of Mr. Pappas, in which we acquired Oceanbulk Carriers LLC and Oceanbulk Shipping LLC (collectively “Oceanbulk”), two entities affiliated with the family of Mr. Pappas as well as a loan that is expected to be converted into a 50% interest in a joint venture, Heron Ventures Limited (“Heron”) (collectively, the “July 2014 Transactions”). As a result of the July 2014 Transactions, we added to our fleet 16 operating vessels (including one vessel, Peloreus, that was under contract and delivered on July 22, 2014, and two vessels we expect to have distributed to us by Heron in the near future), with an average age of 5.5 years as of August 1, 2014 and an aggregate capacity of approximately 1.9 million dwt, and contracts for the construction of 25 vessels under construction, which have an aggregate capacity of approximately 3.6 million dwt. In connection with the July 2014 Transactions, Mr. Pappas became our Chief Executive Officer, and our former Chief Executive Officer, Mr. Spyros Capralos, became our Non-Executive Chairman. See “Recent Developments—The July 2014 Transactions.”

On August 19, 2014, we entered into definitive agreements with Excel pursuant to which we will acquire 34 operating dry bulk vessels, consisting of six Capesize vessels, 14 sistership Kamsarmax vessels, 12 Panamax vessels and two Handymax vessels (the “Excel Vessels”). The transfers of the Excel Vessels are expected to occur by the end of 2014 on a vessel-by-vessel basis, in general upon reaching port after their current voyages and cargoes are discharged. As of September 5, 2014, five of the Excel Vessels (Star Kamila (ex Iron Bradyn), Star Nasia (ex Iron Anne), Star Natalie (ex Angela Star), Star Aline (ex Iron Knight) and Star Tatianna (ex Fortezza)) had been delivered to us. We refer to the foregoing transactions, together, as the “Excel Transactions”, and we refer to the July 2014 Transactions and the Excel Transactions, together, as the “Transactions.” See “Recent Developments—The Excel Transactions.”

As of August 20, 2014, our existing fleet of 33 vessels (which includes two vessels to be received from Heron), has an aggregate capacity of approximately 3.5 million dwt, which will be increased by approximately 3.2 million dwt with the addition of the Excel Vessels. We also have under contract 36 of the latest generation

“Eco-type” vessels, which we define as vessels that are designed to be more fuel-efficient than standard vessels of similar size and age. As of August 20, 2014, the total payments for our 36 newbuilding vessels were expected to be $1,556.2 million, of which we had already paid $224.5 million. As of August 20, 2014, we had obtained commitments for $562.7 million of secured debt for 17 newbuilding vessels, we were in negotiations for an additional $414.8 million of secured debt for 16 newbuilding vessels, and we were targeting an additional $95.6 million of secured debt for the remaining three newbuilding vessels. By the end of the second quarter of 2016, we expect our fleet to consist of 103 wholly owned vessels, with an average age of 7.8 years and an aggregate capacity of 11.9 million dwt. As of August 20, 2014, the average age of our existing fleet was 7.3 years. On a fully delivered basis and based on publicly available information, we believe our fleet will make us the largest publicly traded dry bulk shipping company by deadweight tonnage.

Our fleet is well-positioned to take advantage of economies of scale in commercial, technical and procurement management, with all the Excel Vessels to be delivered during 2014 and 30 of our 36 newbuilding vessels expected to be delivered during 2014 and 2015. For our existing fleet, the Excel Vessels and our newbuildings, we have focused on vessels built at leading Japanese and Chinese shipyards, which, in our experience, are more reliable and less expensive to operate and are accordingly preferred by charterers. Currently, because of prevailing market conditions, we primarily employ our vessels in the spot market, under short term time charters or voyage charters. While employing the vessels under a voyage charter may require more management attention than under time charters, the vessel owner benefits from any fuel savings it can achieve because fuel is paid for by the vessel owner. On a fully-delivered basis, we will have a large, modern, fuel-efficient and high-quality fleet, which emphasizes the largest Eco-type Capesize and Newcastlemax vessels, built at leading shipyards and featuring the latest technology. As a result, we believe we will have an opportunity to capitalize on rising market demand during a period of reduced fleet growth, customer preferences for our ships and economies of scale, while enabling us to capture the benefits of fuel cost savings through spot time charters or voyage charters.

Our Founder and His Track Record

Our founder and Chief Executive Officer, Mr. Pappas, has an established track record in the dry bulk industry, with more than 35 years of experience and more than 260 vessel acquisitions and dispositions. Entities under his management and control owned up to 30 vessels in 2001, most of which were acquired during the first quarter of 1997, the second quarter of 1998 and the second quarter of 2001, periods corresponding to low asset values and freight rates. Substantially all of the vessels were sold by the end of 2005, during a period of vessel values and levels of the Baltic Dry Index (“BDI”) (a daily average of charter rates for key dry bulk routes) that were record highs at the time.

As further described under “Business Overview—Our Chief Executive Officer and His Track Record,” Mr. Pappas has extensive experience in operating and investing in shipping, including through his principal shipping operations and investment vehicle, Oceanbulk Maritime S.A. (“Oceanbulk Maritime”).

Our Fleet

We have built a fleet through timely and selective acquisitions of secondhand and newbuilding vessels. Because of the industry reputation and extensive relationships of Mr. Pappas and the other members of our senior management, we have been able to contract for our newbuilding vessels with leading shipyards at prices that we believe reflect the recent bulk shipping downturn. We believe that owning a modern, well-maintained fleet reduces operating costs, improves the quality of service we deliver and provides us with a competitive advantage in securing favorable spot time charters and voyage charters with high-quality counterparties. Each of our newbuilding vessels will be equipped with a vessel remote monitoring system that will provide data to a central location in order to monitor fuel and lubricant consumption and efficiency on a real-time basis. We expect to retrofit all of our existing vessels and Excel Vessels with a similar monitoring system. While these monitoring systems are generally available in the shipping industry, we believe that they can be cost-effectively employed only by large-scale shipping operators, such as us.

Our fleet, which emphasizes large Capesize vessels, primarily transports minerals from the Americas and Australia to East Asia, particularly China, but also Japan, Korea, Taiwan, Indonesia and Malaysia. Our Supramax vessels carry minerals, grain products and steel between the Americas, Europe, Africa, Australia and Indonesia and from these areas to China, Korea, Japan, Taiwan, the Philippines and Malaysia.

Our newbuilding vessels are being built at leading Japanese and Chinese shipyards. See “Business Overview—Our Fleet” for more information on these shipyards. The following table summarizes key information about our fully delivered fleet, as of August 20, 2014:

Existing Fleet

	Vessel Name	Dry bulk Vessel Type	Capacity (dwt.)	Year Built	Charter Type/ Month of Contract Expiry
1	Peloreus	Capesize	182,000	2014	—
2	Obelix	Capesize	181,433	2011	Voyage charter/ August 2014
3	Pantagruel	Capesize	180,181	2004	—
4	Star Borealis	Capesize	179,678	2011	Voyage charter/ October 2014
5	Star Polaris	Capesize	179,600	2011	Voyage charter/ October 2014
6	Big Fish	Capesize	177,662	2004	Dry dock
7	Kymopolia	Capesize	176,990	2006	Voyage charter/ October 2014
8	Big Bang	Capesize	174,109	2007	Time charter/ September 2014
9	Star Aurora	Capesize	171,199	2000	Time charter/ August 2014
10	Star Mega	Capesize	170,631	1994	—
11	Star Big	Capesize	168,404	1996	Time charter/ November 2015
12	Amami (1)	Post Panamax	98,681	2011	Time charter/ February 2016
13	Madredeus (1)	Post Panamax	98,681	2011	Time charter/ April 2016
14	Star Sirius (1)	Post Panamax	98,681	2011	Time charter/ June 2016
15	Star Vega (1)	Post Panamax	98,681	2011	Time charter/ August 2016
16	Pendulum	Kamsarmax	82,619	2006	—
17	Mercurial Virgo	Kamsarmax	81,545	2013	Time charter/ September 2014
18	Magnum Opus	Kamsarmax	81,022	2014	Voyage charter / October 2014
19	Tsu Ebisu	Kamsarmax	81,001	2014	Time charter/ October 2014
20	Star Challenger	Ultramax	61,462	2012	Time charter/ September 2014
21	Star Fighter	Ultramax	61,455	2013	Time charter/ August 2014
22	Maiden Voyage	Supramax	58,722	2012	Time charter/ September 2014
23	Strange Attractor	Supramax	55,742	2006	Time charter/ September 2014
24	Star Omicron	Supramax	53,489	2005	Time charter/ August 2014
25	Star Gamma	Supramax	53,098	2002	Time charter/ September 2014
26	Star Zeta	Supramax	52,994	2003	Time charter/ October 2014
27	Star Delta	Supramax	52,434	2000	Time charter/ September 2014
28	Star Theta	Supramax	52,425	2003	Time charter/ October 2014
29	Star Epsilon	Supramax	52,402	2001	Time charter/ August 2014
30	Star Cosmo	Supramax	52,247	2005	—
31	Star Kappa	Supramax	52,055	2001	Time charter/ August 2014
32	ABYO Angelina	Kamsarmax	82,987	2006	—
33	ABYO Gwyneth	Kamsarmax	82,790	2006	Time charter/ September 2014

	Total existing dwt:		3,487,100 dwt

(1)	These vessels were acquired subject to long-term charters to Glocal Japan Inc. that expire between February 2016 and August 2016, at a gross charterhire rate of $15,000 per day.
(2)	These vessels will be delivered to us by December 31, 2014.

Excel Vessels

	Vessel Name	Dry bulk Vessel Type	Capacity (dwt.)	Year Built	Shipyard
1	Christine (tbn Star Martha) (1)	Capesize	180,300	2010	Koyo Dock Japan
2	Sandra (tbn Star Pauline) (1)	Capesize	180,300	2008	Koyo Dock Japan
3	Iron Miner (tbn Star Angie)	Capesize	177,900	2007	SWS China
4	Lowlands Beilun (tbn Star Despoina) (1)	Capesize	170,200	1999	Halla Korea
5	Iron Beauty (tbn Star Monisha)	Capesize	164,900	2001	CSBC China
6	Kirmar (tbn Star Eleonora)	Capesize	164,200	2001	CSBC China
7	Star Kamila (ex Iron Bradyn) (2)	Kamsarmax	82,500	2005	Tsuneishi Japan
8	Iron Manolis (tbn Star Sophia)	Kamsarmax	82,500	2007	Tsuneishi Japan
9	Pascha (tbn Star Danai)	Kamsarmax	82,500	2006	Tsuneishi Japan
10	Coal Gypsy (tbn Star Renee)	Kamsarmax	82,500	2006	Tsuneishi Japan
11	Coal Hunter (tbn Star Georgia)	Kamsarmax	82,500	2006	Tsuneishi Japan
12	Star Nasia (ex Iron Anne) (2)	Kamsarmax	82,500	2006	Tsuneishi Japan
13	Iron Brooke (tbn Star Markella)	Kamsarmax	82,500	2007	Tsuneishi Japan
14	Iron Fuzeyya (tbn Star Laura)	Kamsarmax	82,500	2006	Tsuneishi Japan
15	Iron Vassilis (tbn Star Moira)	Kamsarmax	82,500	2006	Tsuneishi Japan
16	Ore Hansa (tbn Star Jennifer)	Kamsarmax	82,500	2006	Tsuneishi Japan
17	Santa Barbara (tbn Star Mariella)	Kamsarmax	82,500	2006	Tsuneishi Japan
18	Iron Bill (tbn Star Helena)	Kamsarmax	82,500	2006	Tsuneishi Japan
19	Iron Kalypso (tbn Star Nina)	Kamsarmax	82,500	2006	Tsuneishi Japan
20	Iron Lindrew (tbn Star Maria)	Kamsarmax	82,500	2007	Tsuneishi Japan
21	Grain Express (tbn Star Iris)	Panamax	76,500	2004	Tsuneishi Japan
22	Grain Harvester (tbn Star Emily)	Panamax	76,500	2004	Tsuneishi Japan
23	Star Aline (ex Iron Knight) (2)	Panamax	76,500	2004	Tsuneishi Japan
24	Isminaki (tbn Star Christianna)	Panamax	74,600	1998	Sasebo Japan
25	Star Natalie (ex Angela Star)(2)	Panamax	73,800	1998	Sumitomo Japan
26	Elinakos (tbn Star Nicole)	Panamax	73,800	1997	Sumitomo Japan
27	Rodon (tbn Star Elle)	Panamax	73,700	1993	Hyundai Heavy Industries Korea
28	Coal Pride (tbn Star Vanessa)	Panamax	72,500	1999	Imabari Japan
29	Happy Day (tbn Star Claudia)	Panamax	71,700	1997	Hitachi Korea
30	Birthday (tbn Star Monika)	Panamax	71,500	1993	Hitachi Korea
31	Powerful (tbn Star Julia)	Panamax	70,100	1994	Hudong China
32	Star Tatianna (ex Fortezza)(2)	Panamax	69,600	1993	Tsuneishi Japan
33	Emerald (tbn Star Michele)	Handymax	45,600	1998	Tsuneishi Japan
34	Princess 1 (tbn Star Kim)	Handymax	38,900	1994	I.H.I Japan

	Total acquired dwt:		3,158,100 dwt

(1)	These vessels are subject to long term charters that expire between August 2015 and November 2015.
(2)	These vessels had been delivered to us as of September 5, 2014.

Newbuilding Vessels

	Vessel Name	Dry bulk Vessel Type	Capacity (dwt.)	Shipyard (1)	Expected Delivery Date
1	HN 214 (tbn Leviathan)	Capesize	182,000	JMU	September 2014
2	HN 5016 (tbn Indomitable)	Capesize	182,160	JMU	November 2014
3	HN 1061 (3)	Ultramax	64,000	Yangzijiang	January 2015
4	HN 1063 (3)	Ultramax	64,000	Yangzijiang	January 2015 (2)
5	HN 1062 (3)	Ultramax	64,000	Yangzijiang	February 2015 (2)
6	HN 5017	Capesize	182,000	JMU	March 2015
7	HN NE 164 (tbn Honey Badger)	Ultramax	61,000	NACKS	March 2015 (2)
8	HN NE 165	Ultramax	61,000	NACKS	March 2015 (2)
9	HN NE 166	Newcastlemax	209,000	NACKS	April 2015 (2)
10	HN 1064 (3)	Ultramax	64,000	Yangzijiang	April 2015 (2)
11	HN 1312	Capesize	180,000	SWS	April 2015 (2)
12	HN NE 167	Newcastlemax	209,000	NACKS	May 2015 (2)
13	HN 5040 ( tbn Star Acquarius)	Ultramax	60,000	JMU	June 2015
14	HN 1313	Capesize	180,000	SWS	June 2015 (2)
15	HN 1338 (tbn Star Aries)	Capesize	180,000	SWS	June 2015 (2)
16	HN 1080	Ultramax	64,000	Yangzijiang	July 2015
17	HN 5055	Capesize	182,000	JMU	July 2015
18	HN NE 184	Newcastlemax	209,000	NACKS	July 2015
19	HN 1372 (tbn Star Libra) (4)	Newcastlemax	208,000	SWS	July 2015 (2)
20	HN 1081	Ultramax	64,000	Yangzijiang	August 2015
21	HN 5056	Capesize	182,000	JMU	August 2015
22	HN 5043 (tbn Star Pisces)	Ultramax	60,000	JMU	September 2015
23	HN 1082	Ultramax	64,000	Yangzijiang	September 2015
24	HN 1359 (4)	Newcastlemax	208,000	SWS	September 2015 (2)
25	HN NE 196 (tbn Star Antares)	Ultramax	61,000	NACKS	September 2015 (2)
26	HN NE 197 (tbn Star Lutas)	Ultramax	61,000	NACKS	October 2015 (2)
27	HN 1083	Ultramax	64,000	Yangzijiang	November 2015
28	HN 1360 (4)	Newcastlemax	208,000	SWS	December 2015
29	HN 1339 (tbn Star Taurus)	Capesize	180,000	SWS	December 2015 (2)
30	HN 1371 (tbn Star Virgo) (4)	Newcastlemax	208,000	SWS	December 2015 (2)
31	HN 1342 (tbn Star Gemini)	Newcastlemax	208,000	SWS	January 2016
32	HN NE 198 (tbn Star Poseidon)	Newcastlemax	209,000	NACKS	February 2016 (2)
33	HN 1361 (4)	Newcastlemax	208,000	SWS	March 2016 (2)
34	HN 1343 ( tbn Star Leo)	Newcastlemax	208,000	SWS	April 2016
35	HN 1362 (4)	Newcastlemax	208,000	SWS	May 2016 (2)
36	HN 1363 (4)	Newcastlemax	208,000	SWS	June 2016 (2)

	Total newbuilding dwt:		5,214,160 dwt
	Total existing dwt:		3,487,100 dwt
	Total acquired dwt:		3,158,100 dwt

	Total fully delivered dwt:		11,859,360 dwt

(1)	As used in herein, “JMU” refers to Japan Marine United, “SWS” refers to Shanghai Waigaoqiao Shipbuilding Co., Ltd., “NACKS” refers to Nantong COSCO KHI Ship Engineering Co., Ltd., and “Yangzijiang” refers to Jiangsu Yangzijiang Shipbuilding Co. Ltd.
(2)	The indicated expected delivery dates for the respective newbuilding vessels reflect delivery dates that are earlier than the respective contracted delivery dates.
(3)	We have entered into bareboat charters with affiliates of the Yangzijiang shipyard for these vessels with the option to purchase the vessels at any time and a purchase obligation upon the completion of the eighth year of the bareboat charterparty.
(4)	We have entered into bareboat charters with affiliates of the SWS shipyard for these vessels with the option to purchase the vessels at any time and a purchase obligation upon the completion of the tenth year of the bareboat charterparty.

Significant Fuel Savings of Our Eco-type Vessels

We believe that our investment in modern fuel efficient Eco-type newbuilding vessels will help us generate a superior time charter equivalent rate per day (“TCE rate”) compared to standard Baltic description vessels. All of our Eco-type newbuildings have significant technological improvements over the existing dry bulk vessels in their respective size categories, such as electronically controlled engines and optimized hull and propeller designs that have reduced water resistance and helped decrease fuel consumption.

While the shipping industry uses TCE rate as a key performance indicator, cargo owners chartering vessels on a voyage basis generally consider the cost per ton to move their cargo between ports and generally are indifferent to the resulting TCE rate, which depends on fuel costs, port and canal costs and speed. Two ships generating the same gross revenue per ton for the same voyage can therefore earn very different TCE rates based on different fuel consumption, speed and the number of tons of cargo each can carry.

When freight rates are relatively low (leading to low TCE rates), our Eco-type vessels enable us to generate higher TCE rates than non-Eco ships even when both are operated at low “Eco speeds,” which are the lowest speeds typically specified by the owners of vessels for normal operations. As freight rates rise, higher speeds are more profitable but our Eco-ships maintain an advantage. The advantage of Eco-ships and lower speeds increases as fuel prices rise.

The following table illustrates the TCE rates that we expect would be achievable on a Brazil to China round-trip (a common route for Capesize and larger vessels) voyage charter at freight rates of $20 per ton and $40 per ton (which we believe is a representative range of historical freight rates) by various types of vessels operating at full speed and Eco speed (assuming bunker prices of $600 per ton) based on information currently available through publicly available sources (although future results may vary and could be different from those presented here):

	Our Eco Vessels				Standard Baltic Non-Eco Capesize Vessels
	Our JMU Cape (182,000 dwt)		Our SWS Newcastlemax (208,000 dwt)		Old Baltic Cape (172,000 dwt)		New Baltic Cape (180,000 dwt)
	Full Speed	Eco Speed	Full Speed	Eco Speed	Full Speed	Eco Speed	Full Speed	Eco Speed
Laden Leg
Laden speed (knots)	14.0	12.0	14.0	12.0	14.5	12.0	14.0	12.0
Fuel consumption (tons / day)	46.0	31.0	56.8	36.0	56.0	44.0	62.0	43.0
Ballast Leg
Ballast speed (knots)	14.5	13.0	15.0	13.0	15.0	13.0	15.0	13.0
Fuel consumption (tons / day)	41.0	26.0	54.2	33.0	56.0	44.0	62.0	43.0
Freight Rate of $20 / ton
TCE rate (2)	$19,130	$21,929	$19,941	$24,325	$11,876	$11,981	$9,845	$14,016
Freight Rate of $40 / ton
TCE rate (2)	$64,000	$61,752	$71,796	$69,691	$55,780	$49,745	$54,874	$53,395

(1)	For the Old Baltic Capesize vessel, we used the Eco speed cited by an actual ship in operation with specifications that were similar to the Old Baltic Capesize vessel.
(2)	See Appendix 1 to this prospectus for a detailed calculation of expected TCE rates.

Assuming that the charter market remains at current levels, we intend to operate our vessels in the spot (or voyage) and short-term time charter market in order to benefit from increases in charter rates. If charter market levels rise, we may employ our existing fleet in the time charter market, while we may be able to more advantageously employ our newbuilding fleet in the spot market in order to capture the benefit of available fuel cost savings.

Our Competitive Strengths

We believe that we possess a number of competitive strengths in our industry, including:

Track record of fleet growth with an extensive pipeline of attractive newbuilding vessels

Since 2007, assuming completion of the Excel Transactions, we will have successfully acquired 72 modern dry bulk carrier vessels built between 1992 and 2014, with a total capacity of approximately 11.8 million dwt, including 21 Capesize, four Post-Panamax, 20 Kamsarmax, 13 Panamax, two Ultramax, 10 Supramax and two Handymax vessels. During the same period we have successfully disposed of five older dry bulk carrier vessels, including four Capesize and one Panamax vessel.

Our existing fleet of 33 modern dry bulk carrier vessels (which includes two vessels to be received from Heron) and the 34 Excel Vessels were built at leading Japanese, Chinese and Korean shipyards between 1993 and 2014, all of which are serving existing customers. Our management team’s newbuilding philosophy has been to focus on building vessels exclusively at what we believe to be among the leading shipyards in Japan and China rather than simply purchasing available slots at any shipyard. Based on our experience, we believe that charterers will prefer newer, high-quality vessels and that such vessels will help to reduce operating and maintenance expenses and increase utilization rates. Mr. Pappas has leveraged his relationships with the shipyards to carefully plan our 36-vessel newbuilding program, including Capesize ships built at JMU, which we believe are very desirable because of their fuel efficiency and reliability. Our newbuilding program is designed to take advantage of economies of scale as quickly as practicable, adding a total capacity of approximately 5.4 million dwt, with 30 of the 36 vessels to be delivered in 2014 to 2015. As of August 20, 2014, the average age of our existing fleet, together with the Excel Vessels was 9.6 years. When our newbuilding program is completed (which we expect at the end of the second quarter of 2016), on a fully delivered basis, our fleet is expected to consist of 103 wholly owned vessels, with an average age of 7.8 years and an aggregate capacity of 11.9 million dwt. We believe that our existing fleet, the Excel Vessels and our expected newbuilding delivery schedule give us a competitive advantage.

Focus on fuel efficiency and optimized vessel operations

All of our 36 newbuilding vessels are Eco-type vessels, and our Capesize ships being built at JMU in Japan have some of the lowest projected fuel consumption rates in the Capesize market. These fuel-efficient Eco-type vessels will enable us to take advantage of available fuel cost savings and operational efficiencies and give us the opportunity to generate advantageous TCE rates, particularly in an environment in which fuel costs are high and charterhire rates are relatively low. In addition, each of our newbuilding vessels will be equipped with a sophisticated vessel remote monitoring system that will allow us to collect real-time information on the performance of critical on-board equipment, with a particular focus on fuel consumption and engine performance. Using this information, we will be able to be proactive in identifying potential problems and evaluating optimum operating parameters during various sea passage conditions. We will also be able to compare actual vessel performance to reported vessel performance and provide feedback to crews in real time, thereby reducing the likelihood of errors or omissions by our crews. Similar systems will be retrofitted to all of our existing vessels and most of the Excel Vessels. The vessel remote monitoring system is designed to enhance our ability to manage the operations of our vessels, thereby increasing operational efficiency and reducing maintenance costs and off-hire time. In addition, because 14 of the Excel Vessels and a number of our newbuilding vessels will be sister ships, we can take advantage of efficiencies in crewing, training and spare parts inventory management and can apply technical and operational knowledge of one ship to its sister ships. In addition to our newbuilding Eco-type vessels, 30 of our existing vessels are being equipped with sliding engine valves and alpha lubricators, making them semi-Eco vessels with increased fuel efficiency and decreased lubricant consumption. Most of the Excel Vessels either are equipped or are in the process of being equipped with similar features for increased fuel efficiency and decreased lubricant consumption.

Experienced management team with an extensive track record in the shipping industry

Our company’s leadership has considerable shipping industry expertise. Our founder and Chief Executive Officer, Mr. Pappas, has an established track record in the dry bulk industry, with more than 35 years of experience and more than 260 vessel acquisitions and dispositions. Mr. Pappas has extensive experience in operating and investing in shipping, including through his principal shipping operations and investment vehicle, Oceanbulk Maritime. Mr. Pappas also has extensive relationships in the shipping industry, and he has leveraged his deep relationships with shipbuilders to formulate our newbuilding program.

Mr. Hamish Norton, our President, is also the Head of Corporate Development and Chief Financial Officer of Oceanbulk Maritime with more than 22 years of experience in the shipping industry. Prior to joining Oceanbulk Maritime, from 2007 through 2012, Mr. Norton was a Managing Director and the Global Head of the Maritime Group at Jefferies LLC, and from 2003 to 2007, he was head of the shipping practice at Bear Stearns. Mr. Norton has advised in numerous capital markets and mergers and acquisitions transactions by shipping companies.

Mr. Christos Begleris, our Co-Chief Financial Officer, has served as Deputy Chief Financial Officer of Oceanbulk Maritime since 2013 and was the Chief Financial Officer of Oceanbulk from January 2014. He has been involved in the shipping industry since 2008 and has considerable banking and capital markets experience, having executed more than $9.0 billion of acquisitions and financings.

Mr. Simos Spyrou, our Co-Chief Financial Officer, has served as Chief Financial Officer of Star Bulk since September 2011. Mr. Spyrou has more than 15 years of experience in the Greek equity and derivative markets at the Hellenic Exchanges Group.

Mr. Nicos Rescos, our Chief Operating Officer, has served as the Chief Operating Officer of Oceanbulk Maritime since April 2010 and the Commercial Director and Chief Operating Officer of Oceanbulk since April 2000. He has been involved in the shipping industry in key commercial positions since 1993 and has strong expertise in the dry bulk, container and product tanker markets, having been responsible for more than 150 vessel acquisitions and dispositions.

Mr. Zenon Kleopas, our Executive Vice-President—Technical & Operations, joined us in July 2011 and has over 30 years of experience in the shipping industry. He was actively involved in the acquisition of our initial fleet in 2007 and 2008. He has extensive experience in ship operations and supervising ship management through his continuous employment in shipping companies in the U.K. and Greece since 1980.

Extensive relationships with customers, lenders, shipyards and other shipping industry participants

Through Mr. Pappas and our senior management team, we have strong global relationships with shipping companies, charterers, shipyards, brokers and commercial shipping lenders. Our senior management team has a long track record in the voyage chartering of dry bulk ships (including those that comprise our existing fleet), which we expect will be of great benefit to us in maximizing the profitability of our newbuilding fleet. The chartering team has had long experience in the business of arranging voyage and short-term time charters and can leverage its extensive industry relationships to arrange for favorable and profitable charters. We believe that these relationships with these counterparties and our strong sale and purchase track record and reputation as a creditworthy counterparty should provide us with access to attractive asset acquisitions, chartering and ship financing opportunities. Mr. Pappas has also leveraged his deep relationships with various shipyards to enable us to implement our newbuilding program and obtain attractive slots at those shipyards.

Our Business Strategies

Our primary objectives are to grow our business profitably and to continue to grow as a successful owner and operator of dry bulk vessels. The key elements of our strategy are:

Capitalize on expected increases in demand for dry bulk shipping

We have observed a recent generally upward trend in dry bulk charterhire rates, with 12-month period charter rates for Capesize vessels having increased from an average of $13,000 per day in July 2013 to an average of $22,000 per day in August 2014. Although there can be no assurance that such trends will continue, based on our analysis of industry dynamics, we believe that dry bulk charterhire rates will continue to rise for the medium term, coinciding with our expected fleet expansion. While the charter market remains at current levels, we intend to operate our vessels in the spot and short-term time charter market in order to benefit any from increases in charter rates.

Charter our vessels in an active and sophisticated manner

Based on improving market conditions in the dry bulk shipping industry, our business strategy is centered on arranging voyage and spot time charters for our vessels, an approach that is tailored specifically to the fuel efficiency of our fleet, particularly our newbuilding vessels. While this process is more difficult and labor-intensive than placing our vessels on longer-term time charters, it can lead to greater profitability, particularly for vessels that have lower fuel consumption than typical vessels. We expect to apply the same strategy to employ the Excel Vessels as they are delivered to us, to the extent they are not subject to long-term time charters at delivery. When operating a vessel on a voyage charter, we (as owner of the vessel) will incur fuel costs, and therefore, we are in a position to benefit from fuel savings (particularly for our Eco-type vessels). If charter market levels rise, we may employ our existing fleet and the Excel Vessels in the long-term time charter market, while we may be able to more advantageously employ our newbuilding fleet in the voyage charter market in order to capture the benefit of available fuel cost savings. For a long-term time charter, a rate based in part on the projected fuel consumption of our ship must be negotiated, and we may not be given full credit by the chartering party for the fuel efficiency of our vessels.

Expand our fleet through opportunistic acquisitions of high-quality vessels at attractive prices

We have contracts for 36 additional newbuilding vessels with an aggregate capacity of approximately 5.2 million dwt. We have also entered into the Excel Transactions, pursuant to which, by the end of 2014, we agreed to acquire 34 operating vessels with an aggregate capacity of approximately 3.2 million dwt (of which five vessels with a capacity of 384,900 dwt had been delivered to us as of September 5, 2014). We intend to continue to opportunistically acquire high-quality vessels at attractive prices, and we continue to be in discussions relating to the acquisition of significant fleets in terms of deadweight tonnage and number of vessels, with our goal being to complete one or more additional acquisitions during the latter half of 2014, to the extent agreements are reached. When evaluating acquisitions, we will consider and analyze, among other things, our expectation of fundamental developments in the dry bulk shipping industry sector, the level of liquidity in the resale and charter market, the cash flow earned by the vessel in relation to its value, its condition and technical specifications with particular regard to fuel consumption, expected remaining useful life, the credit quality of the charterer and duration and terms of charter contracts for vessels acquired with charters attached, as well as the overall diversification of our fleet and customers. We believe that these circumstances combined with our management’s knowledge of the shipping industry may present an opportunity for us to grow our fleet at favorable prices.

Maintain a strong balance sheet through moderate use of leverage

We plan to finance our fleet, including future vessel acquisitions, with a mix of debt and equity, and we intend to maintain moderate levels of leverage over time (as described below), even though we may have the capacity to obtain additional financing. As of June 30, 2014, on a pro forma basis, our debt to total capitalization ratio was approximately 30-35%. By maintaining moderate levels of leverage, we maintain greater flexibility than our more leveraged competitors to operate our vessels under shorter spot or period charters. Charterers have increasingly favored financially solid vessel owners, and we believe that our balance sheet strength will enable us to access more favorable chartering opportunities, as well as give us a competitive advantage in pursuing vessel acquisitions from commercial banks and shipyards, which in our experience have recently displayed a preference for contracting with well-capitalized counterparties.

Oaktree

Oaktree is our largest shareholder. Oaktree Capital Management, L.P., together with its affiliates, is a leader among global investment managers specializing in alternative investments, with $83.6 billion in assets under management as of December 31, 2013. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Headquartered in Los Angeles, the firm has over 800 employees and offices in 16 cities worldwide. See “—Recent Developments-Oaktree Agreements” for a discussion on the various limitations on the transfer and voting of our common shares by Oaktree.

Corporate and Other Information

We are a Marshall Islands corporation with principal executive offices at 40 Agiou Konstantinou Street, 15124, Athens Greece. Our telephone number at that address is 011-30-210-617-8400. We maintain a website on the Internet at http://www.StarBulk.com. The information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus. We were incorporated in the Marshall Islands on December 13, 2006 as a wholly-owned subsidiary of Star Maritime Acquisition Corp., or Star Maritime, which was a special purpose acquisition corporation. We merged with Star Maritime on November 30, 2007 and commenced operations on December 3, 2007, which was the date we took delivery of our first vessel.

Recent Developments

The July 2014 Transactions

In July 2014, we completed a transaction in which we acquired Oceanbulk Shipping LLC (“Oceanbulk Shipping”) and Oceanbulk Carriers LLC, (“Oceanbulk Carriers”, and, together with Oceanbulk Shipping, “Oceanbulk”) from Oaktree Dry Bulk Holdings LLC (including affiliated funds, “Oaktree”) and Millennia Holdings LLC (“Millennia Holdings”, and together with Oaktree, the “Sellers”), through the merger of our wholly-owned subsidiaries into Oceanbulk’s holding companies (the “Merger”). Oceanbulk owned and operated a fleet of 12 dry bulk carrier vessels and owned contracts for the construction of 25 newbuilding dry bulk vessels fuel-efficient Eco-type vessels (one of which, Peloreus was delivered on July 22, 2014) at shipyards in Japan and China. Millennia Holdings is an entity that is affiliated with the family of Mr. Petros Pappas, who became our Chief Executive Officer in connection with the Merger.

The agreement governing the Merger also provided for the acquisition by us (the “Heron Transaction”) of two Kamsarmax vessels (the “Heron Vessels”), from Heron Ventures Ltd. (“Heron”), a limited liability company incorporated in Malta. We issued 2,115,706 of our common shares into escrow as consideration for the Heron Vessels. The common shares will be released from escrow to the Sellers at the time Heron distributes its vessels to its equity holders, whereupon the two Heron Vessels will be transferred to us, and we expect to pay $25.0 million in cash (for which we may seek financing).

In addition, concurrently with the Merger, we completed a transaction (the “Pappas Transaction”), in which we acquired all of the issued and outstanding shares of Dioriga Shipping Co. and Positive Shipping Company (collectively, the “Pappas Companies”), which were entities owned and controlled by affiliates of the family of Mr. Pappas (the “Pappas Shareholders”). The Pappas Companies owned and operated a dry bulk carrier vessel (Tsu Ebisu) and had a contract for the construction of a newbuilding dry bulk carrier vessel, HN 5016 (tbn Indomitable).

We refer to the Merger, the Heron Transaction and the Pappas Transaction, together, as the “July 2014 Transactions.”

A total of 54,104,200 of our common shares were issued to the various selling parties in the July 2014 Transactions, of which 45,460,324 shares were issued to Oaktree, and 8,643,876 shares were issued to owners of the Pappas Companies and Millennia Holdings.

In connection with the July 2014 Transactions, we increased the number of directors constituting our Board of Directors to nine and, following the resignation of Ms. Milena Pappas as a director, appointed Mr. Rajath Shourie, Ms. Emily Stephens, Ms. Renee Kemp and Mr. Stelios Zavvos as additional directors.

In connection with the July 2014 Transactions, Mr. Petros Pappas became our Chief Executive Officer, Mr. Hamish Norton became our President, Mr. Christos Begleris became our Co-Chief Financial Officer, Mr. Nicos Rescos became our Chief Operating Officer, and Ms. Sophia Damigou became our Co-General Counsel. Mr. Spyros Capralos resigned as our Chief Executive Officer but will remain with the Company as our Chairman, and Zenon Kleopas (our former Chief Operating Officer) will continue as our Executive Vice President—Technical Operations.

Oaktree Agreements. At the closing of the July 2014 Transactions, we and Oaktree entered into a shareholders agreement (the “Oaktree Shareholders Agreement”). Under the Oaktree Shareholders Agreement, Oaktree has the right to nominate four of the nine directors so long as it beneficially owns 40% or more of our outstanding voting securities. The number of directors able to be designated by Oaktree is reduced to three directors if Oaktree beneficially owns 25% or more but less than 40% of our outstanding voting securities, to two directors if Oaktree beneficially owns 15% or more but less than 25% and to one director if Oaktree beneficially owns 5% or more but less than 15%. Oaktree’s designation rights terminate if it beneficially owns less than 5% of our outstanding voting securities. Four individuals designated by Oaktree are currently our directors (Messrs. Pappas and Shourie and Mses. Stephens and Kemp).

Under the Oaktree Sharholders Agreement, with certain limited exceptions, Oaktree effectively cannot vote more than 33% of our outstanding common shares (subject to adjustment under certain circumstances).

Pursuant to the Oaktree Shareholders Agreement, so long as Oaktree and its affiliates beneficially own at least 10% of our outstanding voting securities, Oaktree and its affiliates have agreed not to directly or indirectly acquire beneficial ownership of any additional voting securities of ours or other equity-linked or other derivative securities with respect to our voting securities if such acquisition would result in Oaktree’s beneficial ownership to exceed 63.6%, subject to certain specified exceptions. In addition, pursuant to the Oaktree Shareholders Agreement, subject to various exclusions, so long as Oaktree and its affiliates beneficially own at least 10% of our voting securities, unless specifically invited in writing by our Board of Directors, they may not (i) enter into any tender or exchange offer or various types of merger, business combination, restructuring and extraordinary transactions, (ii) solicit proxies or consents in respect of such transactions, (iii) otherwise act to seek to control or influence our management, Board of Directors or other policies (except with respect to the nomination of Oaktree designees pursuant to the Oaktree Shareholders Agreement and other nominees proposed Nominating and Corporate Governance Committee) or (iv) enter into any negotiations, arrangements or understandings with any third party with respect to any of the above.

Pursuant to the Oaktree Shareholders Agreement, Oaktree also agreed to various limitations on the transfer of its common shares.

In addition, at the closing of the July 2014 Transactions, we entered into a registration rights agreement, which grants Oaktree (and certain other significant shareholders) customary demand, shelf and piggyback registration rights.

See Exhibit 99.3 to the Transaction 6-K for more information regarding the Oaktree Shareholders Agreement and the registration rights agreement.

Pappas Shareholders and Related Arrangements. At the closing of the July 2014 Transactions, “the Pappas Family and their affiliates (collectively, the “Pappas Shareholders”) the Pappas Shareholders entered into a shareholders agreement (the “Pappas Shareholders Agreement”) with us. Pursuant to the Pappas Shareholders Agreement, the various Pappas Shareholders agreed to various voting and standstill restrictions that are similar to those applicable to Oaktree and its affiliates under the Oaktree Shareholders Agreement, including a limitation on voting of 15% of our outstanding common shares (subject to adjustment under certain circumstances). The Pappas Shareholders also are parties to the registration rights agreement. See Exhibit 99.3 to the Transaction 6-K for more information regarding the Pappas Shareholders Agreement and the registration rights agreement.

While Mr. Petros Pappas expects that he will spend substantially all of such time as he devotes to the dry bulk shipping industry managing our company, Mr. Pappas is not required to work full-time on our affairs. We expect that the amount of time Mr. Pappas allocates to managing our company will vary from time to time depending on the needs of the business and the level of strategic activity at the time.

The Excel Transactions

In August 2014, we entered into definitive agreements relating to the Excel Transactions with Excel, pursuant to which we will acquire the 34 Excel Vessels for an aggregate of 29,917,312 common shares (the “Excel Vessel Share Consideration”) and $288.4 million in cash. The Excel Vessels will be transferred to us in a series of closings, on a vessel-by-vessel basis, in general upon reaching port after their current voyages and cargoes are discharged. In the case of three Excel Vessels (Christine (tbn Star Martha), Sandra (tbn Star Pauline) and Lowlands Beilun (tbn Star Despoina)) which are being transferred subject to existing charters, we will receive the outstanding equity interests of the vessel-owning subsidiaries that own those Excel Vessels (although all other assets and liabilities of such vessel-owning subsidiaries will remain with Excel). We expect to complete all of the Excel Vessel closings by the end of 2014.

Entities affiliated with Oaktree (the “Oaktree Excel Investors”) and entities affiliated with Angelo, Gordon & Co. (the “Angelo, Gordon Excel Investors”) are holders of 48.1% and 24.3%, respectively, of the outstanding equity of Excel. The Excel Transactions were approved by the disinterested members of our board of directors, based upon the recommendation of a transaction committee of disinterested directors, which considered the Excel Transactions on our behalf in coordination with our management team. The total consideration was determined based on the average of three vessel appraisals by independent vessel appraisers.

At the transfer of each Excel Vessel, we will pay the cash and share consideration for such Excel Vessel to Excel. We expect to use cash on hand, together with borrowings under a new $231.0 million secured bridge loan facility (the “Excel Vessel Bridge Facility”) extended to us by entities affiliated with Oaktree and entities affiliated with Angelo, Gordon & Co. to fund the cash consideration for the Excel Vessels. Excel will use the cash consideration to cause an amount of outstanding indebtedness under its senior secured credit agreement to be repaid, such that all liens and obligations with respect to the transferred Excel Vessel (or vessel-owning subsidiary) are released upon the transfer to us. We have been informed that Excel expects to distribute the Excel Vessel Share Consideration to its equityholders, including the Oaktree Excel Investors and the Angelo, Gordon Excel Investors. As of September 5, 2014 we had drawn $29.2 million under the Excel Vessel Bridge Facility.

In connection with the foregoing transactions, we entered into an amendment to our existing registration rights agreement to provide holders of the Excel Vessel Share Consideration with certain customary demand, shelf and piggyback registration rights.

We refer to the Excel Transactions and the July 2014 Transactions as the “Transactions”.

For more information regarding the terms of the Excel Transactions and the amendment to the registration rights agreement, see Exhibit 99.4 to the Transaction 6-K.

Significant Shareholders as a Result of the Transactions

A total of 54,104,200 of our common shares were issued to the various selling parties in the July 2014 Transactions, of which 45,460,324 shares were issued to Oaktree, and 8,643,876 shares were issued to owners of the Pappas Companies and Millennia Holdings. After the July 2014 Transactions, Oaktree was the beneficial owner of approximately 61.3% of our outstanding common shares, and the Pappas Shareholders were the beneficial owners of approximately 12.6% of our outstanding common shares.

Giving effect to the completion of the Excel Transactions (which we expect to occur by the end of 2014), and assuming the full distribution of the Excel Vessel Share Consideration to Excel’s equityholders, Oaktree will beneficially own 57.3% of our outstanding common shares, and the Angelo, Gordon Excel Investors will beneficially own 7.8% of our outstanding common shares. As a result of the issuance of the Excel Vessel Share Consideration, the Pappas Shareholders will beneficially own 9.3% of our outstanding common shares.

As noted above, under the Oaktree Shareholders Agreement, with certain limited exceptions, Oaktree effectively cannot vote more than 33% of our outstanding common shares (subject to adjustment under certain circumstances), and the Pappas Shareholders are subject to a similar limitation under the Pappas Shareholders Agreement of 15% (subject to adjustment under certain circumstances).

Additional Financings and Loan Agreement Amendments

In connection with the Excel Transactions, we entered into the new $231.0 million Excel Vessel Bridge Facility, which is secured by 33 of the Excel Vessels, related bank accounts, earnings and issuances, and an equity pledge from each subsidiary that owns the 33 pledged Excel Vessels. It matures on February 28, 2016 and has various negative and financial maintenance covenants. We expect to use the proceeds of the Excel Vessel Bridge Facility to pay the cash portion of consideration in the Excel Transactions. As of September 5, 2014, we had drawn approximately $29.2 million under the Excel Vessel Bridge Facility. For more information on the Excel Vessel Bridge Facility, see Exhibit 99.4 to the Transaction 6-K.

As a result of the July 2014 Transactions, we assumed an additional $208.2 million aggregate principal amount of vessel financing, representing the outstanding debt of the Oceanbulk Companies and the Pappas Companies as at July 11, 2014, all of which is secured by the vessels financed, some of which is guaranteed either by us or by certain of our subsidiaries. All of the vessels financing agreements have various negative and financial maintenance covenants. In addition, we also assumed bareboat charters with respect to four newbuilding vessels being built at Yangzijiang and five newbuilding vessels being built at SWS. Heron has an outstanding loan facility provided by CiT, which is secured by the vessels owned by Heron. For more information regarding these financing arrangements see Exhibit 99.2 to the Transaction 6-K, in the Management’s Discussion and Analysis of Financial Condition and Results of Operations of Oceanbulk, under the caption, “Oceanbulk’s Borrowing Activities”.

In connection with the July 2014 Transactions, we amended our $85.0 million facility with Deutsche Bank AG Filiale Deutschlandgeschäft (the “Deutsche Bank Facility”), which is more fully described in Exhibit 99.2 to the Transaction 6-K in the Management’s Discussion and Analysis of Financial Condition and Results of Operations of Oceanbulk, under the caption, “Oceanbulk’s Borrowing Activities”, to make Star Bulk Carriers Corp., among others, the guarantor under this facility and have the covenants apply to Star Bulk Carriers Corp., rather than Oceanbulk Shipping. During the next several months, we will seek to amend the remaining assumed facilities in a similar fashion.

During July 2014, we obtained the consent of our lenders to complete the July 2014 Transactions.

Common Share Issuances

In July 2014, we offered as consideration 54,104,200 common shares under the terms of the July 2014 Transactions.

On July 11, 2014, 15,000 common shares were granted to our directors Mr. Softeland and Mr. Schmitz and vested on the same date. We plan to issue the respective shares during the third quarter of 2014.

Pursuant to a termination agreement between us and Mr. Spyros Capralos, our former Chief Executive Officer and current Non-Executive Chairman, dated July 31, 2014, we agreed to a severance payment of 168,842 common shares, which were issued on August 4, 2014, and an amount of euro 644,000 in cash.

In August 2014, we agreed to issue the Excel Vessel Share Consideration of approximately 29,917,312 common shares under the terms of the Excel Transactions. As of September 5, 2014, we had issued 3,548,372 common shares as part of the Excel Vessel Share Consideration.

Delivery of Peloreus

On July 22, 2014, Peloreus, a Capesize vessel with a capacity of 182,000 dwt, was delivered to us by JMU. The delivery installment payment of $34.6 million was partially financed by $32.5 million drawn under the Deutsche Bank Facility, and the remaining amount of $2.1 million was financed by existing cash.

NIBC Facility

In July, 2014, we executed a binding term sheet with NIBC Bank N.V. (the “NIBC Facility”) for financing an aggregate amount of $32.0 million, which will be available in two tranches of $16.0 million, to partially finance the construction cost of two Ultramax bulk carriers currently under construction by JMU (Hulls HN 5040, tbn Star Acquarius and HN 5043, tbn Star Pisces), with expected delivery in June 2015 and September 2015, respectively. Execution of the definitive agreements relating to this facility is scheduled on or before September 15, 2014. The facility will mature six years after the signing date. Each tranche is expected to be drawn with the delivery of the relevant vessel and will be repayable in consecutive quarterly installments of $0.3 million, commencing three months after the drawdown, plus a balloon payment of $10.7 million, for HN 5040, and $10.9 million, for HN 5043, both due in September 2020. The NIBC Facility will bear interest at LIBOR plus a margin of 2.80% per annum. It will be secured by first priority cross collateralized mortgage over the financed vessels and general and specific assignments and will be guaranteed by Star Bulk Carriers Corp. The definitive agreements of the NIBC Facility will contain negative and financial covenants customary for facilities of this type.

BNP Facility

In July, 2014, Positive Shipping Company executed a binding term sheet with BNP Paribas (the “BNP Facility”) for financing an amount of $32.5 million, to partially finance the construction cost of its Capesize bulk carrier currently under construction by JMU (Hull HN 5016, tbn Indomitable), with expected delivery in

November 2014. Execution of the definitive agreement relating to this facility is scheduled on or before September 30, 2014. The facility is expected to be drawn with the delivery of the vessel and will be repaid in 20 equal, consecutive, quarterly principal payments of $0.5 million each with the first becoming due and payable three months from the drawdown date together with a balloon installment of $21.8 million payable simultaneously with the 20th installment. The BNP Facility will bear interest at LIBOR plus a margin of 2.50% per annum. It will be secured by first priority mortgage over the financed vessel and general and specific assignments. The BNP Facility will be guaranteed by Star Bulk Carriers Corp. The definitive agreement of the BNP Facility will contain negative and financial covenants customary for facilities of this type.

Developments Relating to Heron

On September 5, 2014, Oceanbulk Shipping, which is now a subsidiary of ours as a result of the July 2014 Transactions, entered into a term sheet with ABY Group Holdings Limited (“ABY Group”) and Heron. The term sheet provides for the conversion of the existing convertible notes (the “Convertible Notes”) issued by Heron to Oceanbulk Shipping into 50% of the equity of Heron (with the remaining 50% of Heron’s equity to be held by ABY Group). Among other things, the term sheet contains customary governance provisions and provisions relating to the liquidation of Heron following the conversion of the Convertible Notes. Under the term sheet, as soon as practicable, Oceanbulk Shipping will receive as a distribution the ABYO Gwyneth and the ABYO Angelina (two Kamsarmax vessels of 82,790 dwt and 82,987 dwt, respectively), and ABY Group will receive as a distribution the ABYO Audrey (a Capesize vessel of 175,125 dwt) and the ABYO Oprah (a Kamsarmax vessel of 82,551 dwt). Subject to the lender’s approval, the remaining amount of debt under Heron’s existing credit facility (the “CiT Facility”), will be assigned to each equity holder based on the amount of the CiT Facility corresponding to the vessels being distributed to such equity holder. The conversion of the Convertible Notes is expected to occur during September 2014, as soon as all customary conditions precedent are satisfied.

As further discussed in the notes to our unaudited condensed combined pro forma financial statements contained in Exhibit 99.2 to the Transaction 6-K, pursuant to the Merger Agreement, we expect the Sellers will remain as the ultimate beneficial owners of Heron until Heron is dissolved. In addition, upon the distribution of the Heron Vessels to its equity holders, we will be required to pay $25.0 million in cash in respect of the debt secured by the Heron Vessels and instruct the Escrow Agent to release the 2,115,706 common shares held in escrow in order to acquire the two vessels distributed to Oceanbulk Shipping. We expect that the transfer of the two Heron Vessels will be completed within the second half of 2014.

RISK FACTORS

Investing in our common shares involves a high degree of risk. You should carefully consider the risks set forth below and the discussion of risks under the heading “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2013, filed with the Commission on March 21, 2014, and the other documents that are incorporated by reference in this prospectus. Please see the section of this prospectus entitled “Incorporation by Reference of Certain Documents.” Any of the following risks could materially and adversely affect our business, financial condition, results of operations or cash flows. In such a case, you may lose all or part of your original investment.

Risks Related to Our Industry

Charterhire rates for dry bulk vessels are volatile and have declined significantly since their historic highs and may remain at low levels or decrease in the future, which may adversely affect our earnings, revenue and profitability and our ability to comply with our loan covenants.

The dry bulk shipping industry is cyclical with high volatility in charterhire rates and profitability. The degree of charterhire rate volatility among different types of dry bulk vessels has varied widely; however, the continued downturn in the dry bulk charter market has severely affected the entire dry bulk shipping industry and charterhire rates for dry bulk vessels have declined significantly from historically high levels. In the past, time charter and spot market charter rates for dry bulk carriers have declined below operating costs of vessels. The BDI, a daily average of charter rates for key dry bulk routes published by the Baltic Exchange Limited, which has long been viewed as the main benchmark to monitor the movements of the dry bulk vessel charter market and the performance of the entire dry bulk shipping market, declined 94% in 2008 from a peak of 11,793 in May 2008 to a low of 663 in December 2008 and has remained volatile since then. The BDI recorded a record low of 647 in February 2012. While the BDI has since increased from these low levels and has fluctuated in a range between 698 and 2,337 from December 2012 through and including August 2014, the market remains volatile and there can be no assurance that the dry bulk charter market will continue to increase and the market could decline.

Fluctuations in charter rates result from changes in the supply of and demand for vessel capacity and changes in the supply of and demand for the major commodities carried by water internationally. Because the factors affecting the supply of and demand for vessels are outside of our control and are unpredictable, the nature, timing, direction and degree of changes in industry conditions are also unpredictable. Since we charter our vessels principally in the spot market, we are exposed to the cyclicality and volatility of the spot market. Spot market charterhire rates may fluctuate significantly based upon available charters and the supply of and demand for seaborne shipping capacity, and we may be unable to keep our vessels fully employed in these short-term markets. Alternatively, charter rates available in the spot market may be insufficient to enable our vessels to operate profitably. A significant decrease in charter rates would also affect asset values and adversely affect our profitability, cash flows and our ability to pay dividends, if any.

Factors that influence demand for dry bulk vessel capacity include:

•	supply of and demand for energy resources, commodities, consumer and industrial products;

•	changes in the exploration or production of energy resources, commodities, consumer and industrial products;

•	the location of regional and global exploration, production and manufacturing facilities;

•	the location of consuming regions for energy resources, commodities, consumer and industrial products;

•	the globalization of production and manufacturing;

•	global and regional economic and political conditions, including armed conflicts and terrorist activities, embargoes and strikes;

•	natural disasters;

•	disruptions and developments in international trade;

•	changes in seaborne and other transportation patterns, including the distance cargo is transported by sea;

•	environmental and other regulatory developments;

•	currency exchange rates; and

•	weather.

Factors that influence the supply of vessel capacity include:

•	the number of newbuilding deliveries;

•	port and canal congestion;

•	the scrapping rate of older vessels;

•	speed of vessel operation;

•	vessel casualties; and

•	the number of vessels that are out of service, namely those that are laid-up, dry docked, awaiting repairs or otherwise not available for hire.

In addition to the prevailing and anticipated freight rates, factors that affect the rate of newbuilding, scrapping and laying-up include newbuilding prices, secondhand vessel values in relation to scrap prices, costs of bunkers and other operating costs, costs associated with classification society surveys, normal maintenance and insurance coverage, the efficiency and age profile of the existing dry bulk fleet in the market and government and industry regulation of maritime transportation practices, particularly environmental protection laws and regulations. These factors influencing the supply of and demand for shipping capacity are outside of our control, and we may not be able to correctly assess the nature, timing and degree of changes in industry conditions.

We anticipate that the future demand for our dry bulk vessels will be dependent upon economic growth in the world’s economies, including China and India, seasonal and regional changes in demand, changes in the capacity of the global dry bulk fleet and the sources and supply of dry bulk cargo to be transported by sea. Given the number of new dry bulk carriers currently on order with the shipyards, the capacity of the global dry bulk carrier fleet seems likely to increase and there can be no assurance as to the timing or extent of future economic growth. Adverse economic, political, social or other developments could have a material adverse effect on our business and operating results.

Global economic conditions may continue to negatively impact the dry bulk shipping industry.

In the current global economy, operating businesses have recently faced tightening credit, weakening demand for goods and services, weak international liquidity conditions, and declining markets. Lower demand for dry bulk cargoes as well as diminished trade credit available for the delivery of such cargoes have led to decreased demand for dry bulk carriers, creating downward pressure on charter rates and vessel values. The relatively weak global economic conditions have and may continue to have a number of adverse consequences for dry bulk and other shipping sectors, including, among other things:

•	low charter rates, particularly for vessels employed on short-term time charters or in the spot market;

•	decreases in the market value of dry bulk vessels and limited secondhand market for the sale of vessels;

•	limited financing for vessels;

•	widespread loan covenant defaults; and

•	declaration of bankruptcy by certain vessel operators, vessel owners, shipyards and charterers.

•	The occurrence of one or more of these events could have a material adverse effect on our business, results of operations, cash flows and financial condition.

The current state of global financial markets and current economic conditions may adversely impact our ability to obtain financing or refinance our future credit facilities on acceptable terms, which may hinder or prevent us from operating or expanding our business.

Global financial markets and economic conditions have been, and continue to be, volatile. These issues, along with significant write-offs in the financial services sector, the re-pricing of credit risk and the current weak economic conditions, have made, and will likely continue to make, it difficult to obtain additional financing. The current state of global financial markets and current economic conditions might adversely impact our ability to issue additional equity at prices that will not be dilutive to our existing shareholders or preclude us from issuing equity at all.

Also, as a result of concerns about the stability of financial markets generally and the solvency of counterparties specifically, the cost of obtaining money from the credit markets has increased as many lenders have increased interest rates, enacted tighter lending standards, refused to refinance existing debt at all or on terms similar to current debt and reduced, and in some cases ceased, to provide funding to borrowers. Due to these factors, we cannot be certain that financing will be available to the extent required, or that we will be able to refinance our future credit facilities, on acceptable terms or at all. If financing or refinancing is not available when needed, or is available only on unfavorable terms, we may be unable to meet our obligations as they come due or we may be unable to enhance our existing business, complete the acquisition of our newbuildings and additional vessel acquisitions or otherwise take advantage of business opportunities as they arise.

Many of our vessels will soon be exposed to the volatilities of the dry bulk charter markets.

Dry bulk charter markets experienced significant continued weakness in 2013. We currently have 25 vessels employed in the spot market based on the short duration of their current charter agreements, five vessels on medium to long term time charters scheduled to expire from November 2015 until August 2016 and one vessel undergoing dry docking. We also expect to employ most of the Excel Vessels in the spot market, after each Excel Vessel is delivered to us, to the extent they are not subject to long-term time charters at delivery. The time charter market is highly competitive and spot and short-term trip charter market charterhire rates (which affect time charter rates) may fluctuate significantly based upon the supply of, and demand for, seaborne dry bulk shipping capacity. Our ability to re-charter our vessels on the expiration or termination of their current time charters and the charter rates payable under any renewal or replacement charters will depend upon, among other things, economic conditions in the dry bulk shipping market. The dry bulk carrier charter market is volatile, and in the past, time charter and spot market charter rates for dry bulk carriers have declined below operating costs of vessels. If we are required to charter these vessels at a time when demand and charter rates are very low, we may not be able to secure time charter or spot market employment for our vessels at all or at reduced and potentially unprofitable rates. As a result, our business, financial condition, results of operations and cash flows, as well as our ability to pay dividends, if any, in the future, and compliance with covenants in our credit facilities, may be affected.

The instability of the euro or the inability of countries to refinance their debts could have a material adverse effect on our revenue, profitability and financial position.

As a result of the credit crisis in Europe, in particular in Greece, Italy, Ireland, Portugal and Spain, the European Commission created the European Financial Stability Facility (the “EFSF”), and the European Financial Stability Mechanism (the “EFSM”), to provide funding to Eurozone countries in financial difficulties that seek such support. In March 2011, the European Council agreed on the need for Eurozone countries to establish a permanent stability mechanism, the European Stability Mechanism, which was established on

September 27, 2012 to assume the role of the EFSF and the EFSM in providing external financial assistance to Eurozone countries. Despite these measures, concerns persist regarding the debt burden of certain Eurozone countries and their ability to meet future financial obligations and the overall stability of the euro. An extended period of adverse developments in the outlook for European countries could reduce the overall demand for dry bulk cargoes and for our services. These potential developments, or market perceptions concerning these and related issues, could affect our financial position, results of operations and cash flow.

If economic conditions throughout the world do not improve, it may negatively affect our results of operations, financial condition and cash flows and may adversely affect the market price of our common shares.

Negative trends in the global economy that emerged in 2008 continue to adversely affect global economic conditions. In addition, the world economy is currently facing a number of new challenges, recent turmoil and hostilities in various regions, including Syria, Iraq, North Korea, North Africa and Ukraine. The weakness in the global economy has caused, and may continue to cause, a decrease in worldwide demand for certain goods and, thus, shipping. Continuing economic instability could have a material adverse effect on our ability to implement our business strategy.

The United States, the European Union and other parts of the world have recently been or are currently in a recession and continue to exhibit weak economic trends. The credit markets in the United States and Europe have experienced significant contraction, deleveraging and reduced liquidity, and the U.S. federal and state governments and European authorities have implemented and are considering a broad variety of governmental action and/or new regulation of the financial markets and may implement additional regulations in the future. Securities and futures markets and the credit markets are subject to comprehensive statutes, regulations and other requirements. The SEC, other regulators, self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies, and may effect changes in law or interpretations of existing laws. Global financial markets and economic conditions have been, and continue to be volatile. Credit markets and the debt and equity capital markets have been distressed and the uncertainty surrounding the future of the global credit markets has resulted in reduced access to credit worldwide.

We face risks attendant to changes in economic environments, changes in interest rates, and instability in the banking and securities markets around the world, among other factors. Major market disruptions and the current adverse changes in market conditions and regulatory climate in the United States and worldwide may adversely affect our business or impair our ability to borrow amounts under credit facilities or any future financial arrangements. The recent and developing economic and governmental factors, together with possible further declines in charter rates and vessel values, may have a material adverse effect on our results of operations, financial condition or cash flows, or the trading price of our common shares.

Continued economic slowdown in the Asia Pacific region, particularly in China, may exacerbate the effect on us, as we anticipate a significant number of the port calls made by our vessels will continue to involve the loading or discharging of dry bulk commodities in ports in the Asia Pacific region. Before the global economic financial crisis that began in 2008, China had one of the world’s fastest growing economies in terms of GDP, which had a significant impact on shipping demand. The growth rate of China’s GDP is estimated to have decreased for the fourth year in a row to approximately 7.6% for the year ended December 31, 2013, and continues to remain below pre-2008 levels. China has recently imposed measures to restrain lending, which may further contribute to a slowdown in its economic growth. It is possible that China and other countries in the Asia Pacific region will continue to experience slowed or even negative economic growth in the near future. Moreover, the current economic slowdown in the economies of the United States, the European Union and other Asian countries may further adversely affect economic growth in China and elsewhere. Our business, financial condition and results of operations, ability to pay dividends, if any, as well as our future prospects, will likely be materially and adversely affected by a further economic downturn in any of these countries.

Changes in the economic and political environment in China and policies adopted by the government to regulate its economy may have a material adverse effect on our business, financial condition and results of operations.

The Chinese economy differs from the economies of western countries in such respects as structure, government involvement, level of development, growth rate, capital reinvestment, allocation of resources, bank regulation, currency and monetary policy, rate of inflation and balance of payments position. Prior to 1978, the Chinese economy was a “planned economy.” Since 1978, increasing emphasis has been placed on the utilization of market forces in the development of the Chinese economy. Annual and five year State Plans are adopted by the Chinese government in connection with the development of the economy. Although state-owned enterprises still account for a substantial portion of the Chinese industrial output, in general, the Chinese government is reducing the level of direct control that it exercises over the economy through State Plans and other measures. There is an increasing level of freedom and autonomy in areas such as allocation of resources, production, pricing and management and a gradual shift in emphasis to a “market economy” and enterprise reform. Limited price reforms were undertaken with the result that prices for certain commodities are principally determined by market forces. In addition, economic reforms may include reforms to the banking and credit sector and may produce a shift away from the export-driven growth model that has characterized the Chinese economy over the past few decades. Many of the reforms are unprecedented or experimental and may be subject to revision, change or abolition based upon the outcome of such experiments. The level of imports to and exports from China could be adversely affected by the failure to continue market reforms or changes to existing pro-export economic policies. The level of imports to and exports from China may also be adversely affected by changes in political, economic and social conditions or other relevant policies of the Chinese government, such as changes in laws, regulations or export and import restrictions, internal political instability, changes in currency policies, changes in trade policies and territorial or trade disputes. A decrease in the level of imports to and exports from China could adversely affect our business, operating results and financial condition.

The market values of our vessels may decline, which could limit the amount of funds that we can borrow, cause us to breach certain financial covenants in our credit facilities (including ship financing facilities) or result in an impairment charge, and we may incur a loss if we sell vessels following a decline in their market value.

The fair market values of dry bulk vessels have generally experienced high volatility and have recently declined significantly. The fair market value of our vessels may continue to fluctuate depending on a number of factors, including:

•	prevailing level of charter rates;

•	general economic and market conditions affecting the shipping industry;

•	types, sizes and ages of vessels;

•	supply of and demand for vessels;

•	other modes of transportation;

•	cost of newbuildings;

•	governmental or other regulations;

•	the need to upgrade vessels as a result of charterer requirements, technological advances in vessel design or equipment or otherwise;

•	technological advances; and

•	competition from other shipping companies and other modes of transportation.

If the fair market value of our vessels declines, we might not be in compliance with various covenants in our ship financing facilities, some of which require the maintenance of a certain percentage of fair market value of the vessels securing the facility to the principal outstanding amount of the loans under the facility or a maximum ratio of total liabilities to market value of adjusted total assets. Under such circumstances, the amount of funds we may draw down under our credit facilities may be limited, and an event of default could result. In such circumstances, we may not be able to refinance our debt or obtain additional financing on terms that are acceptable to us or at all. If we are not able to comply with the covenants in our credit facilities and are unable to remedy the relevant breach, our lenders could accelerate our debt and foreclose on our vessels, or the funds required to pay for a vessel may not be available at the time the payments are due to the shipbuilder or seller. Furthermore, if vessel values decline, we may have to record an impairment charge in our consolidated financial statements, which could adversely affect our financial results. In addition, if we sell one or more of our vessels at a time when vessel prices have fallen and before we have recorded an impairment adjustment to our consolidated financial statements, the sale may be less than the vessels’ carrying value on our consolidated financial statements, resulting in a loss and a reduction in earnings.

Conversely, if vessel values are elevated at a time when we wish to acquire additional vessels, the cost of such acquisitions may increase and this could adversely affect our business, results of operations, cash flow and financial condition.

Compliance with safety and other vessel requirements imposed by classification societies may be very costly and may adversely affect our business.

The vast majority of commercial vessels are built to safety and other vessel requirements established by private classification, or class, societies such as the American Bureau of Shipping. The class society certifies that a vessel is safe and seaworthy in accordance with its standards and regulations, which is an element of compliance with the Safety of Life at Sea Convention known as SOLAS, and, where so engaged, the applicable conventions, rules and regulations adopted by the country of registry of the vessel. Every classed vessel is subject to a specific program of periodic class surveys consisting of annual surveys, an intermediate survey and a class renewal or special survey every five years. Surveys become more intensive as the vessel ages.

In lieu of a special survey, a vessel’s machinery may be on a continuous survey cycle under which the machinery would be surveyed periodically over a five-year period. Every vessel is also required to be taken out of the water in a dry dock every two and a half to five years for inspection of its underwater parts.

Compliance with class society recommendations and requirements may result in significant expense. If any vessel does not maintain its class or fails any annual, intermediate or special survey, the vessel will be unable to trade between ports and will be unemployable and uninsurable until such failures are remedied, which could negatively impact our results of operations and financial condition.

We are subject to complex laws and regulations, including environmental regulations, that can adversely affect the cost, manner or feasibility of doing business.

Our operations are subject to numerous international, national, state and local laws, regulations, treaties and conventions in force in international waters and the jurisdictions in which our vessels operate or are registered, which can significantly affect the ownership and operation of our vessels. These laws and other legal requirements include, but are not limited to, the U.S. Act to Prevent Pollution from Ships, the U.S. Oil Pollution Act of 1990 (the “OPA”), the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980 (the “CERCLA”), the U.S. Clean Air Act, the U.S. Clean Water Act, the U.S. Ocean Dumping Act, 1972, the U.S. Maritime Transportation Security Act of 2002 (the “MTSA”) and international conventions issued under the auspices of the United Nations International Maritime Organization (the “IMO”) including the International Convention on the Prevention of Marine Pollution by Dumping of Wastes and Other Matter, 1972 as modified by the 1996 London Protocol, the International Convention for the Prevention of Pollution from Ships, 1973 as modified by the Protocol of 1978 (the “MARPOL”), the International Convention for the Safety of Life at Sea, 1974 (the “SOLAS”), and the International Convention on Load Lines, 1966 (the “LL Convention”). Compliance with such laws and other legal requirements may require vessels to be altered, costly equipment to be installed or operational changes to be implemented and may decrease the resale value or reduce the useful lives of our vessels. Such compliance costs could have a material adverse effect on our business, financial condition and results of operations. A failure to comply with applicable laws and other legal requirements may result in administrative and civil monetary fines and penalties, additional compliance plans or programs or other ongoing increased compliance costs, criminal sanctions or the suspension or termination of our operations. Because such laws and other legal requirements are often revised, we cannot predict the ultimate cost of complying with them or their impact on the resale prices or useful lives of our vessels. Additional conventions, laws and regulations or other legal requirements may be adopted which could limit our ability to do business or increase the cost of our doing business and which may materially adversely affect our business, financial condition and results of operations.

Environmental laws often impose strict liability for remediation of spills and releases of oil and hazardous substances, which could subject us to liability without regard to whether we were negligent or at fault. Under OPA, for example, owners, operators and bareboat charterers are jointly and severally strictly liable for the discharge of oil within the 200-mile exclusive economic zone around the United States. Furthermore, environmental, safety, manning and other laws and legal requirements have become more stringent and impose greater costs on vessels after significant vessel related accidents like the grounding of the Exxon Valdez in 1989 and the explosion and oil spill in 2010 with respect to the Deepwater Horizon offshore oil drilling rig. Similar unpredictable events may result in further regulation of the shipping industry as well as modifications to statutory liability schemes, which could have a material adverse effect on our business, financial condition and results of operations. An oil spill caused by one of our vessels or attributed to one of our vessels could result in significant company liability, including fines, penalties and criminal liability and remediation costs for natural resource and other damages under a variety of laws and legal requirements, as well as third-party damages.

We are required by various governmental and quasi-governmental agencies to obtain certain permits, licenses, and certificates with respect to our operations and to satisfy insurance and financial responsibility requirements for potential oil (including marine fuel) spills and other pollution incidents. Any such insurance may not be sufficient to cover all such liabilities and it may be difficult to obtain adequate coverage on acceptable terms in certain market conditions. Claims against our vessels whether covered by insurance or not may result in a material adverse effect on our business, results of operations, cash flows and financial condition and our ability to pay dividends, if any, in the future.

In order to comply with emerging ballast water treatment requirements, we may have to purchase expensive ballast water treatment systems and modify our vessels to accommodate such systems.

Many countries already regulate the discharge of ballast water carried by vessels from country to country to prevent the introduction of invasive harmful species via such discharges. The United States, for example, requires vessels entering its waters from another country to conduct mid-ocean ballast exchange, or undertake some alternative measure, and to comply with certain reporting requirements. The International Convention for the Control and Management of Ships’ Ballast Water and Sediments (the “BWM Convention”), adopted by the UN International Maritime Organization in February 2004, calls for the phased introduction of mandatory reducing living organism limits in ballast water over time. Although the BWM Convention has not yet entered into force and has not been ratified by the United States, the United States Coast Guard has adopted regulations imposing requirements similar to those of the BWM Convention. In order to comply with these living organism limits, vessel owners may have to install expensive ballast water treatment systems or make port facility disposal arrangements and modify existing vessels to accommodate those systems. To date, many of these systems are unproven and not yet certified for use by any government. We cannot predict whether the BWM Convention will be sufficiently ratified to enter into force or whether other countries will adopt it or similar requirements unilaterally. Adoption of the BWM Convention standards could have an adverse material impact on our business, financial condition and results of operations depending on the available ballast water treatment systems and the extent to which existing vessels must be modified to accommodate such systems.

An over-supply of dry bulk carrier capacity in recent years may prolong or further depress the current low charter rates, which may limit our ability to operate our dry bulk carriers profitably.

The supply of dry bulk vessels has increased significantly since the beginning of 2006. As of the end of February 2014, the majority of newbuilding orders, which were placed over recent years, were completed, and the current order book stands at approximately 19.4% of the existing global fleet capacity. Vessel supply has increased more than vessel demand in recent years, causing downward pressure on charter rates during that time. If supply is not fully absorbed by the market, charter rates may continue to be under pressure due to vessel supply. Since our fleet will continue to be employed in voyage charters and short-term time charters, we remain exposed to the spot market.

World events could affect our results of operations and financial condition.

Past terrorist attacks, as well as the threat of future terrorist attacks around the world, continue to cause uncertainty in the world’s financial markets and may affect our business, operating results and financial condition. Continuing conflicts and recent developments in the Ukraine, the Korean Peninsula, the East China Sea, the Middle East, including Iraq, Egypt and North Africa, and the presence of U.S. or other armed forces in the Middle East, may lead to additional acts of terrorism and armed conflict around the world, which may contribute to further economic instability in the global financial markets. These uncertainties could also adversely affect our ability to obtain additional financing on terms acceptable to us or at all. In the past, political conflicts have also resulted in attacks on vessels, mining of waterways and other efforts to disrupt international shipping, particularly in the Arabian Gulf region. Acts of terrorism and piracy have also affected vessels trading in regions such as the South China Sea and the Gulf of Aden off the coast of Somalia. In November 2013, the government of the People’s Republic of China announced an Air Defense Identification Zone (“ADIZ”), covering much of the East China Sea. When introduced, the Chinese ADIZ was controversial because a number of nations are not honoring the ADIZ, and the ADIZ includes certain maritime areas that have been contested among various nations in the region. Tensions relating to the Chinese ADIZ may escalate as a result of incidents relating to the ADIZ or other territorial disputes, which may result in additional limitations on navigation or trade. Any of these occurrences could have a material adverse impact on our business, financial condition and results of operations.

Acts of piracy on ocean-going vessels have had and may continue to have an adverse effect on our business.

Acts of piracy have historically affected ocean-going vessels trading in regions of the world such as the South China Sea, the Indian Ocean and in the Gulf of Aden off the coast of Somalia. Although the frequency of sea piracy worldwide decreased during 2012 and 2013 to its lowest level since 2009, sea piracy incidents continue to occur, particularly in the Gulf of Aden off the coast of Somalia and increasingly in the Gulf of Guinea and the West Coast of Africa, with dry bulk vessels particularly vulnerable to such attacks. If these piracy attacks result in regions in which our vessels are deployed being characterized as “war risk” zones by insurers, as the Gulf of Aden temporarily was in May 2008, or Joint War Committee “war and strikes” listed areas, premiums payable for such coverage could increase significantly and such insurance coverage may be more difficult to obtain. In addition, crew costs, including those due to employing onboard security guards, could increase in such circumstances. Furthermore, while we believe the charterer remains liable for charter payments when a vessel is seized by pirates, the charterer may dispute this and withhold charterhire until the vessel is released. A charterer may also claim that a vessel seized by pirates was not “on-hire” for a certain number of days and is therefore entitled to cancel the charter party, a claim that we would dispute. We may not be adequately insured to cover losses from these incidents, which could have a material adverse effect on us. In addition, any detention hijacking as a result of an act of piracy against our vessels, or an increase in cost, or unavailability, of insurance for our vessels, could have a material adverse impact on our business, financial condition and results of operations.

We could face penalties under European Union, United States or other economic sanctions which could adversely affect our reputation, our financial results and the market for our common shares.

Our business could be adversely impacted if we are found to have violated economic sanctions under the applicable laws of the European Union, the United States or another applicable jurisdiction against countries such as Iran, Sudan, Syria, North Korea and Cuba. U.S. economic sanctions, for example, prohibit a wide scope of conduct, target numerous countries and individuals, are frequently updated or changed and have vague application in many situations.

Many economic sanctions relate to our business, including prohibitions on certain kinds of trade with countries, such as exportation or re-exportation of commodities, or prohibitions against certain transactions with designated nationals who may be operating under aliases or through non-designated companies. The imposition of Ukrainian-related economic sanctions on Russian persons first imposed in March 2014 is an example of economic sanctions with a potentially widespread and unpredictable impact on shipping.

The U.S. Iran Threat Reduction Act (which was signed into law in 2012) amended the Exchange Act to require issuers that file annual or quarterly reports under Section 13(a) of the Exchange Act to include disclosure in their annual and quarterly reports as to whether the issuer or its affiliates have knowingly engaged in certain activities prohibited by sanctions against Iran or transactions or dealings with certain identified persons. We are subject to this disclosure requirement.

Although we believe that we are in compliance with all applicable sanctions and embargo laws and regulations and intend to maintain such compliance, there can be no assurance that we will be in compliance in the future, particularly as the scope of certain laws may be unclear and may be subject to changing interpretations. Any such violation could result in fines or other penalties and could severely impact our ability to access U.S. capital markets and conduct our business, and could result in some investors deciding, or being required, to divest their interest, or not to invest, in us. Even inadvertent violations of economic sanctions can result in the imposition of material fines and restrictions and could adversely affect our business, financial condition and results of operations, our reputation, and the market price of our common shares.

Our vessels may call on ports subject to economic sanctions or embargoes that could adversely affect our reputation and the market for our common shares.

From time to time on charterers’ instructions, our vessels may call on ports located in countries subject to sanctions and embargoes imposed by the United States government and countries identified by the U.S. government as state sponsors of terrorism, such as Cuba, Iran, Sudan and Syria. The U.S. sanctions and embargo laws and regulations vary in their application, as they do not all apply to the same covered persons or proscribe the same activities, and such sanctions and embargo laws and regulations may be amended or strengthened over time. With effect from July 1, 2010, the U.S. enacted the Comprehensive Iran Sanctions Accountability and Divestment Act, or CISADA, which expanded the scope of the Iran Sanctions Act. Among other things, CISADA expands the application of the prohibitions to companies, such as ours, and introduces limits on the ability of companies and persons to do business or trade with Iran when such activities relate to the investment, supply or export of refined petroleum or petroleum products. In addition, on May 1, 2012, President Obama signed Executive Order 13608 which prohibits foreign persons from violating or attempting to violate, or causing a violation of any sanctions in effect against Iran or facilitating any deceptive transactions for or on behalf of any person subject to U.S. sanctions. Any persons found to be in violation of Executive Order 13608 will be deemed a foreign sanctions evader and will be banned from all contacts with the United States, including conducting business in U.S. dollars. Also in 2012, President Obama signed into law the Iran Threat Reduction and Syria Human Rights Act of 2012, or the Iran Threat Reduction Act, which created new sanctions and strengthened existing sanctions. Among other things, the Iran Threat Reduction Act intensifies existing sanctions regarding the provision of goods, services, infrastructure or technology to Iran’s petroleum or petrochemical sector. The Iran Threat Reduction Act also includes a provision requiring the President of the United States to impose five or more sanctions from Section 6(a) of the Iran Sanctions Act, as amended, on a person the President determines is a controlling beneficial owner of, or otherwise owns, operates, or controls or insures a vessel that was used to transport crude oil from Iran to another country and (1) if the person is a controlling beneficial owner of the vessel, the person had actual knowledge the vessel was so used or (2) if the person otherwise owns, operates, or controls, or insures the vessel, the person knew or should have known the vessel was so used. Such a person could be subject to a variety of sanctions, including exclusion from U.S. capital markets, exclusion from financial transactions subject to U.S. jurisdiction, and exclusion of that person’s vessels from U.S. ports for up to two years.

On November 24, 2013, the P5+1 (the United States, United Kingdom, Germany, France, Russia and China) entered into an interim agreement with Iran entitled the “Joint Plan of Action” (“JPOA”). Under the JPOA it was agreed that, in exchange for Iran taking certain voluntary measures to ensure that its nuclear program is used only for peaceful purposes, the U.S. and EU would voluntarily suspend certain sanctions for a period of six months. On January 20, 2014, the U.S. and E.U. indicated that they would begin implementing the temporary relief measures provided for under the JPOA. These measures include, among other things, the suspension of certain sanctions on the Iranian petrochemicals, precious metals, and automotive industries from January 20, 2014 until July 20, 2014. On July 18, 2014, the P5+1 and Iran agreed to extend the measures taken under JPOA until November 24, 2014.

Although we believe that we have been in compliance with all applicable sanctions and embargo laws and regulations, and intend to maintain such compliance, there can be no assurance that we will be in compliance in the future as such regulations and sanctions may be amended over time, and the U.S. retains the authority to revoke the aforementioned relief if Iran fails to meet its commitments under the JPOA. Any such violation could result in fines, penalties or other sanctions that could severely impact our ability to access U.S. capital markets and conduct our business, and could result in some investors deciding, or being required, to divest their interest, or not to invest, in us. In addition, certain institutional investors may have investment policies or restrictions that prevent them from holding securities of companies that have contracts with countries identified by the U.S. government as state sponsors of terrorism. The determination by these investors not to invest in, or to divest from, our common stock may adversely affect the price at which our common stock trades. Moreover, our charterers may violate applicable sanctions and embargo laws and regulations as a result of actions that do not involve us or our vessels, and those violations could in turn negatively affect our reputation. In addition, our reputation and the market for our securities may be adversely affected if we engage in certain other activities, such as entering into charters with individuals or entities in countries subject to U.S. sanctions and embargo laws that are not controlled by the governments of those countries, or engaging in operations associated with those countries pursuant to contracts with third parties that are unrelated to those countries or entities controlled by their governments. Investor perception of the value of our common stock may be adversely affected by the consequences of war, the effects of terrorism, civil unrest and governmental actions in these and surrounding countries.

Our operating results are subject to seasonal fluctuations.

We operate our vessels in markets that have historically exhibited seasonal variations in demand and, as a result, in charterhire rates. This seasonality may result in volatility in our operating results to the extent that we enter into new charter agreements or renew existing agreements during a time when charter rates are weaker or we operate our vessels on the spot market or index based time charters, which may result in quarter-to-quarter volatility in our operating results. The dry bulk sector is typically stronger in the fall and winter months in anticipation of increased consumption of coal and other raw materials in the northern hemisphere. In addition, unpredictable weather patterns in these months tend to disrupt vessel scheduling and supplies of certain commodities. Since we charter our vessels principally in the spot market, our revenues from our dry bulk carriers may be weaker during the fiscal quarters ended June 30 and September 30, and stronger during the fiscal quarters ended December 31 and March 31.

We are subject to international safety regulations, and the failure to comply with these regulations may subject us to increased liability, may adversely affect our insurance coverage and may result in a denial of access to, or detention in, certain ports.

The operation of our vessels is affected by the requirements set forth in the United Nations’ International Maritime Organization’s International Management Code (the “ISM Code”). The ISM Code requires shipowners, ship managers and bareboat charterers to develop and maintain an extensive “Safety Management System” that includes the adoption of a safety and environmental protection policy setting forth instructions and procedures for safe operation of vessels and describing procedures for dealing with emergencies. In addition, vessel classification societies impose significant safety and other requirements on our vessels.

The failure of a shipowner or bareboat charterer to comply with the ISM Code may subject it to increased liability, may invalidate existing insurance or decrease available insurance coverage for the affected vessels and may result in a denial of access to, or detention in, certain ports. Each of our existing vessels is ISM Code-certified, and each of the vessels that we have agreed to acquire will be ISM Code-certified when delivered to us. However, if we are found not to be in compliance with ISM Code requirements, we may have to incur material direct and indirect costs to resume compliance and our insurance coverage could be adversely impacted as a result of compliance. Our vessels may also be delayed or denied port access if they are found to be in non-compliance, which could result in charter claims and increased inspection and operational costs even after resuming compliance. Any failure to comply with the ISM Code could negatively affect our business, financial condition and results of operations.

Increased inspection procedures and tighter import and export controls could increase costs and disrupt our business.

International shipping is subject to various security and customs inspection and related procedures in countries of origin and destination and trans-shipment points. Inspection procedures may result in the seizure of contents of our vessels, delays in the loading, offloading, trans-shipment or delivery and the levying of customs duties, fines or other penalties against us.

It is possible that changes to inspection procedures could impose additional financial and legal obligations on us. Changes to inspection procedures could also impose additional costs and obligations on our customers and may, in certain cases, render the shipment of certain types of cargo uneconomical or impractical. Any such changes or developments may have a material adverse effect on our business, financial condition and results of operations.

The operation of dry bulk carriers entails certain operational risks that could affect our earnings and cash flow.

For a dry bulk carrier, the cargo itself and its interaction with the vessel can be an operational risk. By their nature, dry bulk cargoes are often heavy, dense and easily shifted and react badly to water exposure. In addition, dry bulk carriers are often subjected to battering treatment during unloading operations with grabs, jackhammers (to pry encrusted cargoes out of the hold) and small bulldozers. This treatment may cause damage to the vessel. Vessels damaged due to treatment during unloading procedures may be more susceptible to breach at sea. Hull breaches in dry bulk carriers may lead to the flooding of the vessels’ holds. If a dry bulk carrier suffers flooding in its forward holds, the bulk cargo may become so dense and waterlogged that its pressure may buckle the vessel’s bulkheads, leading to the loss of a vessel. If we are unable to adequately maintain our vessels, we may be unable to prevent these events. Any of these circumstances or events may have a material adverse effect on our business, results of operations, cash flows, financial condition and ability to pay dividends. In addition, the loss of any of our vessels could harm our reputation as a safe and reliable vessel owner and operator.

Rising fuel, or bunker, prices and marine fuel availability may adversely affect our profits.

Since we expect to primarily employ our vessels in the spot market, we expect that vessel fuel, known as bunkers, will be the largest single expense item in our shipping operations for our vessels. While we believe that we will experience a competitive advantage as a result of increased bunker prices due to the greater fuel efficiency of our vessels compared to the average global fleet, changes in the price of fuel may adversely affect our profitability. The imposition of stringent vessel air emissions requirements, such as the requirement to reduce the amount of sulfur in fuel to 0.10% in certain coastal areas on January 1, 2015 and potentially in all areas of the world in 2020 or 2025, could lead to marine fuel shortages and substantial increases in marine fuel prices which could have a material adverse effect on our business, financial condition and results of operations. The price and supply of fuel are unpredictable and fluctuate based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by the Organization of the Petroleum Exporting Countries and other oil and gas producers, war and unrest in oil producing countries and regions, regional production patterns and environmental concerns. Further, fuel may become much more expensive in the future, which may reduce our profitability and competitiveness of our business versus other forms of transportation, such as truck or rail.

Our business has inherent operational risks, which may not be adequately covered by insurance.

Our vessels and their cargoes are at risk of being damaged or lost because of events or risks such as Acts of God, marine disasters, bad weather, mechanical failures, human error, environmental accidents, war, terrorism, piracy, cyber-attack, radioactive contamination and other circumstances or events. In addition, transporting cargoes across a wide variety of international jurisdictions creates a risk of business interruptions due to political circumstances in foreign countries, hostilities, labor strikes and boycotts, the potential for changes in tax rates or policies, and the potential for government expropriation of our vessels. Any of these events may result in loss of revenues, increased costs and decreased cash flows to our customers, which could impair their ability to make payments to us under our charters.

In the event of a casualty to a vessel or other catastrophic event, we rely on our insurance to pay the insured value of the vessel or the damages incurred. Through our management agreements with our technical managers, we procure insurance for the vessels in our fleet employed under time charters against those risks that we believe the shipping industry commonly insures against. This insurance includes marine hull and machinery insurance, protection insurance and indemnity insurance, which include pollution risks and crew insurances, and war risk insurance. Currently, the amount of coverage for liability for pollution, spillage and leakage available to us on commercially reasonable terms through protection and indemnity associations and providers of excess coverage is $1.0 billion per vessel per occurrence.

We maintain and expect to maintain hull and machinery insurance, protection insurance and indemnity insurance for all of our existing and newbuilding vessels, which includes environmental damage and pollution insurance coverage and war risk insurance for our fleet. We do not maintain nor expect to maintain, for our vessels, insurance against loss of hire, which covers business interruptions that result from the loss of use of a vessel. Therefore, if the availability of a vessel for hire is interrupted, the loss of earnings due to such interruption, as well as the cost of any repairs or repositions not covered by our insurance, could negatively affect our business. We may not be adequately insured against all risks. We may not be able to obtain adequate insurance coverage for our fleet in the future, and we may not be able to obtain certain insurance coverages. The insurers may not pay particular claims. Our insurance policies may contain deductibles for which we will be responsible and limitations and exclusions which may increase our costs or lower our revenue. Moreover, insurers may default on claims they are required to pay.

We cannot assure you that we will be adequately insured against all risks or that we will be able to obtain adequate insurance coverage at reasonable rates for our vessels in the future. For example, in the past more stringent environmental regulations have led to increased costs for, and in the future may result in the lack of availability of, insurance against risks of environmental damage or pollution. Additionally, our insurers may refuse to pay particular claims. Any significant loss or liability for which we are not insured could have a material adverse effect on our business and financial condition.

We may be subject to calls because we obtain some of our insurance through protection and indemnity associations.

We may be subject to increased premium payments, or calls, in amounts based on our claim records and the claim records of our fleet managers as well as the claim records of other members of the protection and indemnity associations (P&I Associations) through which we receive insurance coverage for tort liability, including pollution-related liability. In addition, our P&I Associations may not have enough resources to cover claims made against them. Our payment of these calls could result in a significant expense to us, which could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Labor interruptions could disrupt our business.

Star Bulk Management and Starbulk S.A. currently provide the crew for all of our vessels, which are manned by masters, officers and crews that are employed by our shipowning subsidiaries. If not resolved in a timely and cost-effective manner, industrial action or other labor unrest could prevent or hinder our operations from being carried out normally and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

The smuggling of drugs or other contraband onto our vessels may lead to governmental claims against us.

Our vessels may call in ports where smugglers attempt to hide drugs and other contraband on vessels, with or without the knowledge of crew members. To the extent our vessels are found with contraband, whether inside or attached to the hull of our vessel and whether with or without the knowledge of any of our crew, we may face governmental or other regulatory claims or restrictions which could have an adverse effect on our business, financial condition, results of operations and cash flows.

Maritime claimants could arrest one or more of our vessels, which could interrupt our cash flow.

Crew members, suppliers of goods and services to a vessel, shippers of cargo and other parties may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages. In many jurisdictions, a claimant may seek to obtain security for its claim by arresting a vessel through foreclosure proceedings. The arrest or attachment of one or more of our vessels could interrupt our cash flow and require us to pay large sums of money to have the arrest or attachment lifted. In addition, in some jurisdictions, such as South Africa, under the “sister ship” theory of liability, a claimant may arrest both the vessel which is subject to the claimant’s maritime lien and any “associated” vessel, which is any vessel owned or controlled by the same owner. Claimants could attempt to assert “sister ship” liability against one vessel in our fleet for claims relating to another of our vessels.

Governments could requisition our vessels during a period of war or emergency, resulting in a loss of earnings.

A government could requisition one or more of our vessels for title or for hire. Requisition for title occurs when a government takes control of a vessel and becomes its owner, while requisition for hire occurs when a government takes control of a vessel and effectively becomes its charterer at dictated charter rates. Generally, requisitions occur during periods of war or emergency, although governments may elect to requisition vessels in other circumstances. Although we would be entitled to compensation in the event of a requisition of one or more of our vessels, the amount and timing of payment would be uncertain. Government requisition of one or more of our vessels may negatively impact our revenues.

We operate our vessels worldwide and as a result, our vessels are exposed to international risks which may reduce revenue or increase expenses.

The international shipping industry is an inherently risky business involving global operations. Our vessels and their cargoes are at a risk of being damaged or lost because of events such as mechanical failure, collision, human error, war, terrorism, piracy, marine disasters, and bad weather and other acts of God. In addition, changing economic, regulatory and political conditions in some countries, including political and military conflicts, have from time to time resulted in attacks on vessels, mining of waterways, piracy, terrorism, labor strikes and boycotts. These sorts of events could interfere with shipping routes and result in market disruptions which may reduce our revenue or increase our expenses.

Failure to comply with the U.S. Foreign Corrupt Practices Act (the “FCPA”) could result in fines, criminal penalties, charter terminations and an adverse effect on our business.

We may operate in a number of countries throughout the world, including countries known to have a reputation for corruption. We are committed to doing business in accordance with applicable anti-corruption laws, including the FCPA. We are subject, however, to the risk that we, our affiliated entities or our or their respective officers, directors, employees and agents may take actions determined to be in violation of such anti-corruption laws. Any such violation could result in substantial fines, sanctions, civil and/or criminal penalties and curtailment of operations in certain jurisdictions, and might adversely affect our business, results of operations or financial condition. In addition, actual or alleged violations could damage our reputation and ability to do business. Furthermore, detecting, investigating, and resolving actual or alleged violations is expensive and can consume significant time and attention of our senior management.

Because we generate all of our revenues in U.S. dollars but incur a portion of our expenses in other currencies, exchange rate fluctuations could have an adverse impact on our results of operations.

We generate all of our revenue in U.S. dollars, and the majority of our expenses are denominated in U.S. dollars. However, a portion of our ship operating and administrative expenses are denominated in currencies other than U.S. dollars. For the year ended December 31, 2013 and the six month period ended June 30, 2014, we incurred approximately 20% of our operating expenses and the majority of our general and administrative expenses in currencies other than U.S. dollars. This difference could lead to fluctuations in net income due to changes in the value of the dollar relative to the other currencies, in particular the Euro. Expenses incurred in foreign currencies against which the dollar falls in value can increase, decreasing our revenues. Further declines in the value of the dollar could lead to higher expenses payable by us. While we historically have not mitigated the risk associated with exchange rate fluctuations through the use of financial derivatives, we may employ such instruments from time to time in the future in order to minimize this risk. Any future use of financial derivatives would involve certain risks, including the risk that losses on a hedged position could exceed the notional amount invested in the instrument and the risk that the counterparty to the derivative transaction may be unable or unwilling to satisfy its contractual obligations, which could have an adverse effect on our results.

Risks Related to Our Company

We cannot assure you that we will be successful in finding employment for all of our vessels.

As of August 20, 2014, our fleet includes 33 existing vessels, including the two Heron Vessels. We have also agreed to acquire 34 additional vessels from Excel, which are expected to be delivered by the end of 2014, five of which had already been delivered as of September 5, 2014. We have entered into construction contracts, either directly with the shipyards or indirectly through the use of bareboat agreements with purchase options, for 36 newbuilding vessels, with scheduled deliveries to us from September 2014 to June 2016. We intend to employ our vessels primarily in the spot market, under short term time charters or voyage charters. We will own a large number of vessels that will enter these markets in a relatively short period of time without having previously secured employment. We cannot assure you that we will be successful in finding employment for our newbuilding vessels in the volatile spot market immediately upon their deliveries to us or whether any such employment will be at profitable rates, nor can we assure you continued timely employment of our existing vessels.

The completion of the Transactions exposes us to increased risks relating to the construction of the newbuilding vessels whose contracts we have acquired.

As of June 30, 2014, we had contracts for 11 newbuilding vessels. As of August 20, 2014, giving effect to the Transactions, we had contracts for 36 newbuilding vessels. These vessels are scheduled to be delivered through June 2016. Vessel construction projects are generally subject to risks of delay or cost overruns that are inherent in any large construction project, which may be caused by numerous factors, including shortages of equipment, materials or skilled labor, unscheduled delays in the delivery of ordered materials and equipment or shipyard construction, failure of equipment to meet quality and/or performance standards, financial or operating difficulties experienced by equipment vendors or the shipyard, unanticipated actual or purported change orders, inability to obtain required permits or approvals, unanticipated cost increases between order and delivery, design or engineering changes and work stoppages and other labor disputes, adverse weather conditions or any other events of force majeure. Significant cost overruns or delays could adversely affect our financial position, results of operations and cash flows. Additionally, failure to complete a project on time may result in the delay of revenue from that vessel, and we will continue to incur costs and expenses related to delayed vessels, such as supervision expense and interest expense for the outstanding debt. These risks have been increased by the greater number of newbuilding vessels that we will have after the Transactions.

The completion of the Transactions has increased our capital requirements.

The dry bulk shipping business is highly capital-intensive because of the significant investment in vessels that is required. As of June 30, 2014, we had contracts for 11 newbuilding vessels with total capital requirements of $491.5 million (for which we had obtained financing for $93.6 million). As of August 20, 2014, after giving effect to the Transactions, we had contracts for 36 newbuilding vessels with total capital requirements of $1,566.2 million, of which we had already paid $224.5 million. As of August 20, 2014, we had already obtained commitments for $562.7 million of secured debt for 17 newbuilding vessels, we were in negotiations for $414.8 million of secured debt for 16 additional newbuilding vessels, and we were targeting an additional $95.6 million of secured debt for three remaining newbuilding vessels. These capital requirements, which have been substantially increased as a result of the Transactions, thereby increasing risks relating to our ability to obtain financing to satisfy such capital requirements.

If we are not able to borrow additional funds, raise other capital or utilize available cash on hand, we may not be able to acquire our newbuilding vessels, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. We expect to fund our remaining newbuilding commitments through credit facilities, the proceeds of equity issuances, bareboat charters and other fixed income securities but may not be able to do so. There can be no assurance that we will be able to obtain such financings on a timely basis or on terms we deem reasonable or acceptable. To the degree we raise equity financing to fund our capital expenditures, such equity raises may dilute the ownership of our existing stockholders and may be dilutive to the Company’s earnings per share. If for any reason we fail to make a payment when due, which may result in a default under our newbuilding contracts, or otherwise fail to take delivery of our newbuilding vessels, we would be prevented from realizing potential revenues from these vessels, we could also lose all or a portion of our yard payments that were paid by us, and we could be liable for penalties and damages under such contracts.

We are more leveraged following the Transactions than we have been historically, which could significantly limit our ability to execute our business strategy and has increased the risk of default under our debt obligations.

In connection with the July 2014 Transactions, we assumed on July 11, 2014, including by way of refinancing, existing indebtedness in an aggregate amount of approximately $208.2 million. In connection with the Excel Transactions, we will incur $231.0 million of debt through the end of 2014 under the Excel Vessel Bridge Facility to finance the cash payments for the Excel Vessels.

Giving effect to the Transactions, our outstanding credit facilities impose operating and financial restrictions on us. These restrictions limit our ability, or the ability of our subsidiaries party thereto, to:

•	pay dividends and make capital expenditures if we do not repay amounts drawn under our credit facilities or if there is another default under our credit facilities;

•	incur additional indebtedness, including the issuance of guarantees;

•	create liens on our assets;

•	change the flag, class or management of our vessels or terminate or materially amend the management agreement relating to each vessel;

•	sell our vessels;

•	merge or consolidate with, or transfer all or substantially all our assets to, another person; or

•	enter into a new line of business.

In addition, our credit facilities require us or our subsidiaries to maintain various financial ratios, including:

•	a minimum percentage of aggregate vessel value to loans secured;

•	a maximum ratio of total liabilities to market value adjusted total assets;

•	a minimum EBITDA coverage ratio;

•	a minimum liquidity; and

•	a minimum equity ratio.

Because some of these ratios are dependent on the market value of our vessels, should our charter rates or vessel values materially decline in the future, we may be required to take action to reduce our debt or to act in a manner contrary to our business objectives to meet any such financial ratios and satisfy any such financial covenants. Events beyond our control, including changes in the economic and business conditions in the shipping markets in which we operate, may affect our ability to comply with these covenants. We cannot assure you that we will meet these ratios or satisfy our financial or other covenants or that our lenders will waive any failure to do so.

These covenants may adversely affect our ability to finance future operations or limit our ability to pursue certain business opportunities or take certain corporate actions. The covenants may also restrict our flexibility in planning for changes in our business and the industry and make us more vulnerable to economic downturns and adverse developments. A breach of any of the covenants in, or our inability to maintain the required financial ratios under, our credit facilities would prevent us from borrowing additional money under our credit facilities and could result in a default under our credit facilities. If a default occurs under our credit facilities, the lenders could elect to declare the outstanding debt, together with accrued interest and other fees, to be immediately due and payable and foreclose on the collateral securing that debt, which could constitute all or substantially all of our assets.

Our ability to meet our cash requirements, including our debt service obligations, is dependent upon our operating performance, which is subject to general economic and competitive conditions and to financial, business and other factors affecting our operations, many of which are or may be beyond our control. We cannot provide assurance that our business operations will generate sufficient cash flows from operations to fund these cash requirements and debt service obligations. If our operating results, cash flow or capital resources prove inadequate, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt and other obligations. If we are unable to service our debt, we could be forced to reduce or delay planned expansions and capital expenditures, sell assets, restructure or refinance our debt or seek additional equity capital, and we may be unable to take any of these actions on satisfactory terms or in a timely manner. Further, any of these actions may not be sufficient to allow us to service our debt obligations or may have an adverse impact on our business. Our debt agreements may limit our ability to take certain of these actions. Our failure to generate sufficient operating cash flow to pay our debts or to successfully undertake any of these actions could have a material adverse effect on us.

Our substantial leverage could materially and adversely affect our ability to obtain additional financing for working capital, capital expenditures, acquisitions, debt service requirements or other purposes, could make us more vulnerable to general adverse economic, regulatory and industry conditions, and could limit our flexibility in planning for, or reacting to, changes and opportunities in the markets in which we compete.

Due to our recent Transactions, it may be more difficult to obtain additional financing at favorable terms, if at all.

Because we have operated as an integrated enterprise only since July 11, 2014, it may be more difficult to encourage investment in our company through public and additional private stock offerings, arrangements with corporate partners, credit facilities or from other sources. We may never realize enhanced liquidity in the public markets because the securities available for sale in the public markets as a result of the recent Transactions may dissuade new investors. If we are unable to secure adequate financing, we will not be able to pursue our business strategies, including among others the construction of newbuildings, as currently planned.

We are subject to certain risks with respect to our counterparties on contracts, and failure of such counterparties to meet their obligations could cause us to suffer losses or otherwise adversely affect our business.

We have entered into, and may enter into in the future, various contracts, including charterparties and contracts of affreightment (COAs) with our customers, newbuilding contracts with shipyards and credit facilities with our lenders. We also enter into time charters and voyage charters as a charterer. These agreements subject us to counterparty risks. The ability of each of our counterparties to perform its obligations under a contract with us will depend on a number of factors that are beyond our control and may include, among other things, general economic conditions, the condition of the maritime industry, the overall financial condition of the counterparty, charter rates received for specific types of vessels, and various expenses. In addition, in the event any shipyards do not perform under their contracts, and we are unable to enforce certain refund guarantees with third-party lenders for any reason, we may lose all or part of our investment, and we may not be able to operate the vessels we ordered in accordance with our business plan. Should our counterparties fail to honor their obligations under agreements with us, we could sustain significant losses, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We are currently prohibited from paying dividends under our loan agreements, and we may be unable to pay dividends in the future.

Under the terms of a number of our outstanding financing arrangements, we are subject to various restrictions on our ability to pay dividends. Certain of our financing arrangements prevent us from paying dividends if an Event of Default exists, if certain dates have not passed and/or if certain financial ratios are not met. In addition, the Excel Vessel Bridge Facility contains restrictions on the ability of the holding company that indirectly holds the Excel Vessels from paying dividends unless it meets its financial maintenance covenants and certain ratios on a pro forma basis. See Note 8, “Long Term Debt”, to our unaudited interim condensed consolidated financial statements for the six months ended June 30, 2014 (contained in Exhibit 99.1 to the Transaction 6-K), Note 9, “Long Term Debt” to our audited consolidated financial statements for the three years ended December 31, 2013 contained in our Annual Report on Form 20-F for such period and the description of the Excel Vessel Bridge Facility (contained in Exhibit 99.4 to the Transaction 6-K), for more information regarding these restrictions contained in our historical financing arrangements. See the Management’s Discussion and Analysis of Financial Condition and Results of Operations of Oceanbulk, under the caption, “Oceanbulk’s

Borrowing Activities” (contained in Exhibit 99.2 to the Transaction 6-K) for more information about such restrictions contained in the financing arrangements of Oceanbulk that we assumed. In general, when dividends are paid, they are distributed on a quarterly basis from our operating surplus, in amounts that allow us to retain a portion of our cash flows to fund vessel or fleet acquisitions and for debt repayment and other corporate purposes, as determined by our management and board of directors.

In addition, the declaration and payment of dividends will be subject at all times to the discretion of our board of directors. The timing and amount of dividends will depend on our earnings, financial condition, cash requirements and availability, fleet renewal and expansion, restrictions in our loan agreements, the provisions of Marshall Islands law affecting the payment of dividends and other factors. The laws of the Republic of Marshall Islands generally prohibit the payment of dividends other than from surplus (retained earnings and the excess of consideration received for the sale of shares above the par value of the shares) or while a company is insolvent or would be rendered insolvent by the payment of such a dividend. We may not have sufficient surplus in the future to pay dividends and our subsidiaries may not have sufficient funds or surplus to make distributions to us. We can give no assurance that dividends will be paid at all.

We may be unable to attract and retain qualified, skilled employees or crew necessary to operate our business.

Our success depends in large part on the ability of us to attract and retain highly skilled and qualified personnel, both shoreside personnel and crew. In crewing our vessels, we require technically skilled employees with specialized training who can perform physically demanding work. In connection with the Excel Transactions, there is a possibility some of the existing crews aboard the Excel Vessels will choose not to be employed by us. If this occurs, the vessel will remain in port until we are able to hire a new crew. The length of time that the vessel will remain in port depends upon the port of delivery, the size of the crew and the time of the year. Competition to attract and retain qualified crew members is intense due to the increase in the size of the global shipping fleet. In addition, if we are not able to obtain higher charter rates to compensate for any crew cost increases or are unable to effectively hire any necessary replacement crews for the Excel Vessels, it could have a material adverse effect on our business, results of operations, cash flows, financial condition and ability to pay dividends. If we cannot hire, train and retain a sufficient number of qualified employees, we may be unable to manage, maintain and grow our business, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

As we expand our fleet, we will need to expand our operations and financial systems and hire new shoreside staff and seafarers to staff our vessels; if we cannot expand these systems or recruit suitable employees, our performance may be adversely affected.

We have newbuilding contracts for 36 dry bulk vessels and have begun to take delivery of 34 secondhand vessels from Excel. Our operating and financial systems may not be adequate as we expand our fleet, and our attempts to implement those systems may be ineffective. In addition, we rely on our wholly-owned subsidiaries, Star Bulk Management and Starbulk S.A., to recruit shoreside administrative and management personnel and for crew management. Shoreside personnel are recruited by Star Bulk Management and Starbulk S.A. through referrals from other shipping companies and traditional methods of securing personnel, such as placing classified advertisements in shipping industry periodicals. Star Bulk Management, Starbulk S.A. and its crewing agent may not be able to continue to hire suitable employees as we expand our fleet. If we are unable to operate our financial and operations systems effectively, recruit suitable employees or if our unaffiliated crewing agent encounters business or financial difficulties, our performance may be materially and adversely affected and, among other things, the amount of cash available for distribution as dividends to our shareholders may be reduced.

If we acquire and operate secondhand vessels, we will be exposed to increased operating and other costs, which could adversely affect our earnings and, as our fleet ages, the risks associated with older vessels could adversely affect our ability to obtain profitable charters.

Our current business strategy includes additional growth which may, in addition to the acquisition of newbuilding vessels, include the acquisition of modern secondhand vessels. While we expect that we would typically inspect secondhand vessels prior to acquisition, this does not provide us with the same knowledge about their condition that we would have had if these vessels had been built for and operated exclusively by us. Generally, we, as a purchaser of secondhand vessels will not receive the benefit of warranties from the builders for the secondhand vessels that we acquire. In addition, unforeseen maintenance, repairs, special surveys or dry docking may be necessary for acquired secondhand vessels, which could also increase our costs and reduce our ability to employ the vessel to generate revenue.

Governmental regulations, safety or other equipment standards related to the age of vessels may require expenditures for alterations, or the addition of new equipment, to our vessels and may restrict the type of activities in which the vessels may engage. As our vessels age, market conditions may not justify those expenditures or enable us to operate our vessels profitably during the remainder of their useful lives.

The aging of our vessels may result in increased operating costs in the future, which could adversely affect our earnings.

In general, the cost of maintaining a vessel in good operating condition increases with the age of the vessel. As our vessels age they will typically become less fuel-efficient and more costly to maintain than more recently constructed vessels due to improvements in engine technology. Cargo insurance rates increase with the age of a vessel, making older vessels less desirable to charterers. Governmental regulations and safety or other equipment standards related to the age of vessels may also require expenditures for alterations or the addition of new equipment to our vessels and may restrict the type of activities in which our vessels may engage. As our vessels age, market conditions may not justify those expenditures or may not enable us to operate our vessels profitably during the remainder of their useful lives.

Technological innovation could reduce our charterhire income and the value of our vessels.

The charterhire rates and the value and operational life of a vessel are determined by a number of factors including the vessel’s efficiency, operational flexibility and physical life. Efficiency includes speed, fuel economy and the ability to load and discharge cargo quickly. Flexibility includes the ability to enter harbors, utilize related docking facilities and pass through canals and straits. The length of a vessel’s physical life is related to its original design and construction, its maintenance and the impact of the stress of operations. If new dry bulk carriers are built that are more efficient or more flexible or have longer physical lives than our vessels, competition from these more technologically advanced vessels could adversely affect the amount of charterhire payments we receive for our vessels once their initial charters expire and the resale value of our vessels could significantly decrease. In addition, although we view the fuel efficiency of our newbuilding Eco-type vessels as a competitive advantage, this competitive advantage may eventually erode (along with vessel value) as more Eco-type vessels are put into service by our competitors and older, less fuel-efficient vessels are retired. As a result, our business, results of operations, cash flows and financial condition could be adversely affected by technological innovation.

In the highly competitive international shipping industry, we may not be able to compete for charters with new entrants or established companies with greater resources, and as a result, we may be unable to employ our vessels profitably.

Our vessels will be employed in a highly competitive market that is capital intensive and highly fragmented. Competition arises primarily from other vessel owners, some of whom have substantially greater resources than we do. Competition for the transportation of dry bulk cargo by sea is intense and depends on price, location, size, age, condition and the acceptability of the vessel and its operators to the charterers. Due in part to the highly fragmented market, competitors with greater resources could enter the dry bulk shipping industry and operate larger fleets through consolidations or acquisitions and may be able to offer lower charter rates and higher quality vessels than we are able to offer. If we are unable to successfully compete with other dry bulk shipping companies, our results of operations would be adversely impacted.

We may be subject to litigation that, if not resolved in our favor and not sufficiently insured against, could have a material adverse effect on us.

We may be, from time to time, involved in various litigation matters. These matters may include, among other things, contract disputes, personal injury claims, environmental claims or proceedings, asbestos and other toxic tort claims, employment matters, governmental claims for taxes or duties, and other litigation that arises in the ordinary course of our business. Although we intend to defend these matters vigorously, we cannot predict with certainty the outcome or effect of any claim or other litigation matter, and the ultimate outcome of any litigation or the potential costs to resolve them may have a material adverse effect on us. Insurance may not be applicable or sufficient in all cases and/or insurers may not remain solvent which may have a material adverse effect on our financial condition.

We may have difficulty managing our planned growth properly.

We have entered into shipbuilding contracts with established shipyards in Japan and China for the construction of 36 dry bulk vessels, either directly with the shipyards or indirectly through the use of bareboat agreements with purchase options. One of our strategies is to continue to grow by expanding our operations and adding to our fleet. Our future growth will primarily depend upon a number of factors, some of which may not be within our control. These factors include our ability to:

•	identify suitable dry bulk carriers, including newbuilding slots at shipyards and/or shipping companies for acquisitions at attractive prices;

•	obtain required financing for our existing and new operations;

•	identify businesses engaged in managing, operating or owning dry bulk carriers for acquisitions or joint ventures;

•	integrate any acquired dry bulk carriers or businesses successfully with our existing operations, including obtaining any approvals and qualifications necessary to operate vessels that we acquire;

•	hire, train and retain qualified personnel and crew to manage and operate our growing business and fleet;

•	identify additional new markets;

•	enhance our customer base; and

•	improve our operating, financial and accounting systems and controls.

Our failure to effectively identify, acquire, develop and integrate any dry bulk carriers or businesses could adversely affect our business, financial condition and results of operations. The number of employees that perform services for us and our current operating and financial systems may not be adequate as we implement our plan to expand the size of our fleet in the dry bulk sector, and we may not be able to effectively hire more employees or adequately improve those systems. Finally, acquisitions may require additional equity issuances, which may dilute our common shareholders if issued at lower prices than the price they acquired their shares, or debt issuances (with amortization payments), both of which could lower our available cash. If any such events occur, our financial condition may be adversely affected. We cannot give any assurance that we will be successful in executing our growth plans or that we will not incur significant expenses and losses in connection with our future growth.

In the July 2014 Transactions, we acquired a convertible loan to Heron, which is an entity we do not control.

We own a convertible loan to Heron, which is convertible into 50% of Heron’s equity. After the conversion of the loan, Heron will be a 50-50 joint venture between us and ABY Group Holding Limited, and we will share joint control over Heron with ABY Group Holding Limited. Because of this arrangement, neither party will entirely control Heron, and any operational and other decisions with respect to Heron will need to be jointly agreed between us and ABY Group Holding Limited. While we intend that Heron eventually will be dissolved and its vessels either sold or distributed to its equityholders, until that occurs, it is possible that we will be unable to exercise influence over Heron and its operations. As a result, Heron might take actions contrary to our instructions or requests or contrary to our policies or objectives. Such actions could negatively affect the value of the Heron Vessels we expect to receive or delay our receipt of the Heron Vessels. In addition, Oceanbulk Shipping is a 50% guarantor under Heron’s outstanding debt facilities (pending Heron’s dissolution) and may be liable as a guarantor to the extent that Heron defaults under such facilities prior to such dissolution. Upon the distribution of Heron’s vessels to its equity holders (including the distribution of the Heron Vessels to us), we will be required to pay $25.0 million in cash in respect of the debt secured by the Heron Vessels and instruct the Escrow Agent to release the 2,115,706 common shares held in Escrow. The pre-transaction investors in Heron will remain as ultimate beneficial owners of Heron, until Heron is dissolved and per the provision of the Merger Agreement any cash left after the final liquidation of Heron will be transferred to the pre-transaction investors in Heron and ABY Group Holding Limited, and we will have no economic benefit from Heron liquidation process.

Certain benefits we expect from the Transactions are based on projections and assumptions, which are uncertain and subject to change.

We have made certain estimates and assumptions with respect to certain benefits that we expect from the July 2014 Transactions that affect the reported amounts of earnings, assets, liabilities, revenues, expenses, earnings per share and related information included in our historical consolidated financial statements and pro forma financial information, as well as EBITDA and other measures derived from that information. In addition, in connection with the Excel Transactions, we have made various estimates and assumptions with respect to the eventual operations and chartering of the Excel Vessels as we acquire them. These estimates and assumptions may prove to be inaccurate or may change in the future, and actual results could differ materially from those estimates or assumptions. There can be no assurance that we will realize these benefits, including anticipated synergistic benefits, if any, as a result of the Transactions. The market price of our common shares may decline if the estimates are not realized or we do not achieve the perceived benefits of the Transactions, including perceived benefits to our cash flows and EBITDA, earnings and earnings per share, as rapidly or to the extent anticipated.

Our ability to realize benefits from the Transactions is subject to various integration and other risks, and if we fail to realize such benefits, our business could be materially and adversely affected.

Integrating the assets and operations acquired in the Transactions successfully or otherwise realizing any of the anticipated benefits of the Transactions, including anticipated cost savings and additional revenue opportunities, involves a number of risks and uncertainties, including:

•	our ability to integrate the management teams, strategies, cultures, technologies and operations of the various entities or vessels involved in the Transactions;

•	our ability to retain and assimilate key personnel (and retain their technical and operational expertise);

•	our ability to retain existing customers;

•	our ability to successfully implement and retain uniform standards, controls, procedures, policies and information systems in the face of possible cultural conflicts or differences of opinion on technical and operational decisions;

•	our ability to smoothly transition ownership and operation of acquired vessels (including the Excel Vessels), including avoiding disruptions resulting from crewing, procurement, bunkering, supply, dry docking, maintenance and other similar matters;

•	our ability to achieve the cost savings and operating synergies we anticipated;

•	diversion of management attention from ongoing business concerns to integration matters;

•	possible cash flow interruption or loss of revenue as a result of change of ownership transitional matters related to the Transactions;

•	the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies due to; and

•	our ability to maintain relationships with key suppliers.

Therefore, we may not successfully integrate the assets and operations acquired in the Transactions in a timely manner, and we may not realize the anticipated net reductions in costs and expenses and other benefits of the Transactions to the extent, or in the timeframe, anticipated. In addition to the integration risks discussed above, our ability to realize these net reductions in costs and expenses and other benefits and synergies could be adversely impacted by practical or legal constraints on our ability to combine the operations we acquired in the Transactions.

We may experience impairment of the value of long-lived assets that we acquired in the Transactions.

In connection with the Transactions, we acquired long-lived assets. The value of these long-lived assets can become impaired, as indicated by factors such as changes in our stock price, book value or market capitalization, and the past and anticipated operating performance and cash flows of operations. We test for impairment regularly, but the fair value estimates involved require a significant amount of judgment and assumptions by management. Our actual results may differ materially from our projections, which may result in the need to write down the value of our long-lived assets and could negatively affect our income from operations and the price of our securities.

We will be exposed to volatility in the LIBOR and intend to selectively enter into derivative contracts, which can result in higher than market interest rates and charges against our income.

The loans under our credit facilities are generally advanced at a floating rate based on LIBOR, which has been stable, but was volatile in prior years, which can affect the amount of interest payable on our debt, and which, in turn, could have an adverse effect on our earnings and cash flow. In addition, in recent years, LIBOR has been at relatively low levels, and may rise in the future as the current low interest rate environment comes to an end. Our financial condition could be materially adversely affected at any time that we have not entered into interest rate hedging arrangements to hedge our exposure to the interest rates applicable to our credit facilities and any other financing arrangements we may enter into in the future, including those we enter into to finance a portion of the amounts payable with respect to newbuildings. Moreover, even if we have entered into interest rate swaps or other derivative instruments for purposes of managing our interest rate exposure, our hedging strategies may not be effective and we may incur substantial losses.

We intend to selectively enter into derivative contracts to hedge our overall exposure to interest rate risk exposure. Entering into swaps and derivatives transactions is inherently risky and presents various possibilities for incurring significant expenses. The derivatives strategies that we employ in the future may not be successful or effective, and we could, as a result, incur substantial additional interest costs. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Star Bulk, under the caption, “Quantitative and Qualitative Disclosures About Market Risk—Interest Rate Risk” (contained in Exhibit 99.2 to the Transaction 6-K) for a description of our expected interest rate swap arrangements.

We have made and in the future may make acquisitions and significant strategic investments and acquisitions, which may involve a number of risks. If we are unable to address these risks successfully, such acquisitions and investments could have a materially adverse impact on our business, financial condition and results of operations.

We have undertaken a number of acquisitions and investments in the past, including the Transactions, and may do so from time to time in the future. The risks involved with these acquisitions and investments include:

•	the possibility that we may not receive a favorable return on our investment or incur losses from our investment, or the original investment may become impaired;

•	failure to satisfy or set effective strategic objectives;

•	our assumption of known or unknown liabilities or other unanticipated events or circumstances;

•	the diversion of management’s attention from normal daily operations of the business;

•	difficulties in integrating the operations, technologies, products and personnel of the acquired company or its assets;

•	difficulties in supporting acquired operations;

•	difficulties or delays in the transfer of vessels, equipment or personnel;

•	failure to retain key personnel;

•	unexpected capital equipment outlays and related expenses;

•	insufficient revenues to offset increased expenses associated with acquisitions;

•	under-performance problems with acquired assets or operations;

•	issuance of common stock that could dilute our current stockholders;

•	recording of goodwill and non-amortizable intangible assets that will be subject to periodic impairment testing and potential impairment charges against our future earnings;

•	the opportunity cost associated with committing capital in such investments;

•	undisclosed defects, damage, maintenance requirements or similar matters relating to acquired vessels;

•	becoming subject to litigation.

We may not be able to address these risks successfully without substantial expense, delay or other operational or financial problems. Any delays or other such operations or financial problems could adversely impact our business, financial condition and results of operations.

Our costs of operating as a public company are significant, and our management is required to devote substantial time to complying with public company regulations.

We are a public company, and as such, we have significant legal, accounting and other expenses in addition to our registration and listing expenses. In addition, Sarbanes-Oxley, as well as rules subsequently implemented by the SEC and Nasdaq, has imposed various requirements on public companies, including changes in corporate governance practices, and these requirements may continue to evolve. We and our management personnel, and other personnel, if any, will need to devote a substantial amount of time to comply with these requirements. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time-consuming and costly.

Sarbanes-Oxley requires, among other things, that we maintain and periodically evaluate our internal control over financial reporting and disclosure controls and procedures. In particular, we need to perform system and process evaluation and testing of our internal control over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of Sarbanes-Oxley. Our compliance with Section 404 may require that we incur substantial accounting expenses and expend significant management efforts.

Because the Public Company Accounting Oversight Board is not currently permitted to inspect our independent accounting firm, you may not benefit from such inspections.

Auditors of U.S. public companies are required by law to undergo periodic Public Company Accounting Oversight Board (the “PCAOB”), inspections that assess their compliance with U.S. law and professional standards in connection with performance of audits of financial statements filed with the SEC. Certain European Union countries, including Greece, do not currently permit the PCAOB to conduct inspections of accounting firms established and operating in such European Union countries, even if they are part of major international firms. Accordingly, unlike for most U.S. public companies, the PCAOB is prevented from evaluating our auditor’s performance of audits and its quality control procedures, and, unlike shareholders of most U.S. public companies, we and our shareholders are deprived of the possible benefits of such inspections.

We may be adversely affected by the introduction of new accounting rules for leasing.

International and U.S. accounting standard-setting boards (the International Accounting Standards Board (“IASB”) and the Financial Accounting Standards Board (“FASB”)) have issued new exposure drafts in their joint project that would require lessees to record most leases on their balance sheets as lease assets and liabilities. Entities would still classify leases, but classification would be based on different criteria and would serve a different purpose than it does today. Lease classification would determine how entities recognize lease-related revenue and expense, as well as what lessors record on the balance sheet. Classification would be based on the portion of the economic benefits of the underlying asset expected to be consumed by the lessee over the lease term. If the proposals are adopted, they would be expected generally to have the effect of bringing most off-balance sheet leases onto a lessee’s balance sheet as liabilities, which would also change the income and expense recognition patterns of those items. Financial statement metrics such as leverage and capital ratios, as well as EBITDA and Adjusted EBITDA, may also be affected, even when cash flow and business activity have not changed. This may in turn affect covenant calculations under various contracts (e.g., loan agreements) unless the affected contracts are modified. The IASB’s and FASB’s deliberations on certain topics are expected to extend through much of 2014 and an effective date has not yet been determined. Accordingly, the timing and ultimate effect of those proposals on us is uncertain.

Risks Related to Our Relationships with Mr. Pappas, Oaktree and Other Parties

Affiliates of Oaktree Capital Management, L.P. own a majority of our common shares, subject to certain restrictions on voting, acquisitions and dispositions thereof.

Upon completion of the Transactions (and assuming distribution of all of the Excel Vessel Share Consideration to the equityholders of Excel), Oaktree and its affiliates will beneficially own 65,190,632 common shares, which would represent approximately 57.3% of our outstanding common shares, assuming that the Excel Transactions were completed as of September 5, 2014. However, pursuant to the Oaktree Shareholders Agreement, Oaktree and certain affiliates thereof have agreed to voting restrictions, ownership limitations and standstill restrictions. For instance, Oaktree and its affiliates will be entitled to nominate a maximum of four out of nine members of the Board, subject to certain additional limitations. In addition, Oaktree and its affiliates will be required to vote their voting securities in excess of 33% of the outstanding voting securities (subject to adjustment as set forth in the Oaktree Shareholders Agreement) proportionately with the votes cast by the other stockholders, subject to certain exceptions, which include (i) voting against a change of control transaction with an unaffiliated buyer and (ii) voting in favor of a change of control transaction with an unaffiliated buyer (but only if such transaction is approved by a majority of disinterested directors). In addition, Oaktree and affiliates thereof will be subject to certain standstill restrictions, and may not receive a control premium for their common shares as part of a change of control transaction. Despite the foregoing limitations, Oaktree and its affiliates are able to exert considerable influence over us. Oaktree and its affiliates may be able to prevent or delay a change of control of us and could preclude any unsolicited acquisition of us. The concentration of ownership and voting power in Oaktree may make some transactions more difficult or impossible without the support of Oaktree, even if such events are in the best interests of our other shareholders. The concentration of voting power in Oaktree may have an adverse effect on the price of our common shares. As a result of such influence, we may take actions that our other shareholders do not view as beneficial, which may adversely affect our results of operations and financial condition and cause the value of your investment to decline.

Additionally, Oaktree is in the business of making investments in companies and currently holds, and may from time to time in the future acquire, interests in the shipping industry that directly or indirectly compete with certain portions of our business. Further, if Oaktree pursues acquisitions or makes further investments in the shipping industry, those acquisitions and investment opportunities may not be available to us, and we have agreed to renounce any interest or expectancy in, or in being offered an opportunity to participate in, any corporate opportunities that may be presented to or become known to Oaktree or any of its affiliates.

In addition, the members of the Board nominated by Oaktree will have fiduciary duties to us and in addition may have duties to Oaktree. As a result, such circumstances may entail real or apparent conflicts of interest with respect to matters affecting both us and Oaktree, whose interests, in some circumstances, may be adverse to ours.

Our Chief Executive Officer, Mr. Petros Pappas, and certain members of his family have affiliations with Oceanbulk Maritime, Interchart Shipping and other ventures, which could create conflicts of interest. Certain members of our senior management also have affiliations with Oceanbulk Maritime and other ventures that could create conflicts of interest.

While we do not expect that our Chief Executive Officer, Mr. Petros Pappas, will have any material relationships with any companies in the dry bulk shipping industry other than us, he will continue to be involved in other areas of the shipping industry, including as the founder of Oceanbulk Maritime and as a member of the management of Oceanbulk Container Carriers LLC, and PST Tankers LLC, which are other joint ventures between Oaktree and the family of Mr. Petros Pappas involved in the container shipping and product tanker businesses, respectively. Ms. Pappas is a significant equityholder of Oceanbulk Maritime and Interchart Shipping, and an equityholder in various other entities, some of which are involved in the dry bulk shipping industry. These other affiliations and ventures could cause distraction to Mr. Pappas as our Chief Executive Officer if he focuses a substantial portion of his time on them, and the involvement of Ms. Pappas with other ventures could cause conflicts of interest with us.

Certain members of our senior management (Messrs. Norton, Begleris and Rescos and Ms. Damigou) are also members of the management of Oceanbulk Maritime, Oceanbulk Container Carriers LLC and PST Tankers LLC. These other affiliations and ventures could cause distraction to such members of senior management if they focus a substantial portion of their time on such affiliations and ventures.

Any of these affiliations and relationships of Mr. Pappas, certain members of his family and certain members of our senior management may create conflicts of interest not in the best interest of us or our shareholders from time to time. This could result in an adverse effect on our business, financial condition, results of operations and cash flows.

As a “foreign private issuer” under the Securities Exchange Act of 1934, we are permitted to, and we may, rely on exemptions from certain corporate governance standards of the Exchange, including, among others, the requirement that a majority of our board of directors consist of independent directors. Our reliance upon such exemptions may afford less protection to holders of our common shares.

The corporate governance rules of the Nasdaq require, subject to exceptions, listed companies to have, among other things, a majority of their board members be independent and independent director oversight of executive compensation, nomination of directors and corporate governance matters. Nevertheless, a “foreign private issuer” (as defined in Rule 3b-4 of the Exchange Act) is permitted to follow its home country practice in lieu of the above requirements.

We are a foreign private issuer, and, as such, we may follow the laws of the Republic of the Marshall Islands, our home country, with respect to the foregoing requirements. For example, our board of directors is not required by the laws of the Republic of the Marshall Islands to have a majority of independent directors, so, while our board of directors includes seven members that would likely be deemed independent for purposes of the Nasdaq rules, we are not required to comply with the Nasdaq rule that requires us to have a majority of independent directors, and we may in the future have less than a majority of directors who would be deemed independent for purposes of the Nasdaq rules. Consequently, for so long as we remain a foreign private issuer, the approach of our board of directors may be different from that of a board of directors required to have a majority of independent directors, and as a result, our management oversight may be more limited than if we were required to comply with the Nasdaq rules applicable to U.S. domestic listed companies. If in the future we lose our status as a foreign private issuer, we would be required to comply with the rules of the Nasdaq applicable to U.S. domestic listed companies within six months.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a “foreign private issuer,” and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act applicable to U.S. domestic companies whose securities are registered under the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and accordingly the next determination will be made with respect to us on June 30, 2015. We will lose our foreign private issuer status if more than 50% of our outstanding voting securities are directly or indirectly held of record by residents of the U.S., and:

•	more than a majority of our executive officers and directors are U.S. citizens or residents; or

•	more than 50% of our assets are located in the U.S.; or

•	our business is administered principally in the U.S.

We may therefore lose our foreign private issuer status in the future.

If we were to lose our foreign private issuer status, we would be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We would also have to comply with U.S. federal proxy requirements, and our officers, directors and 10% shareholders would become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we would lose our ability to rely upon exemptions from certain Nasdaq corporate governance requirements. As a result, the regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer could be significantly higher.

Our directors who have relationships with Oaktree may have conflicts of interest with respect to matters involving us.

Three of our directors are affiliated with Oaktree. See “Prospectus Summary—Oaktree” and “Certain Relationships and Related Party Transactions” for a discussion of our affiliation with Oaktree. These persons will have fiduciary duties to us and in addition will have duties to Oaktree. In addition, under the Oaktree Shareholders Agreements, none of our officers or directors who is also an officer, director, employee or other affiliate of Oaktree or an officer, director or employee of an affiliate of Oaktree will be liable to us or our shareholders for breach of any fiduciary duty by reason of the fact that any such individual directs a corporate opportunity to Oaktree or its affiliates instead of us, or does not communicate information regarding a corporate opportunity to us that such person or affiliate has directed to Oaktree or its affiliates. As a result, such circumstances may entail real or apparent conflicts of interest with respect to matters affecting both us and Oaktree, whose interests, in some circumstances, may be adverse to ours. In addition, as a result of Oaktree’s ownership interest, conflicts of interest could arise with respect to transactions involving business dealings between us and Oaktree or their affiliates, including potential business transactions, potential acquisitions of businesses or properties, the issuance of additional securities, the payment of dividends by us and other matters.

Our executive officers will not devote all of their time to our business, which may hinder our ability to operate successfully.

Our executive officers participate in business activities not associated with us, including serving as members of the management teams of Oceanbulk Maritime, Oceanbulk Container Carriers LLC (both of which are affiliated with Oaktree and the Pappas family) and PST Tankers LLC (which is affiliated with Oaktree and the Pappas family), and are not required to work full-time on our affairs. Initially, we expect that each of our executive officers will devote a substantial portion of his business time to the completion of our newbuilding program and management of our company. Our executive officers may devote less time to us than if they were not engaged in other business activities and may owe fiduciary duties to the shareholders of other companies with which they may be affiliated, including those companies listed above. In particular, we expect that the amount of time Mr. Pappas allocates to managing us will vary from time to time depending on the needs of the business and the level of strategic activity at the time. This structure may create conflicts of interest in matters involving or affecting us and our customers and it is not certain that any of these conflicts of interest will be resolved in our favor. This could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We are dependent on our managers and their ability to hire and retain key personnel.

Our success depends to a significant extent upon the abilities and efforts of our management team. For example, Mr. Pappas is integral to our business, and our success depends significantly on his abilities, industry knowledge and relationships. We do not maintain “key man” life insurance on any of our officers, and the loss of any of these individuals could adversely affect our business prospects and financial condition.

Our continued success will depend upon our and our managers’ ability to hire and retain key members of our management team. Difficulty in hiring and retaining personnel could adversely affect our results of operations. In crewing our vessels, we require technically skilled employees with specialized training who can perform physically demanding work. Competition to attract and retain qualified crew members is intense due to the increase in the size of the global shipping fleet. If we are not able to obtain higher charter rates to compensate for any crew cost increases, it could have a material adverse effect on our business, results of operations, cash flows and financial condition. If we cannot hire, train and retain a sufficient number of qualified employees, we may be unable to manage, maintain and grow our business, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. As we expand our fleet, we will also need to expand our operational and financial systems and hire new shoreside staff and seafarers to crew our vessels; if we cannot expand these systems or recruit suitable employees, its performance may be adversely affected.

Risks Related to Our Corporate Structure and Our Common Shares

We are a holding company, and we depend on the ability of our subsidiaries to distribute funds to us in order to satisfy our financial obligations and to make dividend payments.

We are a holding company and our subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than the equity interests in our subsidiaries. As a result, our ability to satisfy our financial obligations and to make dividend payments in the future depends on our subsidiaries and their ability to distribute funds to us. If we are unable to obtain funds from our subsidiaries, our board of directors may exercise its discretion not to declare or pay dividends. We do not intend to obtain funds from other sources to pay dividends. Furthermore, certain of our outstanding financing arrangements restrict the ability of some of our subsidiaries (which are the parent companies of various shipowning subsidiaries) to pay us dividends under certain circumstances (such as if an Event of Default exists, if certain dates have not passed and/or if certain financial ratios are not met). See Note 8, “Long Term Debt” to our unaudited interim condensed consolidated financial statements for the six months ended June 30, 2014 (contained in Exhibit 99.1 to the Transaction 6-K) and Note 9, “Long Term Debt” to our audited consolidated financial statements for the three years ended December 31, 2013 contained in our Annual Report on Form 20-F for such period, for more information regarding these restrictions contained in our historical financing arrangements. See the Management’s Discussion and Analysis of Financial Condition and Results of Operations of Oceanbulk, under the caption, “Oceanbulk’s Borrowing Activities” (contained in Exhibit 99.2 to the Transaction 6-K) for more information about such restrictions contained in the financing arrangements of Oceanbulk that we assumed. To the extent we do not receive dividends from our subsidiaries, our ability to pay dividends will be restricted.

Because we are organized under the laws of the Marshall Islands and because substantially all of our assets are located outside of the United States, it may be difficult to serve us with legal process or enforce judgments against us, our directors or our management.

We are organized under the laws of the Marshall Islands, and substantially all of our assets are located outside of the United States. In addition, the majority of our directors and officers are or will be non-residents of the United States, and all or a substantial portion of the assets of these non-residents are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States if you believe that your rights have been infringed under securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Marshall Islands and of other jurisdictions may prevent or restrict you from enforcing a judgment against our assets or the assets of our directors or officers. For more information regarding the relevant laws of the Marshall Islands, see “Enforceability of Civil Liabilities.”

We are incorporated in the Marshall Islands, which does not have a well-developed body of corporate law.

Our corporate affairs are governed by our amended and restated articles of incorporation and bylaws and by the Marshall Islands Business Corporations Act (the “MIBCA”). The provisions of the MIBCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Marshall Islands interpreting the MIBCA. The rights and fiduciary responsibilities of directors under the laws of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in the United States. The rights of shareholders of companies incorporated in the Marshall Islands may differ from the rights of shareholders of companies incorporated in the United States. While the MIBCA provides that it is to be interpreted according to the laws of the State of Delaware and other states with substantially similar legislative provisions, there have been few, if any, court cases interpreting the MIBCA in the Marshall Islands and we cannot predict whether Marshall Islands courts would reach the same conclusions as United States courts. Thus, you may have more difficulty in protecting your interests in the face of actions by the management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction which has developed a relatively more substantial body of case law. Additionally, the Republic of the Marshall Islands does not have a legal provision for bankruptcy or a general statutory mechanism for insolvency proceedings. As such, in the event of a future insolvency or bankruptcy, our shareholders and creditors may experience delays in their ability to recover their claims after any such insolvency or bankruptcy.

The price of our common shares may be highly volatile.

The price of our common shares may fluctuate due to factors such as:

•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;

•	mergers and strategic alliances in the dry bulk shipping industry;

•	market conditions in the dry bulk shipping industry;

•	changes in government regulation;

•	the failure of securities analysts to publish research about us, or shortfalls in our operating results from levels forecast by securities analysts;

•	announcements concerning us or our competitors; and

•	the general state of the securities markets.

The seaborne transportation industry has been highly unpredictable and volatile. The market for our common shares in this industry may be equally volatile. Consequently, you may not be able to sell the common shares at prices equal to or greater than those paid by you.

Future sales of our common shares could cause the market price of our common shares to decline.

Our third amended and restated articles of incorporation authorize us to issue common shares, of which shares will be issued and outstanding. Sales of a substantial number of shares of our common shares in the public market, or the perception that these sales could occur, may depress the market price for our common shares. These sales could also impair our ability to raise additional capital through the sale of our equity securities in the future. We intend to issue additional shares of our common shares in the future. Our shareholders may incur dilution from any future equity offering and upon the issuance of additional shares of our common shares upon the exercise of options we grant to certain of our executive officers or upon the issuance of additional common shares pursuant to our equity incentive plan.

Certain stockholders hold registration rights, which may have an adverse effect on the market price of our common stock.

On September 20, 2011, we filed a registration statement on Form S-8 (File No. 333-176922) that covers the resale of up to 311,006 of our common shares that have been issued under our 2007, 2010 and 2011 equity incentive plans. We have included 485,783 common shares for resale in a universal shelf registration statement (File No. 333-180674), which was declared effective by the Commission July 17, 2012. A Form F-3 registration statement for 7,731,776 common shares was filed with the SEC pursuant to a registration rights agreement and declared effective on November 12, 2013 for shares held by Oaktree and Monarch. On July 11, 2014, we entered into an Amended and Restated Registration Rights Agreement among us, Oaktree Dry Bulk Holdings LLC, a Marshall Islands limited liability company (the “Oaktree Seller”), the owners of the Pappas Companies and of Millennia Holdings, certain of our stockholders affiliated with Monarch Alternative Capital LP (the “Monarch Stockholders”) and certain affiliates thereof. For more information regarding the terms of the Registration Rights Agreement, see Exhibit 99.3 to the Transaction 6-K, under the caption, “Description of the Registration Rights Agreement”. Pursuant to the Registration Rights Agreement, we filed the Form F-3 registration statement of which this prospectus forms a part, registering the resale of 67,258,287 common shares to be sold by the Selling Shareholders. In addition, the Registration Rights Agreement also provides the Oaktree Seller and its affiliates with certain demand registration rights and the Oaktree Seller, Pappas Seller, the Monarch Stockholders, the Angelo, Gordon Investors and Excel and certain affiliates thereof with certain shelf registration rights in respect of any common shares held by them (including the 29,917,312 common shares to be issued through the end of 2014 as the Excel Vessel Share Consideration), subject to certain conditions. As a result of the Excel Transactions and pursuant to the Registration Rights Agreement, we also expect to register under the Securities Act the resale of the 29,917,312 common shares to be issued as the Excel Vessel Share Consideration. In addition, in the event that we register additional common shares for sale to the public following the closing of the Transactions, we will be required to give notice to the Oaktree Seller, Pappas Seller, Monarch Stockholders, the Angelo, Gordon Excel Investors and Excel, and certain affiliates thereof of its intention to effect such registration and, subject to certain limitations, we will be required to include common shares held by those holders in such registration. The resale of these common shares in addition to the offer and sale of the other securities included in such registration statements may have an adverse effect on the market price of our common stock.

Anti-takeover provisions in our organizational documents could have the effect of discouraging, delaying or preventing a merger or acquisition, or could make it difficult for our shareholders to replace or remove our current Board of Directors, which could adversely affect the market price of our common shares.

Several provisions of our third amended and restated articles of incorporation and bylaws could make it difficult for our shareholders to change the composition of our board of directors in any one year, preventing them from changing the composition of management. In addition, the same provisions may discourage, delay or prevent a merger or acquisition that shareholders may consider favorable. These provisions include:

•	authorizing our board of directors to issue “blank check” preferred stock without shareholder approval;

•	providing for a classified board of directors with staggered, three-year terms;

•	establishing certain advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by shareholders at shareholder meetings;

•	prohibiting cumulative voting in the election of directors;

•	limiting the persons who may call special meetings of shareholders;

•	authorizing the removal of directors only for cause and only upon the affirmative vote of the holders of a majority of the outstanding shares of our common shares entitled to vote for the directors; and

•	establishing supermajority voting provisions with respect to amendments to certain provisions of our amended and restated articles of incorporation and bylaws.

These anti-takeover provisions could substantially impede the ability of public shareholders to benefit from a change in control and, as a result, may adversely affect the market price of our common shares and your ability to realize any potential change of control premium.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our unaudited ratio of earnings to fixed charges for the six months ended June 30, 2014 and for each of the preceding five fiscal years ended December 31.

(dollars in thousands)	Six months ended June 30,	Year Ended December 31,
	2014	2013	2012	2011	2010	2009
Earnings / (Loss)
Income (loss) before income taxes	$(3,871)	$1,850	$(314,521)	$(69,559)	$(5,131)	$(58,415)
Add
Fixed charges	4,232	7,330	7,686	7,287	6,371	9,649
Amortization of capitalized interest	50	100	100	21	—	—
Subtract
Interest capitalized and Amortization of deferred finance fees	(1,252)	(633)	—	(1,901)	(644)	—

Total Earnings / (Loss)	$(841)	$8,647	$(306,735)	$(64,152)	$596	$(48,766)

Fixed Charges
Interest expensed and capitalized and Amortization of deferred finance fees	$4,220	$7,308	$7,669	$7,235	$6,290	$9,567
Interest component of rental expense (3)	12	22	17	52	81	82

Total Fixed Charges	$4,232	$7,330	$7,686	$7,287	$6,371	$9,649

Ratio of earnings to fixed charges	N/A	1.18	N/A	N/A	N/A	N/A
Dollar amount of the coverage deficiency (2)	$5,073	$—	$314,421	$71,439	$5,775	$58,415

(1)	We have not issued any preferred stock as of the date of this prospectus. Accordingly, the ratio of earnings to consolidated fixed charges and preference dividends is equivalent to the ratio of earnings to fixed charges.
(2)	Our earnings for the six months ended June 30, 2014 and for the years ended December 2012, 2011, 2010 and 2009 were inadequate to cover fixed charges. The additional earnings indicated for each period would have been necessary to bring the ratio to 1.0.
(3)	Interest component of rental expense is estimated to equal 1/3 of such expenses, which is considered reasonable approximation of the interest factor.

USE OF PROCEEDS

Unless we specify otherwise in any prospectus supplement, we may use the net proceeds from the sale of securities offered by this prospectus for capital expenditures, repayment of indebtedness, working capital, to make vessel or other acquisitions or for general corporate purposes or combination thereof. We will not receive any proceeds from sales by the Selling Shareholders.

PER SHARE MARKET PRICE INFORMATION

Since December 3, 2007 our common shares have traded on the Nasdaq Global Select Market under the symbol “SBLK”. You should carefully review the high and low prices of Star Bulk common shares in the tables for the months, quarters and years indicated under the heading Item 9. “The Offer and Listing” in our annual report on Form 20-F for the year ended December 31, 2013, which is incorporated by reference herein.

The table below sets forth the high and low prices for each of the periods indicated for our shares of common stock as reported by the NASDAQ Global Select Market.

	High	Low
Quarterly
1st Quarter ended March 31, 2014	$15.39	$10.86
2nd Quarter ended June 30, 2014	$14.59	$10.19

	High	Low
Months
September 2014 (through and including September 4, 2014)	$14.65	$13.95
August 2014	$14.08	$10.36
July 2014	$13.36	$10.70
June 2014	$13.91	$10.19
May 2014	$12.42	$10.67
April 2014	$14.59	$11.61
March 2014	$15.39	$12.07

CAPITALIZATION

The following table sets forth our capitalization table as of June 30, 2014, on

•	An Actual basis; and

•	An As Adjusted basis, as of June 30, 2014, to give effect to:

•	scheduled loan repayments of $4.7 million;

•	the completion of the July 2014 Transactions on July 11, 2014. In the July 2014 Transactions, 51,988,494 common shares were issued as consideration for the acquisition of Oceanbulk and the Pappas Companies, and 2,115,706 common shares were issued and held in escrow for the acquisition of the Heron Vessels. Following the allocation of the purchase price to the identified assets and liabilities of the acquired companies, we expect the July Transaction will result in a gain from bargain purchase of $11.9 million. The calculation of the gain from bargain purchase is based on the $616.3 million aggregate purchase consideration, which is calculated based on the total common shares issued and the market price per common share of approximately $11.85. The market price of common share of $11.85 used was the average closing market price of our common shares, as determined over a period of two days before and two days after the closing date of the July 2014 Transactions, on July 11, 2014. In addition the acquired companies as of September 5, 2014 had in aggregate an outstanding loan balance of $239.7 million; and

•	the issuance of 168,842 shares to Mr. Spyros Capralos, on August 4, 2014, pursuant to the terms of his termination agreement (See “Recent Developments—Common Share Issuances”).

•	the issuance of 3,548,372 common shares as the Excel Vessel Share Consideration for the five Excel Vessels that had been delivered to us as of September 5, 2014 (See “Recent Developments—The Excel Transactions”); and

•	the incurrence of $29.2 million of additional debt to pay the cash consideration for the five Excel Vessels that had been delivered to us as of September 5, 2014 under the $231.0 million Excel Vessel Bridge Facility, which matures in February 2016 (See “Recent Developments—The Excel Transactions”).

	As of June 30, 2014
	Actual	As Adjusted
	(dollars in thousands except per share and share data)
Capitalization:
Total debt (including current portion) (1)	$253,882	$518,061

Preferred shares, $0.01 par value; 25,000,000 shares authorized, none issued, actual and as adjusted	—	—
Common shares, $0.01 par value; 300,000,000 shares authorized 29,493,769 shares issued and outstanding actual, 87,315,183 shares issued and outstanding as adjusted	295	873
Additional paid-in capital	670,446	1,361,672
Accumulated deficit	(406,274)	(394,389)

Total shareholders’ equity	264,467	968,156

Total capitalization	$518,349	$1,486,217

(1)	All of our debt is secured

Other than the adjustments described above, there have been no significant adjustments to our capitalization since June 30, 2014. This table should be read in conjunction with the unaudited interim condensed consolidated financial statements and the related notes for the six months ended June 30, 2014, included in Exhibit 99.1 to the Transaction 6-K, which is incorporated by reference herein, and the consolidated financial statements and related notes included in our annual report for the year ended December 31, 2013, on Form 20-F filed with the Commission on March 21, 2014 and incorporated by reference herein.

SELLING SHAREHOLDERS

Based solely upon information furnished to us by the Selling Shareholders, the following table sets forth information with respect to the beneficial ownership of our common shares held as of the date of this prospectus by the Selling Shareholders. The Selling Shareholders are offering an aggregate of up to 67,258,287 of our common shares, which were acquired in private transactions. The Selling Shareholders may sell some, all or none of their shares covered by this prospectus.

Selling Shareholder	Common Shares Owned Prior to the Offering	Percentage of Class Prior to the Offering (5)	Total Common Shares Offered Hereby	Percentage of the Class Following the Offering (6)
Oaktree Capital Group Holdings GP, LLC and certain of its advisory clients (1)	51,234,231	61.16%	51,234,231	0%
Monarch Alternative Capital LP and certain of its advisory clients (2)	6,161,004	7.35%	6,161,004	0%
Millennia Holdings LLC (3)	5,051,147	6.03%	5,051,147	0%
Mirabel Shipholding & Invest Limited (3)	3,592,728	4.29%	3,592,728	0%
Milena-Maria Pappas (4)	1,050,335	1.25%	1,050,335	0%
Spyros Capralos	168,842	*	168,842	0%

*	less than one percent
(1)	Consist of (i) 3,501,907 shares held by Oaktree Value Opportunities Fund, L.P. (“VOF”), (ii) 2,251,325 shares held by Oaktree Opportunities Fund IX Delaware, L.P. (“Fund IX”), (iii) 20,675 shares held by Oaktree Opportunities Fund IX (Parallel 2), L.P. (“Parallel 2”) and (iv) 45,460,324 shares held by Oaktree Dry Bulk Holdings LLC (“Dry Bulk Holdings”). Each of the foregoing funds and entities is affiliated with Oaktree Capital Group Holdings GP, LLC (“OCGH”). The members of OCGH are John Frank, Stephen Kaplan, Bruce Karsh, Larry Keele, David Kirchheimer, Howard Marks and Sheldon Shore. Each of the direct and indirect general partners, managing members, directors, unit holders, shareholders, and members of VOF, Fund IX, Parallel 2 and Dry Bulk Holdings, may be deemed to share voting and dispositive power over the shares owned by such entities, but disclaims beneficial ownership in such shares except to the extent of any pecuniary interest therein. The address for these entities is c/o Oaktree Capital Management, L.P., 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071. OCM Investments, LLC (a subsidiary of Oaktree Capital Management, L.P., which is the investment manager of the Oaktree Funds) is registered as a broker-dealer with the Commission and in all 50 states, the District of Columbia and Puerto Rico, and is a member of the U.S. Financial Industry Regulatory Authority. Oaktree Funds purchased shares in the Company in the ordinary course of business and at the time of the purchase of the Company’s common shares to be resold under this registration statement, had no agreements or understanding, directly or indirectly, with any person to distribute the shares.
(2)	Consists of (i) 2,612,419 shares held by Monarch Debt Recovery Master Fund Ltd., (ii) 1,627,989 shares held by Monarch Opportunities Master Fund Ltd., (iii) 187,806 shares held by Monarch Alternative Solutions Master Fund Ltd., (iv) 73,473 shares held by Monarch Capital Master Partners II LP, (v) 1,327,372 shares held by Monarch Capital Master Partners II-A LP, (vi) 23,116 shares held by Monarch Structured Credit Master Fund Ltd. and (vii) 308,829 shares held by P Monarch Recovery Ltd. Monarch Alternative Capital LP (“MAC”) serves as advisor to these entities with respect to shares directly owned by such entities. MDRA GP LP (“MDRA GP”) is the general partner of MAC and Monarch GP LLC (“Monarch GP”) is the general partner of MDRA GP. By virtue of such relationships, MAC, MDRA GP and Monarch GP may be deemed to have voting and dispositive power over the shares owned by such entities. The address for these entities is 535 Madison Avenue, 26th Floor, New York, NY 10022.
(3)	These companies are related to family members of our Chief Executive Officer, Mr. Petros Pappas.
(4)	Ms. Milena Maria Pappas is the daughter of our Chief Executive Officer, Mr. Petros Pappas.
(5)	Based on 83,766,811 shares outstanding as of August 20, 2014.
(6)	Assumes that the Selling Shareholders sell all of the common shares offered hereby.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus and the Selling Shareholders may sell our common shares through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of our securities, and the Selling Shareholders may sell our common shares included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	trading plans entered into by the Selling Shareholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans.

In addition, we or the Selling Shareholders may enter into option or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We or any Selling Shareholder may enter into hedging transactions with respect to our securities. For example, we or any Selling Shareholder may:

•	enter into transactions involving short sales of our common shares by broker-dealers;

•	sell common shares short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us or the Selling Shareholder to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We or any Selling Shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or any Selling Shareholder or borrowed from us, any Selling Shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any Selling Shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any Selling Shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The Selling Shareholders and any broker-dealers or other persons acting on our behalf or on the behalf of the Selling Shareholders that participate with us or the Selling Shareholders in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As a result, we have informed the Selling Shareholders, that Regulation M, promulgated under the Exchange Act, may apply to sales by the Selling Shareholders in the market. The Selling Shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our common shares against certain liabilities, including liabilities arising under the Securities Act.

As of August 20, 2014, we were not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Furthermore, we, our executive officers, our directors and the Selling Shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for our common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by any selling shareholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of the Selling Shareholders’ securities on the basis of parameters described in such trading plans.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Global Select Market, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to the securities offered and sold by us under this Registration Statement.

As a result of requirements of the Financial Industry Regulatory Authority, or FINRA, formerly the National Association of Securities Dealers, Inc., the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us or any Selling Shareholder for the sale of any securities being registered pursuant to Rule 415 promulgated by the Commission under the Securities Act. If more than 5% of the net proceeds of any offering of common shares made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such a FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

DESCRIPTION OF CAPITAL STOCK

Authorized Share Capital

Under our third amended and restated articles of incorporation, or our Articles, our authorized capital stock consists of 300,000,000 common shares, par value $0.01 per share, and 25,000,000 preferred shares, par value $0.01 per share, none of which were issued as of the date of this prospectus. All of our shares of stock are in registered form.

Common Stock

As of the date of this prospectus, we had 87,315,183 common shares outstanding out of 300,000,000 shares authorized to be issued. Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive ratably all dividends, if any, declared by our Board of Directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of our preferred shares having liquidation preferences, if any, the holders of our common shares will be entitled to receive pro rata our remaining assets available for distribution. Holders of our common shares do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of our common shares are subject to the rights of the holders of any preferred shares which we may issue in the future.

Share History

Transactions

In August 2014, we agreed to issue the Excel Vessel Share Consideration of approximately 29,917,312 common shares under the terms of the Excel Transactions. As of September 5, 2014, we had issued 3,548,372 common shares as part of the Excel Vessel Share Consideration, in connection with the delivery to us of five of the Excel Vessels.

In July 2014, we issued as consideration 54,104,200 common shares in the July 2014 Transactions.

Reverse Stock Split

On October 15, 2012, we effected a 1-for-15 reverse stock split of our common shares. This reverse stock split reduced the number of our outstanding common shares from approximately 81.0 million shares to approximately 5.4 million shares.

Equity Offerings

In July 2011, we offered and sold 1,113,334 common shares in an underwritten public offering for gross proceeds before expenses of approximately $28.8 million.

In July 2013, we offered and sold 15,338,861 common shares in a backstopped equity rights offering. We received gross proceeds of approximately $80.1 million.

In October 2013, we offered and sold 8,050,000 common shares in an underwritten public offering for gross proceeds before expenses of $70.8 million.

Equity Incentive Plans

On February 20, 2014, we adopted an equity incentive plan, which we refer to as the 2014 Equity Incentive Plan, under which officers, key employees, directors and consultants of the Company and its subsidiaries will be eligible to receive options to acquire shares, share appreciation rights, restricted share and other share-based or share-denominated awards. We reserved a total of 430,000 shares for issuance under the plan, subject to adjustment for changes in capitalization as provided in the plan. The purpose of the 2014 Equity Incentive Plan is to encourage ownership of shares by, and to assist us in attracting, retaining and providing incentives to our officers, key employees, directors and consultants, whose contributions to us are or may be important to our success and to align the interests of such persons with our stockholders. The various types of incentive awards that may be issued under the 2014 Equity Incentive Plan enable us to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of our business. The plan is administered by our compensation committee, or such other committee of our Board of Directors as may be designated by the board to administer the plan. The plan permits issuance of restricted shares, grants of options to purchase shares, share appreciation rights, restricted share, restricted share units and unrestricted share.

Under the terms of the plan, stock options and stock appreciation rights granted under the plan will have an exercise price per common share equal to the fair market value of a common share on the date of grant, unless otherwise determined by the plan administrator, but in no event will the exercise price be less than the fair market value of a common share on the date of grant. Options and stock appreciation rights are exercisable at times and under conditions as determined by the plan administrator, but in no event will they be exercisable later than ten years from the date of grant.

The plan administrator may grant shares of restricted stock and awards of restricted stock units subject to vesting and forfeiture provisions and other terms and conditions as determined by the plan administrator. Upon the vesting of a restricted stock unit, the award recipient will be paid an amount equal to the number of restricted stock units that then vest multiplied by the fair market value of a common share on the date of vesting, which payment may be paid in the form of cash or common shares or a combination of both, as determined by the plan administrator. The plan administrator may grant dividend equivalents with respect to grants of restricted stock units.

Adjustments may be made to outstanding awards in the event of a corporate transaction or change in capitalization or other extraordinary event. In the event of a “change in control” (as defined in the plan), unless otherwise provided by the plan administrator in an award agreement, awards then outstanding shall become fully vested and exercisable in full.

The Board may amend or terminate the plan and may amend outstanding awards, provided that no such amendment or termination may be made that would materially impair any rights, or materially increase any obligations, of a grantee under an outstanding award. Stockholder approval of plan amendments may be required in certain definitive, pre-determined circumstances if required by applicable rules of a national securities exchange or the Commission. Unless terminated earlier by the Board of Directors, the plan will expire ten years from the date on which the plan was adopted by the Board of Directors.

In 2007, 2010, 2011 and 2013, we adopted the 2007, 2010 2011 and 2013 Equity Incentive Plan, respectively, and reserved for issuance 133,333 shares under each plan except for the 2013 Equity Incentive Plan, under which we reserved 240,000 shares. The terms and conditions of the 2007, 2010, 2011 and 2013 Equity Incentive Plans are substantially similar to those of the 2014 Equity Incentive Plan. All of the shares that were reserved for issuance under the 2007, 2010, 2011 and 2013 Equity Incentive Plans were issued and those grants remain in full force and effect.

Pursuant to the equity incentive plans, we have granted the following securities:

•	On February 4, 2010, an aggregate of 7,707 restricted non-vested common shares to all of our employees subject to applicable vesting of 4,624 common shares on June 30, 2010 and 3,083 common shares on June 30, 2011;

•	On February 24, 2010, an aggregate of 65,333 restricted non-vested common shares to the members of our Board of Directors subject to applicable vesting of 32,667 common shares on each of June 30 and September 30, 2010;

•	On October 20, 2010, an aggregate of 71,333 restricted non-vested common shares to the members of our Board of Directors and 9,333 restricted non-vested common shares to all of our employees. All of these shares vested on December 31, 2010;

•	On February 7, 2011, 28,000 restricted common shares were granted to Mr. Spyros Capralos, our former Chief Executive Officer and our current non- Executive Chairman, pursuant to the terms of consultancy agreement with an entity owned and controlled by him. The shares vested in three equal installments on February 7, 2012, 2013 and 2014. The first installment of 9,333 was issued in April 2012 and the remaining two installments of 9,333 and 9,334 were issued in September 2013, to Mr. Spyros Capralos;

•	On May 12, 2011, an aggregate of 21,866 restricted non-vested common shares to Mr. George Syllantavos, our former Chief Financial Officer, pursuant to an agreement dated May 12, 2011 covering the terms of his severance. All of these shares vested on August 31, 2011;

•	On January 17, 2012, an aggregate of 90,667 restricted common shares were granted to certain of our directors, officers, employees. The respective shares were issued on April 20, 2012 and vested on March 30, 2012;

•	On March 21, 2013, an aggregate of 239,333 restricted common shares were granted to certain of our directors, officers, employees. All of these shares were issued on September 11, 2013 and vested on March 21, 2014;

•	On March 21, 2013, 12,000 restricted common shares were granted to our former director Mr. Espig. The respective shares were issued on June 27, 2013 and vested immediately;

•	On May 3, 2013, 28,000 restricted common shares were granted to Mr. Spyros Capralos, our former Chief Executive Officer and our current non- Executive Chairman, pursuant to the terms of his renewal consultancy agreement with an entity owned and controlled by him. The first installment of 9,333 shares was issued on May 27, 2014, and vested on May 3, 2014. The remaining two installments of 9,333 and 9,334, respectively, will not be issued since his consultancy agreement terminated following the closing of the Transactions; and

•	On February 20, 2014, 394,167 restricted common shares were granted to certain of our directors, officers and employees. The respective shares were issued on May 27, 2014 and will vest on March 20, 2015; and

•	On February 20, 2014, 8,000 restricted common shares were granted to two of our directors, Mr. Softeland and Mr. Erhardt. The respective shares were issued on May 27, 2014 and vested on the same date that they were granted.

•	On July 11, 2014, 15,000 restricted common shares were granted to two of our directors, Mr. Softeland and Mr. Schmitz. We plan to issue the respective shares during the third quarter of 2014.

•	On August 4, 2014, 168,842 restricted common shares were issued to our former Chief Executive Officer and current Non-Executive Chairman, Spyros Capralos, in connection with a termination agreement.

As of the date of this prospectus, 5,593 common shares are available under the 2014 Equity Incentive Plan.

Preferred Stock

Under the terms of our Articles, our Board of Directors has the authority, without any further vote or action by our shareholders, to issue up to 25,000,000 preferred shares. Our Board of Directors is authorized to provide for the issuance of preferred shares in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such shares of preferred stock. At the time that any series of our preferred shares are authorized, our Board of Directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. Our Board of Directors could, without stockholder approval, cause us to issue preferred shares which have voting, conversion and other rights that could adversely affect the holders of our common shares or make it more difficult to effect a change in control. Our preferred shares could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our stockholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our stockholders. In addition, our preferred shares could be issued with voting, conversion and other rights and preferences which would adversely affect the voting power and other rights of holders of our common shares. Our Board of Directors may issue preferred shares on terms calculated to discourage, delay or prevent a change of control in us or the removal of our management.

Directors

Our directors are elected by the affirmative vote of a majority of the shares of stock represented at the meeting. There is no provision for cumulative voting.

Our Board of Directors must consist of at least three members. Shareholders may change the number of directors only by amending the bylaws which requires the affirmative vote of holders of 70% or more of the outstanding shares of capital stock entitled to vote generally in the election of directors. The Board of Directors may change the number of directors only by a vote of not less than 66 2⁄3% of the entire Board of Directors. At each annual meeting, directors to replace those directors whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting. Each director shall serve his respective term of office until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal, or the earlier termination of his term of office. Our Board of Directors has the authority to fix the amounts which shall be payable to the members of the Board of Directors for attendance at any meeting or for services rendered to us.

Interested Transactions

Our Second Amended and Restated Bylaws, or Bylaws, provide that no contract or transaction between us and one or more of its directors or officers, or between us and any other corporation, partnership, association or other organization in which one or more of our directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of our Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to our Board of Directors or the committee and our Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, or, if the votes of the disinterested directors are insufficient to constitute an act of our Board of Directors as defined in Section 55 of the Business Corporation Act, or the MIBCA, by unanimous vote of the disinterested directors; or (ii) the material facts as to his relationship or interest and as to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to us as of the time it is authorized, approved or ratified, by our Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of our Board of Directors or of a committee which authorizes the contract or transaction.

Shareholder Meetings

Under our Bylaws, annual shareholder meetings will be held at a time and place selected by our Board of Directors. The meetings may be held in or outside of the Marshall Islands. Our Board of Directors may set a record date between 10 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting.

Dissenters’ Rights of Appraisal and Payment

Under the MIBCA, our shareholders have the right to dissent from various corporate actions, including any merger or consolidation or sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. However, the right of a dissenting shareholder to receive payment of the appraised fair value of his shares is not available under the MIBCA for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of the shareholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. In the event of any further amendment of our amended and restated articles of incorporation, a shareholder also has the right to dissent and receive payment for the shareholder’s shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the MIBCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the MIBCA procedures involve, among other things, the institution of proceedings in any appropriate court in any jurisdiction in which our shares are primarily traded on a local or national securities exchange.

Shareholders’ Derivative Actions

Under the MIBCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of our common shares both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

Limitations on Liability and Indemnification of Officers and Directors

The MIBCA authorizes corporations to limit or eliminate the personal liability of directors and officers to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties. Our Articles and Bylaws include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law.

Our Bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance policies providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our Articles and Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Anti-Takeover Effect of Certain Provisions of our Articles and Bylaws

Several provisions of our Articles and Bylaws, which are summarized below, may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our Board of Directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (i) the merger or acquisition of our Company by means of a tender offer, a proxy contest or otherwise that a shareholder may consider in its best interest and (ii) the removal of incumbent officers and directors.

Classified Board of Directors

Our Articles provide for the division of our Board of Directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three year terms. Approximately one-third of our Board of Directors will be elected each year. This classified board provision could discourage a third party from making a tender offer for our common shares or attempting to obtain control of us. It could also delay shareholders who do not agree with the policies of our Board of Directors from removing a majority of our Board of Directors for two years.

Blank Check Preferred Stock

Our Articles authorize our Board of Directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

•	the designation of the series;

•	the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and

•	the voting rights, if any, of the holders of the series.

Business Combinations

Although the MIBCA does not contain specific provisions regarding “business combinations” between corporations organized under the laws of the Republic of Marshall Islands and “interested shareholders,” we have included these provisions in our Articles. Our Articles contain provisions which prohibit us from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction in which the person became an interested shareholder, unless:

•	prior to the date of the transaction that resulted in the shareholder becoming an interested shareholder, our Board of Directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

•	upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;

•	at or subsequent to the date of the transaction that resulted in the shareholder becoming an interested shareholder, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 70% of the outstanding voting stock that is not owned by the interested shareholder; or

•	the shareholder became an interested shareholder prior to the consummation of the initial public offering of shares of our common stock under the Securities Act.

For purposes of these provisions, a “business combination” includes mergers, consolidations, exchanges, asset sales, leases and other transactions resulting in a financial benefit to the interested shareholder and an “interested shareholder” is any person or entity that beneficially owns 20% or more of the shares of our outstanding voting stock and any person or entity affiliated with or controlling or controlled by that person or entity.

Election and Removal of Directors

Our Articles prohibit cumulative voting in the election of directors. Our Articles and Bylaws require parties other than the Board of Directors to give advance written notice of nominations for the election of directors. Our Articles and Bylaws also provide that our directors may be removed only for cause and only upon the affirmative vote of the holders of 70% or more of the outstanding shares of our capital stock entitled to vote generally in the election of directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Limited Actions by Shareholders

Our Bylaws provide that any action required or permitted to be taken by our shareholders must be effected at an annual meeting of shareholders or by the unanimous written consent of our shareholders. Our Bylaws also provide that our Board of Directors, Chairman, or President may call special meetings of our shareholders and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, shareholders are prevented from calling a special meeting and shareholder consideration of a proposal may be delayed until the next annual meeting.

Supermajority Provisions

The MIBCA generally provides that the affirmative vote of a majority of the outstanding shares entitled to vote at a meeting of shareholders is required to amend a corporation’s articles of incorporation, unless the articles of incorporation requires a greater percentage. Our Articles provide that the following provisions in the Articles may be amended only by an affirmative vote of 70% or more of the outstanding shares of our capital stock entitled to vote generally in the election of directors:

•	the Board of Directors shall be divided into three classes;

•	directors may only be removed for cause and by an affirmative vote of the holders of 70% or more of the outstanding shares of our capital stock entitled to vote generally in the election of directors;

•	the directors are authorized to make, alter, amend, change or repeal our bylaws by vote not less than 66 2⁄3% of the entire Board of Directors;

•	the shareholders are authorized to alter, amend or repeal our bylaws by an affirmative vote of 70% or more of the outstanding shares of our capital stock entitled to vote generally in the election of directors;

•	we may not engage in any business combination with any interested shareholder for a period of three years following the transaction in which the person became an interested shareholder; and

•	we shall indemnify directors and officers to the full extent permitted by law, and we shall advance certain expenses (including attorneys’ fees and disbursements and court costs) to the directors and officers. For purposes of these provisions, an “interested shareholder” is generally any person or entity that owns 20% or more of the shares of our outstanding voting stock or any person or entity affiliated with or controlling or controlled by that person or entity.

Advance Notice Requirements for Shareholders Proposals and Director Nominations

Our Articles and Bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 120 days nor more than 180 days prior to the one year anniversary of the immediately preceding year’s annual meeting of shareholders. Our Articles and Bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede a shareholder’s ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to this Registration Statement, or as an exhibit to a Securities Exchange Act of 1934, or Exchange Act, report that will be incorporated by reference to the Registration Statement or a prospectus supplement. We will refer to any or all of these reports as “subsequent filings.” The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

The following description of the terms of the debt securities sets forth certain general terms and provisions. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement or supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

Neither indenture limits the amount of debt securities which may be issued, and each indenture provides that debt securities may be issued up to the aggregate principal amount from time to time. The debt securities may be issued in one or more series. The senior debt securities will be unsecured and will rank in parity in right of payment with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities will be unsecured and subordinated in right of payment to all present and future senior indebtedness of debt securities will be described in an accompanying prospectus supplement.

You should read the subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•	if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or conversion or exchangeability provisions;

•	the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the offered debt securities, which may not be inconsistent with the applicable indenture;

•	whether the offered debt securities will be issued in the form of global securities or certificates in registered form;

•	any terms with respect to subordination;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the offered debt securities; and

•	the applicability of any guarantees.

Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis in right of payment with all our other unsecured debt except subordinated debt.

Subordinated Debt

We may issue subordinated debt securities under a subordinated debt indenture. Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

•	the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

•	all capitalized lease obligations;

•	all hedging obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

but senior debt does not include:

•	subordinated debt securities; and

•	any indebtedness that by its terms is subordinated in right of payment to, or ranks on an equal basis in right of payment with, our subordinated debt securities.

Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

•	the ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But no modification that:

(1) changes the amount of securities whose holders must consent to an amendment, supplement or waiver, except to increase any such amount or to provide that certain provisions of the indenture cannot be modified, amended or waived without the consent of the holder of each outstanding security affected thereby;

(2) reduces the amount of interest, or changes the interest payment time, on any security;

(3) waives a redemption payment or alters the redemption provisions (other than any alteration that would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(4) reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

(5) reduces the principal amount payable of any security upon maturity;

(6) waive a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of such series and a waiver of the payment default that resulted from such acceleration);

(7) changes the place or currency of payment of principal of or interest, if any, on any security other than that stated in the security;

(8) impairs the right of any holder to receive payment of principal or, or interest on, the securities of such holder on or after the due dates therefor;

(9) impairs the right to institute suit for the enforcement of any payment on, or with respect to, any security;

(10) make any change in the table of contents, headings, and decisions and determinations relating to foreign currency under the indenture,

(11) changes the ranking of the securities in right of payment; or

(12) makes any other change which is restricted by a specified in a board resolution, a supplemental indenture hereto or an officers’ certificate.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium when due;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor and other than intercompany indebtedness) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right to omit complying with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.

Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interest through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.

So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.

The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.

We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street names, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

•	the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.

Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.

In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee.

DTC is a member of the U.S. Federal Reserve System, a limited-purpose trust company under New York State banking law and a registered clearing agency with the Commission. Established in 1973, DTC was created to reduce costs and provide clearing and settlement efficiencies by immobilizing securities and making “book-entry” changes to ownership of the securities. DTC provides securities movements for the net settlements of the National Securities Clearing Corporation, or NSCC, and settlement for institutional trades (which typically involve money and securities transfers between custodian banks and broker/dealers), as well as money market instruments.

DTC is a subsidiary of The Depository Trust & Clearing Company, or DTCC. DTCC is a holding company established in 1999 to combine DTC and NSCC. DTCC, through its subsidiaries, provides clearing, settlement and information services for equities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over the-counter derivatives. In addition, DTCC is a leading processor of mutual funds and insurance transactions, linking funds and carriers with their distribution networks. DTCC’s customer base extends to thousands of companies within the global financial services industry. DTCC serves brokers, dealers, institutional investors, banks, trust companies, mutual fund companies, insurance carriers, hedge funds and other financial intermediaries—either directly or through correspondent relationships.

DTCC is industry-owned by its customers who are members of the financial community, such as banks, broker/dealers, mutual funds and other financial institutions. DTCC operates on an at-cost basis, returning excess revenue from transaction fees to its member firms. All services provided by DTC are regulated by the Commission.

The 2014 DTCC Board of Directors is composed of 19 directors serving one-year terms. Thirteen directors are representatives of clearing agency participants, including international broker/dealers, custodian and clearing banks, and investment institutions; of these, two directors are designated by DTCC’s preferred shareholders, which are NYSE Euronext and FINRA. Three directors are from non-participants. The remaining three are the chairman and chief executive officer, president, and chief operating officer of DTCC. All of the Board members except those designated by the preferred shareholders are elected annually.

To facilitate subsequent transfers, the debt securities may be registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.

Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.’s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.

If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participating institutions in that issue to be redeemed.

To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution’s interest in the global security or securities representing the interest, on DTC’s records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC’s records.

DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.

We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the exercise price for the rights;

•	the number of rights issued to each stockholder;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the amount of rights outstanding;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, which may be guaranteed by one or more of our subsidiaries, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the warrants, debt securities, which may be guaranteed by one or more of our subsidiaries, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

Commission registration fee		$219,846
FINRA filing fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and typesetting expenses	$	*
Blue sky fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS

The validity of the securities offered by this prospectus with respect to Marshall Islands law and certain other legal matters relating to United States and Marshall Islands law will be passed upon for us by Seward & Kissel LLP, New York, New York. Certain matters of United States law will be passed upon for us and the Selling Shareholders by Paul, Weiss, Rifkind, Wharton & Garrison, LLP, New York, New York.

EXPERTS

The consolidated financial statements of Star Bulk Carriers Corp. appearing in Star Bulk Carriers Corp.’s Annual Report (Form 20-F) for the year ended December 31, 2013 and the effectiveness of Star Bulk Carriers Corp.’s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. The combined financial statements of Oceanbulk Shipping LLC and Oceanbulk Carriers LLC for the year ended December 31, 2013 and the period from October 4, 2012 through December 31, 2012 included in Star Bulk Carriers Corp.’s Report on Form 6-K (Commission File Number: 001-33869) for the month of September 2014, furnished to the Securities and Exchange Commission on September 5, 2014, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated and combined financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. The address of Ernst & Young (Hellas) Certified Auditors Accountants S.A. is 11th km National Road Athens-Lamia, 14451, Metamorphosi Athens, Greece.

The 2011 consolidated statement of operations, stockholders’ equity and cash flow Star Bulk Carriers Corp. and subsidiaries (the “Company”) have been audited by Deloitte Hadjipavlou, Sofianos & Cambanis S.A., an independent registered public accounting firm, as stated in their report incorporated in this Prospectus by reference from the Company’s Annual Report on Form 20-F for the year ended December 31, 2013. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte Hadjipavlou, Sofianos & Cambanis S.A. are located at Fragoklissias 3a & Granikou Street, Marousi, Athens 151 25, Greece.

Appendix 1

TCE Rate Calculations

Freight Rate of $20/Ton

	JMU CAPE		SWS NEWCASTLEMAX		OLD BALTIC CAPE		NEW BALTIC CAPE
	FULL SPEED	ECO SPEED	FULL SPEED	ECO SPEED	FULL SPEED	ECO SPEED (1)	FULL SPEED	ECO SPEED
Intake (DWT)	182,000	182,000	208,000	208,000	172,000	172,000	180,000	180,000
Bunkers & Constants (tons)	(3,000)	(3,000)	(3,500)	(3,500)	(2750)	(2,750)	(3,000)	(3,000)
Cargo intake (tons)	179,000	179,000	204,500	204,500	169,250	169,250	177,000	177,000
Freight per ton	$20.0	$20.0	$20.0	$20.0	$20.0	$20.0	$20.0	$20.0

Gross Revenue	$3,580,000	$3,580,000	$4,090,000	$4,090,000	$3,385,000	$3,385,000	$3,540,000	$3,540,000
Commission %	3.75%	3.75%	3.75%	3.75%	3.75%	3.75%	3.75%	3.75%
Commission %	$(134,250)	$(134,250)	$(153,375)	$(153,375)	$(126,938)	$(126,938)	$(132,750)	$(132,750)

Net Revenue	$3,445,750	$3,445,750	$3,936,625	$3,936,625	$3,258,063	$3,258,063	$3,407,250	$3,407,250
Laden distance (n.m.)	11,200	11,200	11,200	11,200	11,200	11,200	11,200	11,200
Laden speed (knots)	14.0	12.0	14.0	12.0	14.5	12.0	14.0	12.0
Laden days (days)	33.3	38.9	33.3	38.9	32.2	38.9	33.3	38.9
Fuel consumption (tons per day)	46.0	31.0	56.8	36.0	56.0	44.0	62.0	43.0
Total Laden Consumption (tons)	1,533.3	1,205.6	1,893.3	1,400.0	1,802.3	1,711.1	2,066.7	1,672.2
Ballast distance (n.m.)	11,200	11,200	11,200	11,200	11,200	11,200	11,200	11,200
Ballast speed per hour (knots)	14.5	13.0	15.0	13.0	15.0	13.0	15.0	13.0
Ballast days (days)	32.2	35.9	31.1	35.9	31.1	35.9	31.1	35.9
Fuel consumption (tons per day)	41.0	26.0	54.2	33.0	56.0	44.0	62.0	43.0
Total Ballast Consumption (tons)	1,319.5	933.3	1,686.2	1,184.6	1,742.2	1,579.5	1,928.9	1,543.6
Total Round voyage Consumption (tons)	2,852.9	2,138.9	3,579.6	2,584.6	3,544.5	3,290.6	3,995.6	3,215.8
Bunker Price (USD per ton)	$600	$600	$600	$600	$600	$600	$600	$600

Bunker Cost	$(1,711,724)	$(1,283,333)	$(2,147,733)	$(1,550,769)	$(2,126,713)	$(1,974,359)	$(2,397,333)	$(1,929,487)
Port Cost & misc.	$(265,000)	$(265,000)	$(275,000)	$(275,000)	$(250,000)	$(250,000)	$(265,000)	$(265,000)

Total Expenses	$(1,976,724)	$(1,548,333)	$(2,422,733)	$(1,825,769)	$(2,376,713)	$(2,224,359)	$(2,662,333)	$(2,194,487)
Net Income	$1,469,026	$1,897,417	$1,513,892	$2,110,856	$881,350	$1,033,704	$744,917	$1,212,763

Days at sea	65.5	74.8	64.4	74.8	63.3	74.8	64.4	74.8
Days at sea (5% margin)	3.3	3.7	3.2	3.7	3.2	3.7	3.2	3.7
Days Loading/ Discharging	8	8	8.25	8.25	7.75	7.75	8	8

Total Round voyage days	76.8	86.5	75.9	86.8	74.2	86.3	75.7	86.5

Time charter Equivalent	$19,130	$21,929	$19,941	$24,325	$11,876	$11,981	$9,845	$14,016

(1)	For the Old Baltic Capesize vessel, we used the Eco speed cited by an actual ship in operation with specifications that were similar to the Old Baltic Capesize vessel.

1-1

Freight Rate of $40/Ton

	JMU CAPE		SWS NEWCASTLEMAX		OLD BALTIC CAPE		NEW BALTIC CAPE
	FULL SPEED	ECO SPEED	FULL SPEED	ECO SPEED	FULL SPEED	ECO SPEED	FULL SPEED	ECO SPEED
Intake (DWT)	182,000	182,000	208,000	208,000	172,000	172,000	180,000	180,000
Bunkers & Constants (tons)	(3,000)	(3,000)	(3,500)	(3,500)	(2750)	(2,750)	(3,000)	(3,000)
Cargo intake (tons)	179,000	179,000	204,500	204,500	169,250	169,250	177,000	177,000
Freight per ton	$40.0	$40.0	$40.0	$40.0	$40.0	$40.0	$40.0	$40.0

Gross Revenue	$7,160,000	$7,160,000	$8,180,000	$8,180,000	$6,770,000	$6,770,000	$7,080,000	$7,080,000
Commission %	3.75%	3.75%	3.75%	3.75%	3.75%	3.75%	3.75%	3.75%
Commission %	$(268,500)	$(268,500)	$(306,750)	$(306,750)	$(253,875)	$(253,875)	$(265,500)	$(265,500)

Net Revenue	$6,891,500	$6,891,500	$7,873,250	$7,873,250	$6,516,125	$6,516,125	$6,814,500	$6,814,500
Laden distance (n.m.)	11,200	11,200	11,200	11,200	11,200	11,200	11,200	11,200
Laden speed (knots)	14.0	12.0	14.0	12.0	14.5	12.0	14.0	12.0
Laden days (days)	33.3	38.9	33.3	38.9	32.2	38.9	33.3	38.9
Fuel consumption (tons per day)	46.0	31.0	56.8	36.0	56.0	44.0	62.0	43.0
Total Laden Consumption (tons)	1,533.3	1,205.6	1,893.3	1,400.0	1,802.3	1,711.1	2,066.7	1,672.2
Ballast distance (n.m.)	11,200	11,200	11,200	11,200	11,200	11,200	11,200	11,200
Ballast speed per hour (knots)	14.5	13.0	15.0	13.0	15.0	13.0	15.0	13.0
Ballast days (days)	32.2	35.9	31.1	35.9	31.1	35.9	31.1	35.9
Fuel consumption (tons per day)	41.0	26.0	54.2	33.0	56.0	44.0	62.0	43.0
Total Ballast Consumption (tons)	1,319.5	933.3	1,686.2	1,184.6	1,742.2	1,579.5	1,928.9	1,543.6

Total Round voyage Consumption (tons)	2,852.9	2,138.9	3,579.6	2,584.6	3,544.5	3,290.6	3,995.6	3,215.8
Bunker Price (USD per ton)	$600	$600	$600	$600	$600	$600	$600	$600

Bunker Cost	$(1,711,724)	$(1,283,333)	$(2,147,733)	$(1,550,769)	$(2,126,713)	$(1,974,359)	$(2,397,333)	$(1,929,487)
Port Cost & misc.	$(265,000)	$(265,000)	$(275,000)	$(275,000)	$(250,000)	$(250,000)	$(265,000)	$(265,000)

Total Expenses	$(1,976,724)	$(1,548,333)	$(2,422,733)	$(1,825,769)	$(2,376,713)	$(2,224,359)	$(2,662,333)	$(2,194,487)
Net Income	$4,914,776	$5,343,167	$5,450,517	$6,047,481	$4,139,412	$4,291,766	$4,152,167	$4,620,013

Days at sea	65.5	74.8	64.4	74.8	63.3	74.8	64.4	74.8
Days at sea (5% margin)	3.3	3.7	3.2	3.7	3.2	3.7	3.2	3.7
Days Loading/ Discharging	8	8	8.25	8.25	7.75	7.75	8	8

Total Round voyage days	76.8	86.5	75.9	86.8	74.2	86.3	75.7	86.5

Time charter Equivalent	$64,000	$61,752	$71,796	$69,691	$55,780	$49,745	$54,874	$53,395

1-2

STAR BULK CARRIERS CORP.

Common Shares

Preferred Shares

Debt Securities

Warrants

Rights

Units

and

67,258,287 Common Shares

offered by the Selling Shareholders

PROSPECTUS

September    , 2014

Part II

Information Not Required in the Prospectus

Item 8. Indemnification of Directors and Officers.

Indemnification of Directors and Officers and Limitation of Liability

I.	Article VI of the Second Amended and Restated Bylaws of the Registrant provides as follows:

1.	The Company shall indemnify, to the full extent permitted by law, any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2.	The Company shall indemnify, to the full extent permitted by law, any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was properly brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court having proper jurisdiction shall deem proper.

3.	To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article VI, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

4.	Any indemnification under Sections 1 or 2 of this Article VI (unless ordered by a court having proper jurisdiction) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

a.	by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or

b.	if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

c.	by the shareholders.

5.	Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Section.

6.	The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.	The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article VI.

8.	For purposes of this Article VI, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation of its separate existence had continued.

9.	For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article VI.

10.	The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

11.	No director or officer of the Company shall be personally liable to the Company or to any shareholder of the Company for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not limit the liability of a director or officer (i) for any breach of the director’s or the officer’s duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director or officer derived an improper personal benefit.

There is currently no pending material litigation or proceeding involving any of the Registrant’s directors, officers or employees for which indemnification is sought.

Section 60 of the MIBCA provides as follows:

Indemnification of directors and officers:

1.	Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

2.	Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not, opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

3.	When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

4.	Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

5.	Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

6.	Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.	Insurance. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

Item 9. Exhibits

The exhibit index at the end of this registration statement identifies the exhibits which are included in this registration statement and are incorporated herein by reference (the “Exhibit Index”).

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)–(d)	Not applicable.

(e)	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest Annual Report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f)–(g)	Not applicable.

(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	Not applicable.

(j)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules an regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(k)–(l)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

STAR BULK CARRIERS CORP.

By:	/s/ Petros Pappas
Name:	Petros Pappas
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated.

Signature	Title

/s/ Petros Pappas Petros Pappas	Chief Executive Officer, (Principal Executive Officer)

/s/ Simos Spyrou Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

/s/ Christos Begleris Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

/s/ Spyros Capralos Spyros Capralos	Director; Chairman of the Board of Directors

/s/ Tom Softeland Tom Softeland	Director

/s/ Koert Erhardt Koert Erhardt	Director

/s/ Roger Schmitz Roger Schmitz	Director

/s/ Rajath Shourie Rajath Shourie	Director

/s/ Emily Stephens Emily Stephens	Director

Renée Kemp	Director

/s/ Stelios Zavvos Stelios Zavvos	Director

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Bulk Management Inc.

By:	/s/ NICOS RESCOS
Name:	Nicos Rescos
Title:	President and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated.

Signature	Title

* Nicos Rescos	President and Director (Principal Executive Officer)

* Simos Spyrou	Treasurer, Secretary and Director (Principal, Financial Officer and Principal Accounting Officer)

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Alpha LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Alpha LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Alpha LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Alpha LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Alpha LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Beta LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Beta LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Beta LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Beta LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Beta LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Gamma LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Gamma LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Gamma LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Gamma LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Gamma LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Delta LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Delta LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Delta LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Delta LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Delta LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Epsilon LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Epsilon LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Epsilon LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Epsilon LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Epsilon LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Zeta LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Zeta LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Zeta LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Zeta LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Zeta LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Theta LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Theta LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Theta LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Theta LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Theta LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Kappa LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Kappa LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Kappa LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Kappa LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Kappa LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, September 5, 2014.

Lamda LLC

By:	/s/ CHRISTOS ANAGNOSTOU
Name:	Christos Anagnostou
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Lamda LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Lamda LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Lamda LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Anagnostou	President and Secretary of Lamda LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Omicron LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Omicron LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Omicron LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Omicron LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Omicron LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Cosmo LLC

By:	/s/ CHRISTOS ANAGNOSTOU
Name:	Christos Anagnostou
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Cosmo LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Cosmo LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Cosma LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Anagnostou	President and Secretary of Star Cosmo LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Ypsilon LLC

By:	/s/ CHRISTOS ANAGNOSTOU
Name:	Christos Anagnostou
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Ypsilon LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Ypsilon LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Ypsilon LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Anagnostou	President and Secretary of Star Ypsilon LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Aurora LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Aurora LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Aurora LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Aurora LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Aurora LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Borealis LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Borealis LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Borealis LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Borealis LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Borealis LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Polaris LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Polaris LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Polaris LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Polaris LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Polaris LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Big LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Big LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Big LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Big LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Big LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Mega LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Mega LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Mega LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Mega LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Mega LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Bulk Manning LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Bulk Manning LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Bulk Manning LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Bulk Manning LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Bulk Manning LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Challenger I LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Challenger I LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Challenger I LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Challenger I LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Challenger I LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Challenger II LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Challenger II LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Challenger II LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Challenger II LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Challenger II LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Vega LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Vega LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Vega LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Vega LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Vega LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Sirius LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Sirius LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Sirius LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Sirius LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Sirius LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Castle I LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Castle I LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Castle I LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Castle I LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Castle I LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Castle II LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Castle II LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Castle II LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Castle II LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Castle II LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Ennea LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Ennea LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Ennea LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Ennea LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Ennea LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Cape I LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Cape I LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Cape I LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Cape I LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Cape I LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Cape II LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Cape II LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Cape II LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Cape II LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Cape II LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Asia I LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Asia I LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Asia I LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Asia I LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Asia I LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Asia II LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Asia II LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Asia II LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Asia II LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Asia II LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Axe I LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Axe I LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Axe I LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Axe I LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Axe I LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Axe II LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Axe II LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Axe II LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Axe II LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Axe II LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Seeker LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Seeker LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Seeker LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Seeker LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Seeker LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Breezer LLC

By:	/s/ Georgia Mastagaki
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Breezer LLC or, if indicated, Star Bulk Carriers Corp. as the direct or indirect sole member, as the case may be, of Star Breezer LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Breezer LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Breezer LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Starbulk S.A.

By:	/s/ JOHN PEKTESIDIS
Name:	John Pektesidis
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Starbulk S.A. or, if indicated, Star Bulk Carriers Corp. as sole member of Starbulk S.A.

Signature	Title

* Petros Pappas	Principal Executive Officer of Starbulk S.A. and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* John Pektesidis	President and Secretary of Starbulk S.A.

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Oceanbulk Shipping LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Oceanbulk Shipping LLC, or if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member, as the case may be of Oceanbulk Shipping LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Oceanbulk Shipping LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Oceanbulk Carriers LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Oceanbulk Carriers LLC, or if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member, as the case may be of Oceanbulk Carriers LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Oceanbulk Carriers LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Premier Voyage LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Premier Voyage LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member, as the case may be, of Premier Voyage LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Premier Voyage LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

Signature	Title

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Oocape I Holdings LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Oocape I Holdings LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member, as the case may be, of Oocape I Holdings LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Oocape I Holdings LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

KMSRX Holdings LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at KMSRX Holdings LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member, as the case may be, of KMSRX Holdings LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of KMSRX Holdings LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Cape Horizon Shipping LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Cape Horizon Shipping LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member, as the case may be, of Cape Horizon Shipping LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Cape Horizon Shipping LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Cape Ocean Maritime LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Cape Ocean Maritime LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member, as the case may be, of Cape Ocean Maritime LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Cape Ocean Maritime LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

L.A. Cape Shipping LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at L.A. Cape Shipping LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member, as the case may be, of L.A. Cape Shipping LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of L.A. Cape Shipping LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Grain Shipping LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Grain Shipping LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member, as the case may be, of Grain Shipping LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Grain Shipping LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Glory Supra Shipping LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Glory Supra Shipping LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member, as the case may be, of Glory Supra Shipping LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Glory Supra Shipping LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Global Cape Shipping LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Global Cape Shipping LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member, as the case may be, of Global Cape Shipping LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Global Cape Shipping LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Sky Cape Shipping LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Sky Cape Shipping LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member, as the case may be, of Sky Cape Shipping LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Sky Cape Shipping LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Pacific Cape Shipping LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Pacific Cape Shipping LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member, as the case may be, of Pacific Cape Shipping LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Pacific Cape Shipping LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Cape Confidence Shipping LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Cape Confidence Shipping LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member, as the case may be, of Cape Confidence Shipping LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Cape Confidence Shipping LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Cape Runner Shipping LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Cape Runner Shipping LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member, as the case may be, of Cape Runner Shipping LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Cape Runner Shipping LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Olympia Shiptrade LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Olympia Shiptrade LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member, as the case may be, of Olympia Shiptrade LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Olympia Shiptrade LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Victory Shipping LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Victory Shipping LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member, as the case may be, of Victory Shipping LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Victory Shipping LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Sea Cape Shipping LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Se Cape Shipping LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member as the case may be, of Sea Cape Shipping LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Sea Cape Shipping LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Coral Cape Shipping LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Coral Cape Shipping LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member as the case may be, of Coral Cape Shipping LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Coral Cape Shipping LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Aurelia Shipping LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Aurelia Shipping LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member as the case may be, of Aurelia Shipping LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Aurelia Shipping LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Pearl Shiptrade LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Pearl Shiptrade LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member as the case may be, of Pearl Shiptrade LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Pearl Shiptrade LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Rainbow Maritime LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Rainbow Maritime LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member as the case may be, or Rainbow Maritime LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Rainbow Maritime LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Sea Diamond Shipping LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Sea Diamond Shipping LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member as the case may be, of Sea Diamond Shipping LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Sea Diamond Shipping LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Majestic Shipping LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Majestic Shipping LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member as the case may be, of Majestic Shipping LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Majestic Shipping LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Nautical Shipping LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Nautical Shipping LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member as the case may be, of Nautical Shipping LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Nautical Shipping LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Mineral Shipping LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Mineral Shipping LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member as the case may be, of Mineral Shipping LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Mineral Shipping LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

White Sand Shipping LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at White Sand Shipping LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member as the case may be, of White Sand Shipping LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of White Sand Shipping LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Clearwater Shipping LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Clearwater Shipping LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member as the case may be, of Clearwater Shipping LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Clearwater Shipping LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Domus Shipping LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Domus Shipping LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member as the case may be, of Domus Shipping LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Domus Shipping LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Festive Shipping LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Festive Shipping LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member as the case may be, of Festive Shipping LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Festive Shipping LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Gravity Shipping LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Gravity Shipping LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member as the case may be, of Gravity Shipping LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Gravity Shipping LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Orion Maritime LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Orion Maritime LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member as the case may be, of Orion Maritime LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Orion Maritime LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Spring Shipping LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Spring Shipping LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member as the case may be, of Spring Shipping LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Spring Shipping LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Success Maritime LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Success Maritime LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member as the case may be, of Success Maritime LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Success Maritime LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Ultra Shipping LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Ultra Shipping LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member as the case may be, of Ultra Shipping LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Ultra Shipping LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

Signature	Title

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Searay Maritime LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Searay Maritime LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member as the case may be, of Searay Maritime LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Searay Maritime LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

Signature	Title

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Blooming Navigation LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Blooming Navigation LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member as the case may be, of Blooming Navigation LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Blooming Navigation LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

Signature	Title

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Oday Marine LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Oday Marine LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member as the case may be, of Oday Marine LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Oday Marine LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

Signature	Title

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Jasmine Shipping LLC

By:	/s/ SOPHIA DAMIGOU
Name:	Sophia Damigou
Title:	President & Secretary of its sole member

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Jasmine Shipping LLC or, if indicated, Star Bulk Carriers Corp., as the direct or indirect sole member as the case may be, of Jasmine Shipping LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Jasmine Shipping LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	President and Secretary of its sole member

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

Signature	Title

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Omas LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Omas LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Omas LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Omas LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Omas LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Synergy LLC

By:	/s/ GEORGIA MASTAGAKI
Name:	Georgia Mastagaki
Title:	President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Synergy LLC or, if indicated, Star Bulk Carriers Corp. as sole member of Star Synergy LLC.

Signature	Title

* Petros Pappas	Principal Executive Officer of Star Synergy LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Georgia Mastagaki	President and Secretary of Star Synergy LLC

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

* Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Dioriga Shipping Co.

By:	/s/ Sophia Damigou
Name:	Sophia Damigou
Title:	Sole Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Dioriga Shipping Co. or, if indicated, Star Bulk Carriers Corp. as sole shareholder of Dioriga Shipping Co.

Signature	Title

* Petros Pappas	Principal Executive Officer of Dioriga Shipping Co. and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	Sole Director of Dioriga Shipping Co.

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Positive Shipping Company

By:	/s/ Sophia Damigou
Name:	Sophia Damigou
Title:	Sole Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Positive Shipping Company or, if indicated, Star Bulk Carriers Corp. as sole shareholder of Positive Shipping Company.

Signature	Title

* Petros Pappas	Principal Executive Officer of Positive Shipping Company and Chief Executive Officer and Director of Star Bulk Carriers Corp.

* Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

* Sophia Damigou	Sole Director of Positive Shipping Company

* Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

* Tom Softeland	Director of Star Bulk Carriers Corp.

* Koert Erhardt	Director of Star Bulk Carriers Corp.

Signature	Title

* Roger Schmitz	Director of Star Bulk Carriers Corp.

* Rajath Shourie	Director of Star Bulk Carriers Corp

* Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

* Stelios Zavvos	Director of Star Bulk Carriers Corp.

* By:	/s/ Robert E. Lustrin
Robert E. Lustrin
Attorney-in-fact

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ HAMISH NORTON
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

International Holdings LLC

By:	/s/ Sophia Damigou
Name:	Sophia Damigou
Title:	President and Secretary of its sole member

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at International Holdings LLC or, if indicated, Star Bulk Carriers Corp. as the director or indirect sole member, as the case may be, of International Holdings LLC.

Signature	Title

/s/ Petros Pappas Petros Pappas	Principal Executive Officer of International Holdings LLC and Chief Executive Officer and Director of Star Bulk Carriers Corp.

/s/ Simos Spyrou Simos Spyrou	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

/s/ Christos Begleris Christos Begleris	Co-Chief Financial Officer (co-Principal Financial Officer and co-Principal Accounting Officer)

/s/ Spyros Capralos Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

/s/ Tom Softeland Tom Softeland	Director of Star Bulk Carriers Corp.

/s/ Koert Erhardt Koert Erhardt	Director of Star Bulk Carriers Corp.

Roger Schmitz	Director of Star Bulk Carriers Corp.

Signature	Title

/s/ Rajath Shourie Rajath Shourie	Director of Star Bulk Carriers Corp

/s/ Emily Stephens Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

Stelios Zavvos	Director of Star Bulk Carriers Corp.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on September 5, 2014.

STAR BULK (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on September 5, 2014.

Star Bulk (USA) LLC

By:	/s/ Hamish Norton
Name:	Hamish Norton
Title:	President and Sole Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe and Robert E. Lustrin his true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on September 5, 2014 in the capacities indicated at Star Bulk (USA) LLC or, if indicated, Star Bulk Carriers Corp. as the director or indirect sole member, as the case may be, of Star Bulk (USA) LLC.

Signature	Title

/s/ Hamish Norton Hamish Norton	Principal Executive Officer of Star Bulk (USA) LLC

/s/ Simos Spyrou Simos Spyrou	Co-Chief Financial Officer of Star Bulk Carriers Corp. (co-Principal Financial Officer and co-Principal Accounting Officer)

/s/ Christos Begleris Christos Begleris	Co-Chief Financial Officer of Star Bulk Carriers Corp. (co-Principal Financial Officer and co-Principal Accounting Officer)

/s/ Spyros Capralos Spyros Capralos	Director, Chairman of the Board of Directors of Star Bulk Carriers Corp.

/s/ Tom Softeland Tom Softeland	Director of Star Bulk Carriers Corp.

/s/ Koert Erhardt Koert Erhardt	Director of Star Bulk Carriers Corp.

Roger Schmitz	Director of Star Bulk Carriers Corp.

/s/ Rajath Shourie Rajath Shourie	Director of Star Bulk Carriers Corp

Signature	Title

/s/ Emily Stephens Emily Stephens	Director of Star Bulk Carriers Corp.

Renée Kemp	Director of Star Bulk Carriers Corp.

Stelios Zavvos	Director of Star Bulk Carriers Corp.

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement (for equity securities)*

1.2	Underwriting Agreement (for debt securities)*

4.1	Form of Common Stock Certificate of the Company, incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Forms F-1/F-4 (Registration No. 333-141296), filed on March 14, 2007

4.2	Form of Warrant*

4.3	Form of Preferred Share Certificate*

4.4	Form of Senior Debt Securities Indenture**

4.5	Form of Subordinated Debt Securities Indenture**

4.6	Form of Rights Agreement*

4.7	Form of Unit Agreement *

5.1	Opinion of Legality of Seward & Kissel LLP counsel to the Company as to the validity of the common shares, preferred shares, debt securities, warrants and units

10.1	Agreement and Plan of Merger (as amended from time to time), dated as of June 16, 2014, among Star Bulk Carriers Corp., two merger subsidiaries of the Company, Oaktree OBC Holdings LLC, Millennia Limited Liability Company, Oaktree Dry Bulk Holdings LLC and Millennia Holdings LLC (which was furnished as Annex A to Exhibit 99.1 to the Company’s Report on Form 6-K dated June 20, 2014)

10.2	Shareholders Agreement, dated as of July 11, 2011, among the Company and various Oaktree parties (which was furnished as Exhibit 99.4 to the Company’s Report on Form 6-K dated July 15, 2014)

10.3	Shareholders Agreement, dated as of July 11, 2011, among the Company and various Pappas Shareholder parties (which was furnished as Exhibit 99.3 to the Company’s Report on Form 6-K dated July 15, 2014)

10.4	Amended and Restated Registration Rights Agreement, dated as of July 11, 2011, among the Company, various Oaktree parties, various Pappas Shareholder Parties and certain other significant shareholders (which was furnished as Exhibit 99.5 to the Company’s Report on Form 6-K dated July 15, 2014)

10.5	Vessel Purchase Agreement by and among the Company, Excel Maritime Carriers Ltd and Christine Shipco Holdings Corp., dated August 19, 2014 (which was furnished as Exhibit 99.1 to the Company’s Report on Form 6-K dated September 3, 2014)

10.6	Amendment No. 1 to Amended and Restated Registration Rights Agreement dated August 28, 2014 (which was furnished as Exhibit 99.2 to the Company’s Report on Form 6-K dated September 3, 2014)

10.7	Senior Secured Credit Agreement, dated August 19, 2014, among Unity Holding LLC, as Borrower, the initial lenders named therein, as Initial Lenders, and the other lenders from time to time party thereto, as Lenders, and Wilmington Trust, National Association, as Administrative Agent (which was furnished as Exhibit 99.3 to the Company’s Report on Form 6-K dated September 3, 2014)

23.1	Consent of Seward & Kissel LLP (included in Exhibit 5.1)**

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison, LLP**

23.3	Consent of Independent Registered Public Accounting Firm Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Exhibit Number	Description

23.4	Consent of Independent Registered Public Accounting Firm Ernst & Young (Hellas) Certified Auditors Accountants S.A.

23.5	Consent of Independent Registered Public Accounting Firm Deloitte Hadjipavlou, Sofianos & Cambanis S.A.

24	Power of Attorney (contained in signature page)**

25.1	T-1 Statement of Eligibility (senior indenture)*

25.2	T-1 Statement of Eligibility (subordinated indenture)*

*	To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this Registration Statement.
**	Previously filed.